Exhibit 2.1

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PURCHASE AND SALE AGREEMENT

WCBU Assets and FCCL Partnership Interest

AMONG

CONOCOPHILLIPS COMPANY

AND

CONOCOPHILLIPS CANADA RESOURCES CORP.

CONOCOPHILLIPS CANADA ENERGY PARTNERSHIP

CONOCOPHILLIPS WESTERN CANADA PARTNERSHIP

CONOCOPHILLIPS CANADA (BRC) PARTNERSHIP

CONOCOPHILLIPS CANADA E&P ULC

As Vendors

AND

CENOVUS ENERGY INC.

As Purchaser

Dated March 29, 2017

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SCHEDULES:

Schedule 1.1(r)	-	Arbitration Procedure

Schedule 1.1(z)	-	[***] ROFR Agreement

Schedule 1.1(uu)	-	Contingent Payment Agreement

Schedule 1.1(zz)	-	Contractor Services Principles

Schedule 1.1(ddd)	-	Data Room Information

Schedule 1.1(yyyy)	-	General Conveyance

Schedule 1.1(sssss)	-	Investor Agreement

Schedule 1.1(vvvvv)	-	Legal Opinion

Schedule 1.1(iiiiii)	-	Non-Compete Agreement

Schedule 1.1(tttttt)	-	Partnership Unit Transfer and Partnership Agreement Novation Agreement

Schedule 1.1(ooooooo)	-	Registration Rights Agreement

Schedule 1.1(llllllll)	-	Technical Services Agreement Principles

Schedule 1.1(vvvvvvvv)	-	Transition Services Agreement Principles

Schedule 1.1(ooooooooo)	-	WCBU Major Facilities and Pipelines

Schedule 1.1(yyyyyyyyy)	-	Whitemap Area

Schedule 1.1(zzzzzzzzz)	-	Wire Transfer Instructions

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TABLE OF CONTENTS

Page

Schedule 3.4(d)	-	GST/PST Numbers of Parties

Schedule 5.4(a)	-	Vendors’ Officer’s Certificate

Schedule 5.4(q)	-	Form of FCCL Management Committee Resignation and Mutual Release

Schedule 5.5(d)	-	Purchaser’s Officer’s Certificate

Schedule 12.9	-	Assumed Claims

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PURCHASE AND SALE AGREEMENT

THIS AGREEMENT dated the 29th day of March, 2017

AMONG:

CONOCOPHILLIPS COMPANY, a corporation incorporated under the laws of the State of Delaware (“COPCO”)

- and -

CONOCOPHILLIPS CANADA RESOURCES CORP., a corporation having an office and carrying on business in the City of Calgary in the Province of Alberta (“CPCRC”)

- and -

CONOCOPHILLIPS CANADA ENERGY PARTNERSHIP, a general partnership having an office and carrying on business in the City of Calgary in the Province of Alberta (“Energy”)

- and -

CONOCOPHILLIPS WESTERN CANADA PARTNERSHIP, a general partnership having an office and carrying on business in the City of Calgary in the Province of Alberta (“Western”)

- and -

CONOCOPHILLIPS CANADA (BRC) PARTNERSHIP, a general partnership having an office and carrying on business in the City of Calgary in the Province of Alberta (“BRCP”)

- and –

CONOCOPHILLIPS CANADA E&P ULC, a corporation having an office and carrying on business in the City of Calgary in the Province of Alberta (“E&P)

(CPCRC, Energy, Western, BRCP and E&P are hereinafter referred to collectively as the “Vendors” and individually as a “Vendor”)

- and -

CENOVUS ENERGY INC., a corporation having an office and carrying on business in the City of Calgary in the Province of Alberta (the “Purchaser”)

WHEREAS the Vendors wish to sell the Partnership Interest and WCBU Assets to the Purchaser and the Purchaser wishes to purchase the Partnership Interest and WCBU Assets from the Vendors, all upon and subject to the terms and conditions set forth in this Agreement;

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NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, mutual covenants, agreements and warranties in this Agreement, the Parties covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals hereto, this Clause 1.1 and the Schedules attached hereto, unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“1934 Act” means the United States Securities Exchange Act of 1934.

(b)	“Abandonment and Reclamation Obligations” means all past, present and future obligations and liabilities to:

(i)	abandon or re-abandon wells that are or were located within the Whitemap Area and close, decommission, dismantle and remove all structures, foundations, buildings, pipelines, equipment, tanks and other facilities or tangibles that are or were located within the Whitemap Area, used or held for use or previously used or held for use in respect of Petroleum Substances produced from lands within the Whitemap Area, including all such wells, structures, foundations, buildings, pipelines, equipment, tanks and other facilities or tangibles described in any Schedule to this Agreement; and

(ii)	restore, remediate and reclaim any surface and subsurface locations of the lands on which wells, structures, foundations, buildings, pipelines, equipment, tanks and other facilities or tangibles described in Clause 1.1(b)(i) are or were located and all lands used to gain access to any of them, including such obligations relating to wells, pipelines and other facilities or tangibles which were abandoned or decommissioned prior to the Effective Time that are or were located within the Whitemap Area;

in each case, in accordance with good oil and gas industry practices in the province in which such lands, wells, and tangible equipment are located, and in compliance with Applicable Laws and governing WCBU Title and Operating Documents, excluding all obligations and liabilities that are Excluded Liabilities or are related to the Excluded Assets.

(c)	“AC2 Form” means the Petroleum Registry of Alberta Query Capital and Operating Costs – AC2(V4) form to be completed for Closing regarding gas cost allowances calculations.

(d)	“Accounting Referee” has the meaning provided in Clause 15.2(b).

(e)	“Address for Notice” has the meaning provided in Clause 17.1.

(f)	“AER” means the Alberta Energy Regulator.

(g)	“AFE” means an authority for expenditure, mail ballot, cash call or any other similar approval issued pursuant to the WCBU Title and Operating Documents with respect to the WCBU Assets.

(h)

“Affiliate” means, with respect to any Person, any other Person or group of Persons acting in concert, that directly or indirectly, controls, is controlled by or is under common control with such Person. The term “control” as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through ownership of more than fifty percent (50%) of the voting securities of such Person, by contract or otherwise provided that prior

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to Closing but not thereafter, the FCCL Partnership will not, for the purposes of this Agreement, be an Affiliate of either the Vendors or the Purchaser and after Closing, but not prior thereto, the FCCL Partnership will, for the purposes of this Agreement, be an Affiliate of the Purchaser and not of the Vendors.

(i)	“Affiliate Contract” means any agreement between or among any one or more of the Vendors, on one hand, and any Affiliate or Affiliates of any one or more of the Vendors, on the other hand but shall exclude this Agreement.

(j)	“Affiliate Nominee” has the meaning provided in Clause 3.3(b).

(k)	“Aggregate DC Account Balance” has the meaning provided in Clause 16.2(b).

(l)	“Agreement” means this Purchase and Sale Agreement including the recitals hereto, this Clause 1.1 and all Schedules attached hereto.

(m)	“Alberta Securities Laws” means the Securities Act (Alberta) and the regulations and rules thereunder and the blanket rulings and orders issued by the Alberta Securities Commission.

(n)	“Allocated ROFR Value” has the meaning provided in Clause 9.1(a).

(o)	“Applicable Canadian Securities Laws” means, collectively or individually, as the context may require, the securities legislation of each of the provinces and territories of Canada, and the respective rules, regulations, policies, orders, rulings and notices published and/or promulgated thereunder by the applicable securities regulatory authorities in each of the provinces and territories of Canada, as the same may be amended from time to time.

(p)	“Applicable Laws” means, in relation to any Person, asset, transaction, operation, event or circumstance:

(i)	all laws and statutes (including regulations, rules, by-laws, ordinances and other statutory instruments enacted thereunder);

(ii)	all judgments, decrees, rulings and orders of courts, tribunals, commissions and other similar bodies of competent jurisdiction;

(iii)	all orders, rules, directives, policies and guidelines having the force of law issued by Governmental Authorities; and

(iv)	the terms and conditions of all WCBU Licences;

which are in effect as of the relevant time and are applicable to such Person, asset, transaction, event, operation or circumstance.

(q)	“Applicable US Securities Laws” means, collectively or individually, as the context may require, the applicable federal and state securities laws and regulations of the United States, including the United States Securities Act of 1933, the 1934 Act, and the respective rules and regulations of the United States Securities and Exchange Commission.

(r)	“Arbitration Procedure” means the arbitration procedure attached hereto as Schedule 1.1(r).

(s)	“Asset Reserves Report” means the report prepared by GLJ, an independent qualified reserves evaluator, dated March 15, 2017, effective December 31, 2016, evaluating the oil, natural gas liquids and natural gas reserves attributable to the WCBU Assets, as contained in the folder entitled “GLJ Asset Reserves Report” indexed as item 1.3.23 in the Data Room Information.

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(t)	“Assumed Claims” means the Claims set forth and described in Schedule 12.9.

(u)	“Base Cash Price” has the meaning provided in Clause 3.1(a).

(v)	“Base Purchase Price” has the meaning provided in Clause 3.1(b).

(w)	“Base Shelf Prospectus” means the short form base shelf prospectus of the Purchaser dated February 24, 2016, including the documents incorporated or deemed incorporated by reference therein and any prospectus supplements and amendments thereto.

(x)	“B.C. Facility” or “B.C. Facilities” has the meaning provided in Clause 11.4(f).

(y)	“Bitumen” means a naturally occurring viscous mixture, composed mainly of hydrocarbons heavier than pentane, that may contain sulphur compounds and that, in its naturally occurring viscous state, will not flow to a well.

(z)	“[***] ROFR Agreement” means the agreement substantially in the form attached as Schedule 1.1(z).

(aa)	“Board” means the board of directors of the Purchaser.

(bb)	“Brokered Seismic Data” means, other than Partnered Seismic Data and Proprietary Seismic Data, Geophysical Data pertaining to lands within the Whitemap Area, cropped at the boundary of the Whitemap Area where such Geophysical Data extends beyond the boundary of the Whitemap Area, in each case, in which a Vendor or the Vendors or their respective Affiliates have the rights, including such Geophysical Data which is owned by a Third Party and licenced (either on exclusive or non-exclusive basis) to any of the Vendors or their Affiliates, and is subject to restrictions on its deliverability or disclosure by the Vendors or their Affiliates in accordance with the terms of the licence agreement(s) applicable to such Geophysical Data.

(cc)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in Calgary, Alberta.

(dd)	“Canada Transportation Act” means the Canada Transportation Act, R.S.C. 1996, c. 10.

(ee)	“Canpar” means Canpar Holdings Ltd. and its successors and assigns.

(ff)	“CBCA” means the Canada Business Corporations Act and the regulations thereunder, as amended, restated or modified from time to time.

(gg)	“Claim” means any claim, action, demand, lawsuit, proceeding, notice of non-compliance or violation, order or direction, arbitration or governmental investigation, in each case, whether asserted, threatened, pending or existing.

(hh)	“Claimed Amount” has the meaning given in Clause 8.6(c).

(ii)	“Closing” means the transfer of possession, beneficial ownership and risks of the Partnership Interest and WCBU Assets from the Vendors to the Purchaser as provided in Clause 2.2, the exchange of the General Conveyance, the payment of the Closing Payment, and delivery of the Share Consideration by the Purchaser to the Vendors, and all other items and consideration required to be delivered on the Closing Date pursuant hereto.

(jj)	“Closing Date” means the Business Day which is the later of:

(i)	the date that is forty-five (45) days after the date the execution of this Agreement is publicly announced by the Parties; and

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(ii)	the date that is five (5) Business Days after the date the last of the Required Approvals have been obtained;

or such other Business Day as the Parties may agree in writing.

(kk)	“Closing Payment” has the meaning provided in Clause 3.3.

(ll)	“Closing Time” means 9:00 am on the Closing Date unless otherwise agreed to by the Parties.

(mm)	“Commissioner” means the Commissioner of Competition appointed under the Competition Act or any Person authorized to exercise the powers and perform the duties of the Commissioner of Competition.

(nn)	“Commitment Parties” means each of Royal Bank of Canada and JPMorgan Chase Bank N.A.

(oo)	“Competition Act” means the Competition Act, R.S.C. 1985, c. C-34.

(pp)	“Competition Act Approval” means one of the following has occurred:

(i)	the Commissioner has issued an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the Transaction; or

(ii)	the Commissioner has issued to the Purchaser a “no action letter” indicating that he does not intend at that time to apply for an order under section 92 of the Competition Act in respect of the Transaction and either: (A) the relevant waiting period under section 123 of the Competition Act in respect of the Transaction shall have expired or been terminated, or (B) the obligation to file a notification under Part IX of the Competition Act has been waived by the Commissioner pursuant to section 113(c ) of the Competition Act.

(qq)	“Confidential Information” has the meaning provided in Clause 18.1(a).

(rr)	“Confidentiality Agreement” means the confidentiality agreement made as of February 1, 2017 between ConocoPhillips Company and the Purchaser.

(ss)	“Consequential Losses” means any consequential, incidental, punitive, special, exemplary or indirect damages or costs, special and punitive damages, deferred or lost profits or revenues, loss of business opportunity, losses based on loss of use or other business interruption losses and damages.

(tt)	“Contingent Payment” means the amount, if any, to be paid on a quarterly basis by the Purchaser to CPCRC, calculated and payable in accordance with the Contingent Payment Agreement.

(uu)	“Contingent Payment Agreement” means the agreement in substantially the form attached as Schedule 1.1(uu).

(vv)	“Continuous Disclosure Document” means any document furnished or filed by the Purchaser or any of its Affiliates in compliance or intended compliance with Applicable Canadian Securities Laws and/or Applicable US Securities Laws which, pursuant to such Applicable Laws, is required to include, or incorporate by reference, any of the information contained in, or derived from, any of the WCBU Operating Statements, Asset Reserves Report, WCBU Assets Description or Interim Period WCBU Operating Statements, if applicable.

(ww)	“Contract Offers” has the meaning provided in Clause 16.1(d).

(xx)

“Contractor Information Letter” means the spreadsheet as at the date of execution of this Agreement, contained in the folder entitled “Contractor Info Letter 0317” indexed at item 1.8.19 in the Data Room

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Information, as the same may be revised in accordance with Clause 16.1(a), setting forth information regarding Contractor’s names, job titles and other relevant and material contract terms and conditions currently provided by the Vendors to each Contractor.

(yy)	“Contractors” means the contractors identified by Vendors in the Contractor Information Letter who are available for hire by the Purchaser who provide consulting or contract services to a Vendor and whose contracting duties relate to the physical or administrative operation of the WCBU Assets.

(zz)	“Contractor Services Principles” means the principles set forth in Schedule 1.1(zz).

(aaa)	“Conveyance Documents” means all conveyances, assignments, transfers (including transfers of land and electronic transfers), novations, notices of assignment, trust agreements and declarations, subleases, directions to pay and other documents and instruments including AC2 Forms and RMF2’s that are reasonably required in accordance with normal oil and gas industry practice, to convey, assign and transfer title to the Partnership Interest, and the WCBU Assets held in the name of the Vendors or their Affiliates or any predecessors in interest, to the Purchaser and to novate the Purchaser into the contracts, licences, permits, approvals and authorizations comprised in the WCBU Miscellaneous Interests in the place and stead of the Vendors or their respective Affiliates insofar as such contracts, licences, permits, approvals and authorizations pertain to the Partnership Interest and the WCBU Assets.

(bbb)	“COP” means ConocoPhillips.

(ccc)	“CTA Approval” means: (i) the Minister of Transport has been notified of the Transaction pursuant to section 53.1 of the Canada Transportation Act and has given notice to the Purchaser that he is of the opinion that the Transaction does not raise issues with respect to the public interest as it relates to national transportation; or (ii) if the Minister of Transport is of the opinion that the Transaction raises issues with respect to the public interest as it relates to national transportation, the Governor-in-Council has approved the Transaction.

(ddd)	“Data Room Information” means collectively,

(i)	all data, information, records, and other materials relating to the WCBU Assets, and the Partnership Interest made available on one or more external hard drives delivered by Vendors to Purchaser or its Representatives on or prior to the date of this Agreement and any and all additional physical data and files made available by Vendors to Purchaser and its Representatives for review prior to the date hereof for which access was documented by “Access to Files Letters” acknowledged by Purchaser and posted to the website administered by Merrill Datasite referred to in paragraph (ii) listing the files reviewed by Purchaser;

(ii)	all data, information, records and other materials, including email correspondence between Purchaser or its Representatives and Vendors or their Representatives, and between Purchaser or its Representatives and Merrill Corporation and all answers and attachments provided in the “Q&A Forum”, uploaded to a website administered by Merrill Datasite not later than 12:00 AM CST on March 27, 2017 and saved onto an external hard drive or USB data stick marked “Copy of VDR for Sale of Project Cobra 2017” and delivered by Vendors to Purchaser as soon as reasonably practicable thereafter, and for which an index of the items specified in paragraph (i) and this paragraph (ii) is attached hereto as Schedule 1.1(ddd), provided that any minor clarifications to clean up the Identified ROFRs, Material Contracts, and WCBU Land Schedule may be uploaded to such site not later than the Business Day preceding the date hereof.

(eee)	“Debt Bridge Commitment Letter” means the executed debt bridge commitment letter dated March 29, 2017 from the Commitment Parties in favor of the Purchaser.

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(fff)	“Debt Bridge Financing” means the financing contemplated by the Debt Commitment Letters, pursuant to which, and in accordance with the terms and subject to the conditions thereof, the Commitment Parties have committed to lend the amounts set forth therein to the Purchaser for the purpose of funding the transactions contemplated by this Agreement; provided that from and after the Equity Financing Closing Date, if the Equity Bridge Commitment Letter has been terminated in accordance with its terms, “Debt Bridge Financing” shall not include the financing contemplated by the Equity Bridge Commitment Letter for all purposes hereof.

(ggg)	“Debt Commitment Letters” means, collectively, (i) the executed asset sale bridge commitment letter dated March 29, 2017 from the Commitment Parties in favor of the Purchaser, (ii) the Equity Bridge Commitment Letter and (iii) the Debt Bridge Commitment Letter.

(hhh)	“Default Rate” means the rate of interest, expressed as a per annum rate, equal to the Prime Rate plus two percent (2%).

(iii)	“Deficient Pipeline” means any Operated Pipeline for which a Pipeline Engineering Assessment discloses it is not fit for its current purpose or service.

(jjj)	“Deficient Pipeline Engineering Assessment” has the meaning provided in Clause 11.3(c).

(kkk)	“Defined Benefit Plan” means any Pension Plan that contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act.

(lll)	“Deposit” has the meaning provided in Clause 3.2(a).

(mmm)	“Effective Time” means 12:01 a.m., on January 1, 2017.

(nnn)	“Employee Information Letter” means the three (3) spreadsheets as at the date of execution of this Agreement entitled “Employee Info Letter Functions 0324 Data”, “Employee Info Letter WCBU LandExplorationDevelopment 0324” and “Employee Info Letter WCBU Prod Ops 0324 Data” contained in the “HR” folder indexed at items 1.8.24, 1.8.25, and 1.8.26 in the Data Room Information, as the same may be revised in accordance with Clause 16.1(a), setting forth information regarding Employees’ job titles, salaries, bonuses, role to which the Employee reports, the Severance Costs determined in accordance with the Vendor’s Standard Calculation Worksheet, and all other relevant and material information relating to the terms and conditions of employment of the Employees, including details of participation in Employee Plans currently provided by the Vendors to the Employees.

(ooo)	“Employee Offers” has the meaning provided in Clause 16.1(c).

(ppp)

“Employee Plans” means all compensation, bonus, deferred compensation, incentive compensation, share purchase, share appreciation, share option, phantom option, and any other equity-based compensation (whether payable in cash, securities, or otherwise) severance or termination pay, holiday pay, vacation pay, hospitalization or other medical, health and welfare benefits, life or other insurance, dental, eye care, sick pay, disability, salary continuation, supplemental unemployment benefits, profit-sharing, mortgage assistance, employee loan, employee discount, employee assistance, counselling, accidental death and dismemberment pension, retirement or early or supplemental retirement benefit plans, arrangements or agreements, including defined benefit or defined contribution pension plans and group registered retirement savings plans, and all other employee compensation or benefit plans, arrangements or agreements, whether oral or written, formal or informal, funded or unfunded, including all policies with respect to holidays, sick leave, short-term, long-term disability, vacations, flex days, expense reimbursements and automobile allowances and rights to company-provided automobiles, that are administered, sponsored or maintained or contributed to or required to be contributed to, by any Vendor for the benefit of any of the Employees or former employees or their dependants or beneficiaries, insured or self-insured, registered or unregistered,

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and whether or not subject to any Applicable Law, except that the term “Employee Plan” does not include any statutory plan with which any Vendor is required to comply, including the Canada Pension Plan, Quebec Pension Plan or any plan administered under applicable provincial health tax, workers’ compensation, workers’ safety and insurance and employment insurance legislation.

(qqq)	“Employees” means the employees identified by Vendors in the Employee Information Letter and [***].

(rrr)	“Encumbrance” means all liens, charges, security interests, royalties, pledges, options, net profit interests, rights of pre-emption, mortgages, adverse claims and other encumbrances on ownership rights of any kind or character or agreements to create the same.

(sss)	“Environment” means the components of the earth and includes ambient air, land, surface and sub-surface strata, groundwater, lake, river or other surface water, all layers of the atmosphere, all organic and inorganic matter and living organisms, and the interacting natural systems that include such components.

(ttt)	“Environmental Defect” means any WCBU Environmental Liabilities in respect of any of the WCBU Assets, provided that:

(i)	WCBU Environmental Liabilities disclosed in the Data Room Information, this Agreement, or in a Schedule;

(ii)	Abandonment and Reclamation Obligations in respect of the WCBU Assets other than Abandonment and Reclamation Obligations that are required by applicable laws as of the date hereof or the terms of a WCBU Title and Operating Document, to be undertaken or satisfied prior to the end of the useful life of the relevant WCBU Asset but which have not been undertaken as of the date hereof; and

(iii)	any single WCBU Environmental Liability in respect of the WCBU Assets with a value of less than [***] US Dollars (USD $[***]);

shall not be an Environmental Defect for the purposes of Clause 8.5.

(uuu)	“Environmental Defect Value” has the meaning provided in Clause 8.5(a).

(vvv)	“Environmental Law” means all Applicable Laws respecting the protection of, or the control, remediation or reclamation of or the contamination or pollution of the Environment.

(www)	“Environmental Matters” means any activity, event or circumstance in respect of or relating to the past, present or future assets, activities or operations regarding:

(i)	the presence, storage, use, holding, collection, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling, transportation or Release of Hazardous Substances including any corrosion to or deterioration of any structures or other property;

(ii)	the sampling, monitoring or assessing the Environment or any potential impacts thereon from any past, present or future activities or operation or the failure to restore, cleanup or reclaim the Environment or to monitor the restoration, cleanup or reclamation of the Environment;

(iii)	damage, pollution, contamination, protection, reclamation, remediation or restoration or other adverse situations pertaining to the Environment, howsoever and by whomsoever caused and regardless of whether such damage, pollution, contamination, protection, reclamation, remediation, restoration or other adverse situations occur or arise in whole or in part prior to, at, or subsequent to the date of this Agreement; and

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(iv)	the protection, reclamation, remediation or restoration of the Environment;

in each case, relating to or arising in connection with the past, present or future ownership or operation of surface or subsurface mineral rights, activities or omissions conducted or omitted to be conducted in respect of or in connection therewith including obligations to compensate Third Parties for Losses and Liabilities, including those Losses and Liabilities that arise from operations that affect lands other than the surface or subsurface mineral rights on which such operations were conducted.

(xxx)	“Equity Bridge Commitment Letter” means the executed equity bridge commitment letter dated March 29, 2017 from the Commitment Parties in favour of the Purchaser.

(yyy)	“Equity Financing” means the proposed public offering by the Purchaser of common shares expected to be announced on the date hereof.

(zzz)	“Equity Financing Closing Date” means the date upon which the net proceeds from the Equity Financing have been paid by the Underwriters to the Purchaser in accordance with the terms of the underwriting agreement to be entered into between the Purchaser and the Underwriters relating to the Equity Financing or, if the Equity Financing is not completed for any reason, the closing date of any subsequent offering of equity securities carried out by the Purchaser as an alternative to the Equity Financing.

(aaaa)	“ESTMA” means the Extractive Sector Transparency Measures Act (Canada) R.S.C. 2014, c. 39, s.376, as amended and any regulations made thereunder.

(bbbb)	“Excise Tax Act” means the Excise Tax Act, R.S.C. 1985, c. E-13.

(cccc)	“Excluded Assets” means:

(i)	the entire right, title, estate and interest of the Vendors of whatsoever nature or kind, whether absolute or contingent, legal or beneficial, in and to:

(A)	all rights to drill for, extract, remove and produce, save and market or share in the production or proceeds of sale of production of Petroleum Substances from lands owned, leased, pooled or unitized by the Vendors outside of the Whitemap Area;

(B)	all Tangible Property that is currently or was previously used, useful or intended for use in producing Petroleum Substances from lands owned, leased, pooled or unitized by the Vendors outside of the Whitemap Area, or that is currently or was previously used, useful or intended for use in processing, transportation, measurement, making marketable, or injection or disposal of Petroleum Substances from lands owned, leased, pooled, or unitized by the Vendors outside of the Whitemap Area;

(C)

all property, assets and rights of the Vendors other than described in this paragraph (i) to the extent relating to rights outside the Whitemap Area and to which the Vendors are entitled at the Effective Time, including all contracts, agreements, books, records, files, maps and documents to the extent that they relate to such rights, including all leases, reservations, permits, licences or other documents of title by virtue of which the Vendors are entitled to drill for, win, own or remove Petroleum Substances from lands owned, leased, pooled or unitized by the Vendors outside the Whitemap Area, including all renewals and extensions thereof and documents issued in substitution therefor, all rights to enter upon, use, occupy and enjoy the surface of lands owned, leased, pooled or unitized by the Vendors outside of the Whitemap Area, and any lands upon which wells or tangible depreciable property owned outside of the Whitemap Area are located and any lands used to gain access thereto, all field offices, camps and camp sites, sump and

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sump systems, garbage pits, and dumps, flare pits, and all roads and any bridges between any of them or between them and the lands or wells, owned, leased, pooled or unitized by the Vendors outside the Whitemap Area;

(D)	all proprietary Geophysical Data owned or licenced to any of the Vendors or jointly to the Vendors and their respective partners in respect of lands outside the Whitemap Area, and all interpretations, geological and geophysical data, evaluations, forecasts, analyses, calculations, and similar items relating to lands or interests outside the Whitemap Area;

(E)	all technology, know-how, procedures, combinations of steps and processes and apparatus designs and templates, data, reports, studies, specifications, and drawings in respect of research, geological, reservoir, injection, production, monitoring, product, product treating, equipment maintenance, computer software, computer networks controlled computer programs and related software or other technology systems, including the source codes thereof, documents and inventions, in each case, owned by, licenced to, or held by, the Vendors to the extent related to any area outside of the Whitemap Area;

(F)	all production, engineering and other information, licences, permits, approvals and authorizations granted or issued by any Governmental Authorities and relating to the construction, installation, ownership, use or operation of any of the tangible assets provided in this definition;

(G)	physical assets and property of whatsoever nature or kind located outside the Whitemap Area that are not expressly scheduled on the WCBU Major Facilities and Pipelines; and

(H)	all producing, shut-in, water source, observation, disposal, injection, abandoned, reclaimed, reclamation exempt, suspended, capped or other wells located outside the Whitemap Area or, if within the Whitemap Area, is exclusively used for operations outside the Whitemap Area, and other than to the extent included in the WCBU Major Facilities and Pipelines;

(ii)	Excluded Fee Simple Lands;

(iii)	Excluded Midstream Arrangements;

(iv)	Excluded Tangibles;

(v)	any and all Exercised Assets;

(vi)	Petroleum Substances at or beyond the first point of measurement at the Effective Time, including Petroleum Substances in the course of production or transportation or in tanks or storage;

(vii)	advances and deposits paid to operators, Governmental Authorities or other Persons at any time to secure obligations or as prepayment of costs or expenses in respect of the assets and properties described in paragraphs (i) to (v) above and advances and deposits that may not be legally transferred;

(viii)	rights to make Claims against Persons in respect of acts, omissions or events that relate to or are in respect of the assets and properties described in paragraphs (i) to (vii) above or in respect of Excluded Liabilities;

(ix)	all interpretations, evaluations, valuations, forecasts, analyses, business analyses, and similar items relating to the WCBU Assets, the FCCL Partnership Assets, the Whitemap Area, the Exercised

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Assets, or other assets, properties and rights described in paragraphs (i) to (viii) above to the extent prepared for the purposes of the Transaction or in respect of lands outside the Whitemap Area, including any valuations or reserve forecasts with respect to any of them prepared or acquired by the Vendors or their Affiliates or a Third Party for purposes of the Transaction;

(x)	legal and title opinions prepared by, for, or on behalf of, any Vendor in respect of the assets and properties described in paragraphs (i) to (viii) above, except to the extent included in the land files delivered as part of the WCBU Title and Operating Documents and legal opinions pertaining to the Assumed Claims or freedom to operate the WCBU Assets;

(xi)	documents prepared by or on behalf of any Vendor in contemplation of litigation and any other documents within the possession of any Vendor which is subject to solicitor-client privilege under the laws of the Province of Alberta or any other jurisdiction, other than in respect of the Assumed Claims;

(xii)	policies, manuals and other proprietary, confidential business and technical information, interpretations, evaluations, forecasts, analysis, calculations and similar items to the extent not related to the WCBU Assets and used elsewhere;

(xiii)	Tax and financial records of the Vendors, including Tax returns, related working papers, books, records and correspondence or other documentation, whether in electronic or other form, relevant to compliance with Applicable Laws in respect of Taxes, assessments or re-assessments of Taxes payable by any of the Vendors, in each case whether related to the lands outside the Whitemap Area, the Partnership Interest or the WCBU Assets, other than tax records that pertain specifically to property taxes, emissions or asset level based taxes payable in respect of any of the WCBU Assets;

(xiv)	all balances owing from or due to the Vendors’ Affiliates; and

(xv)	contracts, agreements, books, records, files, maps, documents, and information; (A) to the extent not related to the WCBU Assets or FCCL Partnership Assets; or (B) subject to restrictions on their deliverability or confidentiality restrictions, in each case owed to a Third Party, until such time as a waiver or consent is provided in respect of such restriction as provided herein (which, for certainty the Vendors shall use commercially reasonable efforts to seek Third Party approval to the delivery or disclosure to Purchaser to the extent that they comprise WCBU Miscellaneous Interests);

but in no event shall the “Excluded Assets” include the Partnership Interest, any FCCL Partnership Assets, or the Proprietary Seismic Data.

(dddd)	“Excluded Fee Simple Lands” means those lands held by the Vendors in fee simple which relate exclusively to the Vendors’ previous downstream activities.

(eeee)	“Excluded Liabilities” means all liabilities and obligations in respect of the Excluded Assets.

(ffff)	“Excluded Midstream Arrangements” means contracts for the processing, compression, treatment, gathering, storage, handling, transportation or sale of Petroleum Substances from lands outside the Whitemap Area, and all commercial commodity trading, customer and optimization activities including commodity trades, options, swaps, floors, caps, collars, forward sales, forward purchases or similar hedges or leveraging transactions undertaken by Vendors within and outside the Whitemap Area by their commercial trading group.

(gggg)	“Excluded Tangibles” means:

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(i)	Tangible Property located on lands outside the Whitemap Area, Tangible Property located on lands within the Whitemap Area that is used or intended for use in connection with Vendors’ interests outside the Whitemap Area, and Tangible Property that was removed from within the Whitemap Area by the Vendors prior to Closing on notice to the Purchasers in respect of inventory not charged to a joint account for WCBU Lands, but not otherwise moved in anticipation of the Transaction, other than:

(A)	the WCBU Major Facilities and Pipelines and related Tangible Property; and

(B)	Tangible Property currently used in connection with the extraction, processing, compression, treatment, gathering, storage, handling, transportation or sale of Petroleum Substances produced from the WCBU Lands; and

(ii)	past and current retail gas stations, refineries, and asphalt plants;

(iii)	other than WCBU Major Facilities and Pipelines, those crude oil, natural gas and natural gas liquids pipelines, straddle plants and storage facilities and other related Tangible Property located downstream of either: (A) where natural gas first enters a meter station or pipeline facilities of a sole shipper, common carrier or other carrier; or (B) a battery or other location at which marketable crude oil is first obtained.

(hhhh)	“Exercised Assets” has the meaning provided in Clause 9.1(c).

(iiii)	“FCCL Guarantees” means: (a) the Guarantee Agreement dated as of January 2, 2007 given by COPCO originally in favour of Encana Oil and & Gas Partnership and Encana FCCL Oil Sands Ltd. and subsequently superseded and replaced by the Guarantee Agreement dated as of November 30, 2009 given by COPCO in favour of Cenovus FCCL Ltd.; and (b) the Guarantee Agreement dated as of January 2, 2007 originally given by Encana Corporation in favour of CPCRC and subsequently superseded and replaced by the Guarantee Agreement dated as of November 30, 2009 given by Purchaser in favour of CPCRC.

(jjjj)	“FCCL Management Committee and Subcommittees” means the management committee and subcommittees established under the FCCL Partnership Agreement.

(kkkk)	“FCCL Partnership” means the FCCL Partnership, a general partnership organized and existing under the laws of Alberta.

(llll)	“FCCL Partnership Agreement” means the Further Amended and Restated FCCL Partnership Agreement dated October 27, 2011 among CPCRC and Cenovus FCCL Ltd.

(mmmm)	“FCCL Partnership Assets” means the rights owned by FCCL Partnership, including the entire right, title, estate and interest of FCCL Partnership (whether absolute or contingent, legal or beneficial) in and to:

(i)	the rights to drill for, extract, remove and produce, save and market Petroleum Substances from lands owned, leased, pooled or unitized by FCCL Partnership; rights to a share of the production of Petroleum Substances from lands owned, leased, pooled or unitized by FCCL Partnership; rights to a share of the proceeds of, or to receive payment calculated by reference to, the quantity or value of the production of Petroleum Substances from lands owned, leased, pooled or unitized by FCCL Partnership (the “FCCL Partnership Lands”);

(ii)	all Tangible Property of the FCCL Partnership (the “FCCL Partnership Tangibles”);

(iii)

all property, assets, and rights of the FCCL Partnership other than the rights described in the immediately preceding paragraphs (i) and (ii), to the extent relating to such rights and to which the FCCL Partnership is entitled at the Effective Time, including all contracts, agreements, books,

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records, files, maps and documents to the extent that they relate to the rights provided in the preceding paragraphs (i) and (ii) or any rights in relation thereto; all leases, reservations, permits, licences or other documents of title by virtue of which FCCL Partnership is entitled to drill for, win, own or remove Petroleum Substances from lands owned, leased, pooled or unitized by FCCL Partnership, including all renewals and extensions thereof and documents issued in substitution therefor; all rights to enter upon, use, occupy and enjoy the surface of lands owned, leased, pooled or unitized by FCCL Partnership and any lands upon which wells or tangible depreciable property owned by FCCL Partnership are located and any lands used to gain access thereto, in each case, for purposes related to the use or ownership of the rights provided in the preceding paragraphs (i) and (ii); all camps and camp sites, sump and sump systems, garbage pits, and dumps, storage yards, warehouses and sites, flare pits, and all roads and any bridges between any of them or between them and the lands or wells owned, leased, pooled or unitized by FCCL Partnership;

(iv)	all proprietary seismic data owned by or licenced to FCCL Partnership, its managing partner, the Purchaser or an Affiliate thereof;

(v)	all technology, know-how, procedures, combinations of steps and processes and apparatus designs and templates, data, reports, studies, specifications, drawings in respect of research, geological, reservoir, injection, production, monitoring, product, product treating, equipment maintenance, controlled computer programs, and related software including the source codes thereof, documents, evaluations, analyses, interpretations and calculations, or inventions, in each case owned by or licenced to FCCL Partnership, its managing partner, the Purchaser or an Affiliate thereof for and on behalf of FCCL Partnership; and

(vi)	all production, engineering and other information relating to the rights provided in the preceding paragraphs (i) and (ii) which FCCL Partnership has in its custody or to which it has access, including raw and processed data, archival samples and well logs and interpretations of any such information;

(vii)	all licences, permits, approvals, and authorizations granted or issued by any Governmental Authorities and relating to the construction, installation, ownership, use or operation of any assets provided in the preceding paragraphs (i) and (ii); and

(viii)	all abandoned, reclaimed, reclamation exempt, suspended, capped or other wells located on the FCCL Partnership Lands or otherwise currently or previously used, useful, intended for use in connection with the FCCL Partnership Lands, or owned by or licenced to FCCL Partnership, its managing partner, the Purchaser or an Affiliate thereof, on behalf of the FCCL Partnership, including the wellbores and down-hole casings (the “FCCL Partnership Wells”).

(nnnn)	“FCCL Partnership Environmental Liabilities” means all past, present and future Losses and Liabilities, Claims and other duties and obligations of whatsoever nature or kind, whether arising under contract, Applicable Law or otherwise, in respect of, arising from, relating to or associated with:

(i)	all past, present and future obligations and liabilities to:

(A)	abandon or re-abandon wells that are or were located within the FCCL Partnership Lands and close, decommission, dismantle and remove all structures, foundations, buildings, pipelines, equipment, tanks and other facilities or tangibles that are or were located within the FCCL Partnership Lands or used or held for use or previously used or held for use in respect of Petroleum Substances produced from lands within the FCCL Partnership Lands, and

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(B)	restore, remediate and reclaim any surface and subsurface locations of the lands on which wells, structures, foundations, buildings, pipelines, equipment, tanks and other facilities or tangibles described in Clause 1.1(nnnn)(i)(A) are or were located and all lands used to gain access to any of them, including such obligations relating to wells, pipelines and other facilities or tangibles which were abandoned or decommissioned prior to the Effective Time that are or were located within or upon the FCCL Partnership Lands;

in each case, in accordance with good oil and gas industry practices in the province in which such lands, wells, and tangible equipment are located, and in compliance with Applicable Laws and governing FCCL Partnership Agreement, excluding all obligations and liabilities that are Excluded Liabilities or are related to the Excluded Assets;

(ii)	Environmental Matters in respect of the FCCL Partnership Assets;

(iii)	Liabilities to compensate Third Parties for Losses suffered in respect of any of the foregoing; and

(iv)	compliance with or the consequences of any non-compliance with, or violation or breach of, any Environmental Law applicable to or otherwise involving the FCCL Partnership Assets.

(oooo)	“FCCL Partnership Lands” has the meaning provided in Clause 1.1(mmmm)(i)

(pppp)	“FCCL Partnership Tangibles” has the meaning provided in Clause 1.1(mmmm)(ii).

(qqqq)	“FCCL Partnership Wells” has the meaning provided in Clause 1.1(mmmm)(viii).

(rrrr)	“FCCL Transaction Agreements” has the meaning ascribed to “Transaction Agreements” as set forth in the FCCL Partnership Agreement.

(ssss)	“Fee Simple Lands” means those WCBU Lands where mineral rights are owned in fee simple by one or more of the Vendors or their Affiliates as set forth and described in the WCBU Land Schedule or located with the Whitemap Area and not Excluded Fee Simple Lands.

(tttt)	“Final Statement of Accounting and Adjustment” or “FSOA” has the meaning provided in Clause 4.2(b).

(uuuu)	“Financing” means, collectively, the Debt Bridge Financing and the Equity Financing.

(vvvv)	“Financing Sources Related Parties” means the Underwriters, the Commitment Parties and any lender or prospective lender, underwriter, lead arranger, arranger, book runner, initial purchaser, placement agent, agent or representative of or to the Purchaser, and their respective Affiliates, and their respective officers, directors, employees, agents, successors and assigns.

(wwww)	“Follow-on Financing” means any public or private offering of securities of the Purchaser or any Subsidiary thereof (including any public secondary offering of securities of the Purchaser by any of the Vendors or an Affiliate thereof pursuant to the Registration Rights Agreement) for which any of the WCBU Operating Statements, Asset Reserves Report, WCBU Assets Description, Interim Period WCBU Operating Statements, if applicable, or information contained therein or derived therefrom, is required under Applicable Canadian Securities Laws or Applicable US Securities Laws, or otherwise by the Purchaser to be included or incorporated by reference, in any Offering Document in respect of such financing.

(xxxx)	“GAAP” means generally-accepted accounting principles in Canada in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee.

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(yyyy)	“General Conveyance” means the general conveyance in the form attached hereto as Schedule 1.1(yyyy).

(zzzz)	“Geophysical Data” means any seismograms, digital field tapes, stack tapes, copies of processed record sections, operator’s reports, surveyor’s notes, shot point location maps, studies and any other similar seismic material associated with any of the 2-D seismic lines and/or 3-D seismic surveys, vertical seismic profiles and microseismic data analysis, including any interpretations and derivatives thereof.

(aaaaa)	“GLJ” means GLJ Petroleum Consultants Ltd.

(bbbbb)	“Governmental Authority” means any federal, national, provincial, territorial, municipal or other government, any political subdivision thereof, and any ministry, sub-ministry, agency, sub-agency, court, board, bureau, office, or department, including any government-owned entity, having jurisdiction over a Party, the WCBU Assets, the FCCL Partnership, the FCCL Partnership Assets, Operations or the Transaction.

(ccccc)	“Gross Negligence” means:

(i)	a marked and flagrant departure from the standard of conduct of a reasonable person acting in the circumstances at the time of the alleged misconduct; or

(ii)	such wanton and reckless conduct or omissions as constitutes in effect an utter disregard for harmful, foreseeable and avoidable consequences; or

(iii)	a breach of a material provision of this Agreement that results from a deliberate action or deliberate failure to act intended to violate the terms of this Agreement.

(ddddd)	“GST” means the goods and services and harmonized sales tax imposed under the Excise Tax Act.

(eeeee)	“GST/PST” means the GST and any taxes imposed under any applicable provincial sales tax legislation that imposes a tax on the recipient of goods and/or services.

(fffff)	“Hazardous Substances” means hazardous or toxic substances, hazardous wastes, radioactive substances, asbestos, dangerous goods and Petroleum Substances, including any and all substances, materials and wastes regulated under Environmental Law.

(ggggg)	“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(hhhhh)	“HSR Approval” means that all applicable waiting periods under the HSR Act have expired or been terminated including any extension thereof (including any time periods established to extend any notice period, closing date, or otherwise to link the timing of any aspect of the transaction to review by a Governmental Authority, such as a timing agreement).

(iiiii)	“Identified ROFRs” means the ROFRs set forth and described in the folder entitled “Identified ROFRs” indexed as item 1.10.1 in the Data Room Information.

(jjjjj)	“Income Tax” means taxes payable pursuant to the Income Tax Act and similar legislation of the provinces of Canada.

(kkkkk)	“Income Tax Act” means the Income Tax Act (Canada) R.S.C. 1985, c. 1 (5th Supplement) and the Income Tax Application Rules R.S.C. 1985 c. 2 (5th Supplement).

(lllll)	“Indemnified Party” has the meaning provided in Clause 12.4.

(mmmmm)	“Indemnifying Party” has the meaning provided in Clause 12.4.

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(nnnnn)	“Information Request” has the meaning provided in Clause 14.6(a).

(ooooo)	“Interim Period” means the period commencing on the date of this Agreement and ending on the earlier of Closing or termination of this Agreement in accordance with its terms.

(ppppp)	“Interim Period WCBU Operating Statements” has the meaning provided in Clause 6.10(a)(ii).

(qqqqq)	“Interim Statement of Accounting and Adjustment” or “ISOA” has the meaning provided in Clause 4.2(a).

(rrrrr)	“Investment Canada Act” means the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supplement).

(sssss)	“Investor Agreement” means the agreement in substantially the form attached as Schedule 1.1(sssss).

(ttttt)	“IT Field Equipment” includes all servers, desktops, network components, firewalls, radios, printers, video cameras, phone systems, security systems, video conferencing, hand helds, tablets, and mobile phones used in respect of current production operations at the WCBU Tangibles, and computer software, computer networks and other technology systems used exclusively with SCADA and other field maintenance management systems or measurement facilities included in the WCBU Tangibles;

(uuuuu)	“Leased Tangibles” means the leased tangibles and assets that are currently used in the Operations as disclosed in the Data Room Information, including the [***] and [***] drilling rigs, the Edson field office located at 5918 – 3rd Avenue, Edson, Alberta, and the Grande Prairie field office located at 9811 Hoppe Avenue, Grande Cache, Alberta.

(vvvvv)	“Legal Opinion” means the legal opinion, dated the Closing Date, from the Canadian and United States external legal counsel to the Purchaser containing the opinion set forth in Schedule 1.1(vvvvv).

(wwwww)	“Licenced Technology” means:

(i)	all technology, know-how, procedures, combinations of steps and processes and apparatus designs and templates, data, reports, studies, specifications, and drawings in respect of research, geological, reservoir, injection, production, monitoring, product, product treating, equipment maintenance, computer software, computer networks, controlled computer programs, and related software or other technology systems, including the source codes thereof, documents and inventions, in each case, owned by, licenced to, or held by, the Vendors;

(ii)	all policies, manuals, and other proprietary, confidential business and technical information, interpretations, evaluations, forecasts, analysis, calculations and similar items;

(iii)	all contracts, agreements, books, records, files, maps, documents, and information;

to the extent, in each case, related to the WCBU Assets and used elsewhere, subject to restrictions on their deliverability or confidentiality restrictions, in each case owed to a Third Party, until such time as a waiver or consent is provided in respect of such restriction as provided herein (which for certainty, the Vendors shall use commercially reasonable efforts to seek Third Party approval to such delivery or disclosure to Purchaser to the extent that they relate to the WCBU Assets.)

(xxxxx)	“LLR” means a Licencee Liability Rating established for a licencee by a Governmental Authority.

(yyyyy)	“Losses and Liabilities” means, in respect of a Party and in relation to a matter, any and all:

(i)	losses, costs, damages, expenses and charges (including all penalties, interest, charges, assessments and fines) which such Party suffers, sustains, pays or incurs, directly or indirectly, in

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connection with such matter and includes costs of legal counsel and other professional advisors on a full indemnity basis and reasonable costs of investigating and defending Claims arising from such matter, regardless of whether such Claims are sustained, and includes taxes payable on any settlement payment or damage award in respect of such matter; and

(ii)	liabilities and obligations (whether under common law, in equity, under Applicable Law or otherwise; whether tortious, contractual, vicarious, statutory or otherwise; whether absolute or contingent; and whether based on fault, strict liability or otherwise) which such Party suffers, sustains, pays or incurs, directly or indirectly, as a result of or in connection with such matter;

but excluding Consequential Losses suffered, sustained, paid or incurred by such Party other than any such indirect, incidental, consequential, exemplary, special and punitive losses or damages and loss of profits suffered, sustained, paid or incurred by a Third Party entitled to indemnification from a Party.

(zzzzz)	“Material Adverse Effect” means:

(i)	in respect of a Party, as applicable, any change or effect, event or occurrence in or on the business, operations, assets, capitalization, financial condition, rights or liabilities, whether contractual or otherwise, of such Party which is material and adverse to the business, operations or financial condition of the Party (taken as a whole); and

(ii)	in respect of the FCCL Partnership Assets and the WCBU Assets (taken as a whole), any change or effect, event or occurrence that alone, or in conjunction with any other or others, is materially adverse to the value, ownership or operation of the WCBU Assets and FCCL Partnership Assets (taken as a whole and as owned and operated as of the Effective Time), determined without consideration of any of the following: (A) any change, effect, event or occurrence relating to or affecting the general economic conditions or securities, capital, credit, financial, banking or currency markets (including changes in interest or exchange rates), or any worsening thereof; (B) conditions affecting the oil and gas industry in Canada as a whole not disproportionately affecting the applicable Party or the WCBU Assets; (C) any change in global, national or regional political conditions, act of war, civil unrest or similar event or any escalation or worsening thereof and not disproportionately affecting the applicable Party; (D) any adoption, proposal, implementation or changes in Applicable Laws or in the interpretation, application or non-application of Applicable Law of any Governmental Authority not disproportionately affecting the applicable Party or the WCBU Assets; and (E) any change, effect or circumstance arising from the actions or matters permitted by this Agreement or consented to or approved in writing by the other Parties, including the public announcement of the Transaction.

(aaaaaa)	“Material Contracts” means those agreements identified in the folder entitled “Material Contracts” indexed as item 1.10.4 in the Data Room Information.

(bbbbbb)	“Material Environmental Defect” means any Environmental Defect in respect of the WCBU Assets identified by the Purchaser and described in a notice provided to the Vendors pursuant to Clause 8.5 where the costs related to the remediation of WCBU Environmental Liability in respect of the WCBU Assets affected thereby, taking into account the net present value of projected future costs of such remediation (using a discount rate of [***] percent ([***]%) as of the Effective Date and assuming the cost is incurred at the time required by good oil and gas industry practice, Applicable Laws or the terms of a WCBU Title and Operating Document), is estimated by the Purchaser, acting reasonably and in good faith, to exceed [***] US Dollars (USD $[***]).

(cccccc)

“Material Title Defect” means any Title Defect in respect of the WCBU Assets identified by the Purchaser and described in a notice provided to the Vendors pursuant to Clause 8.4(a) of the WCBU Assets affected thereby, where the value by which the WCBU Assets affected by such Title Defect has been reduced by

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such Title Defect, taking into account the likelihood that such Title Defect will manifest itself, and the Purchaser’s reasonable requirements for remedying such Title Defect is estimated by the Purchaser, acting reasonably and in good faith, to exceed [***] US Dollars (USD $[***]).

(dddddd)	“Material Undisclosed Claim” means any Claim in respect of the WCBU Assets identified by the Purchaser after the date hereof and prior to Closing that are not disclosed in the Schedules or in the Data Room Information, where the value by which the WCBU Assets affected by such Claim will have been reduced by such Claim, taking into account the likelihood that such Claim will be successful, and the Purchaser’s bona fide estimate of the Losses and Liabilities arising from such Claim, acting reasonably and in good faith, will exceed [***] US Dollars (USD $[***]).

(eeeeee)	“Member DC Account Balance” has the meaning provided in Clause 16.2(b).

(ffffff)	“Money Laundering Laws” has the meaning provided in Clause 10.1(mm).

(gggggg)	“NI 52-107” has the meaning provided in Clause 6.10(a)(ii).

(hhhhhh)	“Non-Accepting Employee” has the meaning provided in Clause 16.3(i).

(iiiiii)	“Non-Compete Agreement” means the agreement in substantially the form attached as Schedule 1.1(iiiiii).

(jjjjjj)	“Non-Transferring Employees” has the meaning provided in Clause 16.3(d).

(kkkkkk)	“NYSE” means the New York Stock Exchange.

(llllll)	“Offering Document” means any prospectus, prospectus supplement, registration statement, offering memorandum or other offering document (including any “marketing materials” (as defined in National Instrument 41-101 – General Prospectus Requirements) used or intended to be used by the Purchaser or any of its Subsidiaries in connection with any Financing or any Follow-on Financing.

(mmmmmm)	“OGC” means the British Columbia Oil and Gas Commission.

(nnnnnn)	“Operated Pipelines” means any and all pipelines owned (wholly or partially), operated by, and licenced to, any of the Vendors.

(oooooo)	“Operating Pipelines” means any and all Operated Pipelines which are actively operating at the Closing Time.

(pppppp)	“Operations” means any and all operations on or within the Whitemap Area, or on or in respect of the WCBU Assets or relating to Petroleum Substances produced from the WCBU Lands including: (i) drilling, completion, testing, recompleting, deepening, plugging back, side tracking, whipstocking, fracking, stimulating, injecting, equipping, operating and abandoning wells; (ii) construction, installation, repair, expansion, decommissioning, maintenance and operation of oilfield facilities, pipelines and equipment; (iii) producing, gathering, compressing, dehydrating, scrubbing, processing, treating, separating, extracting, collecting, refrigerating, measuring, storing, transporting or shipping Petroleum Substances (including processing, treatment and storage of sulphur and transmission, transportation, treatment and disposition of water); (iv) miscible flood and other enhanced recovery schemes; (v) geological, geophysical and seismic activities; and (vi) abandonment, reclamation, remediation and restoration operations but excluding any of the foregoing to the extent related to Excluded Assets.

(qqqqqq)

“Partnered Seismic Data” means all Geophysical Data pertaining to lands within the Whitemap Area, cropped at the boundary of the Whitemap Area where such Geophysical Data extends beyond the boundary of the Whitemap Area, in each case, in which a Vendor or the Vendors or their respective Affiliates in the

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aggregate have a less than 100% ownership interest, which has been obtained in accordance with Clause 7.3.

(rrrrrr)	“Partnership Interest” means the interest of CPCRC, as such interest is determined under and pursuant to section 8.8 of the FCCL Partnership Agreement, in and to: (A) Partnership Units (as that term is defined in the FCCL Partnership Agreement); (B) the rights, benefits and obligations of a partner of FCCL Partnership, including those derived from the FCCL Partnership Agreement, the FCCL Transaction Agreements; and (C) the rights, entitlements, liabilities and obligations of the FCCL Partnership at any time and from time to time.

(ssssss)	“Partnership Material Adverse Effect” means any change, effect, event or occurrence that alone, or in conjunction with any other or others, is materially adverse to the value, ownership or operation of the FCCL Partnership Assets (taken as a whole and as owned and operated as of the Effective Time), determined, in each case, after taking into consideration any insurance proceeds which are payable or reasonably expected to be payable to the FCCL Partnership (or the partners thereof) in respect of any such change, effect, event or occurrence, but without consideration of any of the following: (A) any change, effect, event or occurrence relating to or affecting the general economic conditions or securities, capital, credit, financial, banking or currency markets (including changes in interest or exchange rates), or any worsening thereof; (B) conditions affecting the oil and gas industry in Canada as a whole and not disproportionately affecting the FCCL Partnership or the FCCL Partnership Assets; (C) any change in global, national or regional political conditions, act of war, civil unrest or similar event or any escalation or worsening thereof and not disproportionately affecting the FCCL Partnership Assets; (D) any adoption, proposal, implementation or changes in Applicable Laws or in the interpretation, application or non-application of Applicable Law of any Governmental Authority not disproportionately affecting the FCCL Partnership or the FCCL Partnership Assets; (E) any change, effect or circumstance arising from the actions or matters permitted by this Agreement or consented to or approved in writing by the other Parties, including the public announcement of the Transaction; and (F) any change, effect, event or occurrence relating to or arising from any negligence or wilful misconduct on the part of the Purchaser or any of its Affiliates in its role as operator of the FCCL Partnership Assets, including insufficiency in insurance proceeds to cover a loss, failure to mitigate such loss after its occurrence, or failure to take all reasonable steps to prevent or mitigate the risk of such change, effect, event or occurrence from arising in the first instance.

(tttttt)	“Partnership Unit Transfer and Partnership Agreement Novation Agreement” means the form of assignment of partnership interest required pursuant to the FCCL Partnership Agreement to effect the assignment of the Partnership Interest from CPCRC to the Purchaser, in substantially the form attached as Schedule 1.1(tttttt).

(uuuuuu)	“Party” means a party to this Agreement, and “Parties” means both of the parties to this Agreement.

(vvvvvv)	“Pension Plan” means any Employee Plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act or that is registered pursuant to any applicable federal or provincial pension legislation.

(wwwwww)	“Permitted Encumbrances” means, as of a particular time, any of the following:

(i)	liens for taxes, assessments and governmental charges which are not due or delinquent at the Closing Date or, if due, are being contested in good faith by or on behalf of the Vendors;

(ii)

undetermined or inchoate liens incurred or created in the ordinary course of business or liens created as security in favour of the Person who is conducting the development or operation of the property to which such liens relate for the Vendors’ proportionate share of the costs and expenses

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of such development or operation which are not due or delinquent at the Closing Date or, if due, are being contested in good faith by or on behalf of the Vendors;

(iii)	mechanics’, builders’, materialmen’s or other similar liens in respect of services rendered or goods supplied for which payment is not at the Closing Date due and payable or, if due, the validity of which are being contested in good faith by or on behalf of the Vendors;

(iv)	easements, rights of way, servitudes, permits, licences and other similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables;

(v)	the right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant or permit or by any Applicable Law, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(vi)	rights of general application reserved to or vested in any Governmental Authority to levy taxes on Petroleum Substances or any of them or the income or revenue attributable thereto and governmental requirements and limitations of general application as to production rates on the operations of any property and rights reserved to or vested in any Governmental Authority to control, limit or regulate production rates or the operation or use of any property in any manner;

(vii)	liens granted in the ordinary course of business to a public utility or Governmental Authority in connection with operations on or in respect of the WCBU Lands or the FCCL Partnership Assets, or interests therein or lands pooled or unitized therewith;

(viii)	statutory exceptions to title and the express or implied reservations, limitations, provisos and conditions in any original grants from the Crown of any of the WCBU Lands or the FCCL Partnership Assets or interests therein;

(ix)	all gross overriding royalties held by Canpar applicable to the Fee Simple Lands identified as a [***]% GOR in the WCBU Land Schedule;

(x)	trust obligations incurred in the ordinary course of business;

(xi)	all Encumbrances, obligations, duties, terms and conditions identified or set forth in a Schedule or specifically consented to or approved in writing by the Purchaser prior to the date of this Agreement or deemed approved or accepted by the Purchaser in accordance with any provision of this Agreement;

(xii)	all ROFRs;

(xiii)	any Security Interest held by any Third Party over the Vendor’s interest in the WCBU Assets or the Partnership Interest and in respect of which the Vendor delivers to the Purchaser in accordance with Clause 8.7, a release and discharge or no-interest letter in a form satisfactory to the Purchaser, acting reasonably;

(xiv)	contracts for the purchase, processing, transportation or storage of Petroleum Substances or for the contract operation of any of the WCBU Assets that are terminable without penalty on sixty–two (62) days’ notice or less;

(xv)	the terms and conditions of the WCBU Title and Operating Documents subject to the proviso below; and

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(xvi)	any other circumstance, matter or thing disclosed in this Agreement or in any Schedule hereto;

provided that any of the foregoing which are being contested in good faith by or on behalf of the Vendors as at the date hereof are adjusted for in accordance with Clause 4.1(b)(ii), and provided that the following items must be identified in the WCBU Land Schedule or the Data Room Information to qualify as a Permitted Encumbrance: (A) any overriding royalty, net profits interest or other Encumbrance applicable to the WCBU Petroleum and Natural Gas Rights for which the Purchaser will assume the obligation for payment; (B) any existing potential alteration of the Vendors’ interest in the WCBU Assets because of a payout conversion or farmin, farmout or other such agreement which is identified in the Schedule by reference to the agreement number; (C) any penalty or forfeiture that applies to the WCBU Assets at the Effective Time because of the Vendors’ election not to participate in a particular operation; and (D) any Security Interest which would not be a Permitted Encumbrance under the proceeding paragraphs of this definition.

(xxxxxx)	“Person” means any individual (or group of individuals), corporation, limited or unlimited liability company, joint venture, partnership (limited or general), trust, trustee, executor or similar official, Governmental Authority or other legal entity.

(yyyyyy)	“Personal Information” means information about an identifiable individual which has been disclosed by the Vendors or by any of the Vendors’ Representatives to the Purchaser or to any of the Purchaser’s Representatives in connection with the Transaction, but does not include the name, title, business address or telephone number of an employee of an organization when used to contact such individual in their capacity as a representative of an organization.

(zzzzzz)	“Petroleum Substances” means any and all of crude Bitumen, oil sands, crude oil and products derived therefrom, synthetic crude oil, heavy oil, coalbed methane, petroleum, natural gas, natural gas liquids and all related hydrocarbons and other substances, whether solid, liquid, or gaseous and whether hydrocarbons or not (excepting coal but including sulphur, coalbed methane and hydrogen sulphide) produced in association with such petroleum, natural gas, natural gas liquids or related hydrocarbons, including all produced water and salt water.

(aaaaaaa)	“Pipeline Engineering Assessment” means, in the case of an Operated Pipeline located in Alberta and licenced by the AER, an engineering assessment prepared by a Vendor or Transferring Employee in accordance with good engineering practice and the Pipeline Rules for the purpose of assessing whether such Operated Pipeline is fit for its current purpose and service, in substantially the form attached in the folder entitled “Pipeline Assessment Template” indexed as item 1.10.5 in the Data Room Information.

(bbbbbbb)	“Pipeline Records” means, to the extent they relate to Operated Pipelines comprising part of the WCBU Assets located in Alberta in respect of which a Vendor is the permit holder and will be transferring such permit to Purchaser in conjunction with, or after Closing, those available files, records, reports, assessments and documents in possession of the Vendors.

(ccccccc)	“Pipeline Rules” means collectively, AER Bulletin 2015-34 Confirmation of the Transfer of Pipelines to Be Added to the Licence Transfer Application, Pipeline Rules (Alberta) and the CSA Z662, Oil and Gas Pipeline Systems (Alberta).

(ddddddd)	“Place of Closing” means the offices of the Vendors at 401-9th Avenue SW, Calgary, Alberta, or such other location in Canada agreed to in writing by the Parties.

(eeeeeee)	“Prime Rate” means the rate of interest (expressed as a rate per annum) used by the main branch Royal Bank of Canada in Calgary, Alberta from time to time as the reference rate used in determining the rates of interest payable on Canadian dollar commercial demand loans made by such bank in Canada and which is announced by such bank, from time to time, as its “prime rate”.

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(fffffff)	“Product Sales, Marketing and Transportation Contracts” means the contracts for the processing, compression, treatment, gathering, handling, storage, transportation or sale of Petroleum Substances produced from the WCBU Lands, excluding Excluded Midstream Arrangements.

(ggggggg)	“Proposal” has the meaning provided in Clause 6.5(a).

(hhhhhhh)	“Proprietary Seismic Data” means the Geophysical Data (including in raw data form and merged data sets) which is wholly owned by the Vendors or their Affiliates, or the Vendors and their Affiliates in the aggregate, to the extent such information and data was acquired or obtained in respect of lands within the Whitemap Area, provided that where any of such Geophysical Data contains data pertaining to lands within the Whitemap Area, the entirety of such data set (uncropped) shall be considered Proprietary Seismic Data notwithstanding that it may include data pertaining to lands that cross over the boundary of the Whitemap Area.

(iiiiiii)	“Public Record” means all information filed by or on behalf of the Purchaser on www.sedar.com after December 31, 2015 in compliance, or intended compliance, with Applicable Canadian Securities Laws.

(jjjjjjj)	“Purchase Price” means the total consideration payable by Purchaser to the Vendors, resulting from the calculation set forth in Clause 3.1.

(kkkkkkk)	“Purchaser Entity” has the meaning provided in Clause 12.1(a)(i).

(lllllll)	“Purchaser Financial Statements” means the audited consolidated financial statements of the Purchaser as at and for the year ended December 31, 2016 and the related auditors’ report on such statement, together with the notes to such statement.

(mmmmmmm)	“Purchaser Material Adverse Effect” means any change or effect, event or occurrence in or on the business, operations, assets, capitalization, financial condition, rights or liabilities, whether contractual or otherwise, of the Purchaser which is material and adverse to the business, operation or financial condition of the Purchaser (taken as a whole).

(nnnnnnn)	“Purchaser’s DC Plan” has the meaning provided in Clause 16.2(a).

(ooooooo)	“Registration Rights Agreement” means the agreement in substantially the form attached as Schedule 1.1(ooooooo).

(ppppppp)	“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into or through the Environment or into or out of any lands, including the movement of a Hazardous Substance through or in any part of the Environment.

(qqqqqqq)	“Representatives” means, collectively, with respect to any Party, its Affiliates, and the respective directors, officers, servants, agents, advisors, employees, consultants and representatives of that Party and its Affiliates.

(rrrrrrr)	“Requesting Party” has the meaning provided in Clause 14.1.

(sssssss)	“Required Approvals” means collectively:

(i)	the Competition Act Approval;

(ii)	the CTA Approval;

(iii)	the HSR Approval; and

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(iv)	conditional approval from the TSX and NYSE to the listing of the Share Consideration.

(ttttttt)	“RMF2” means the Alberta Energy Reassignment of Volume Setup/Change Form, including all attachments required to be annexed thereto.

(uuuuuuu)	“ROFR” means a right of first refusal, pre-emptive right of purchase or similar right whereby any Third Party has the right to acquire or purchase any of the WCBU Assets as a consequence of the Parties entering into this Agreement or the Transaction.

(vvvvvvv)	“ROFR Action” has the meaning provided in Clause 9.1(f)(ii).

(wwwwwww)	“ROFR Holder” has the meaning provided in Clause 9.1(c).

(xxxxxxx)	“Sanctions” has the meaning provided in Clause 10.1(jj).

(yyyyyyy)	“Security Interests” means security interests in the WCBU Assets expressly granted by or through the Vendors or a predecessor in interest under a mortgage, charge, pledge, lien, hypothec, deed of trust, Bank Act (Canada) assignment, debenture, assignment by way of security, title retention arrangement, general security agreement or a land charge under personal property security legislation but does not include a right of set-off or a set-off.

(zzzzzzz)	“Seismic Data” means all Geophysical Data pertaining to the WCBU Assets, including Proprietary Seismic Data, Partnered Seismic Data and Brokered Seismic Data.

(aaaaaaaa)	“Seismic Licence” means a non-exclusive, royalty free, licence to be granted by the Purchaser to the Vendors to use the Proprietary Seismic Data in substantially the form contained in the folder entitled “Seismic Licence” indexed at item 1.10.10.1 in the Data Room Information.

(bbbbbbbb)	“Severance Costs” means termination pay, severance pay and/or pay in lieu of notice arising from the termination of the employment of any of the Non-Transferring Employees calculated in accordance with the Standard Calculation Worksheet.

(cccccccc)	“Share Consideration” means Two Hundred and Eight Million (208,000,000) voting common shares in the share capital of the Purchaser to be issued at Closing to CPCRC or to the Affiliate Nominee as payment for the equity component of the Purchase Price.

(dddddddd)	“Standard Calculation Worksheet” means Vendors’ standard severance calculation methodology as presented in the Vendors’ standard severance calculation worksheet contained in the folder entitled “Severance Calculations” indexed at item 1.8.28 in the Data Room Information.

(eeeeeeee)	“Subsidiary” has the meaning provided for in the Securities Act (Alberta).

(ffffffff)	“Superintendent” has the meaning provided in Clause 16.2(b).

(gggggggg)	“Take or Pay Obligations” means obligations arising in connection with:

(i)	Product Sales, Marketing and Transportation Contracts or other contracts for the sale of Petroleum Substances, where payments are required to be made in lieu of or in consequence of the sellers or buyers under such contracts not making or taking delivery of Petroleum Substances, or in consideration of future deliveries of Petroleum Substances; or

(ii)	contracts for the handling, transportation, processing or storage of Petroleum Substances where payments are required to be made under such contracts not making or taking delivery of Petroleum Substances, or in consideration of future deliveries of Petroleum Substances;

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and which obligations include obligations to deliver Petroleum Substances after the Closing Date or to make such payments after the Closing Date.

(hhhhhhhh)	“Tangible Property” means tangible depreciable property, apparatus, equipment, machinery, fixtures, systems, pipelines, plants, batteries, and facilities that are currently or were previously used, useful or intended for use in producing Petroleum Substances, or used, useful or intended for use in processing, transportation, measurement, making marketable, or injection or disposal of Petroleum Substances or in connection with water or steam injection, water disposal or removal operations including tubing, casing, wellheads, pipelines, flowlines, pipeline connections, gathering systems, batteries, compressors, treaters, pumps, tanks, boilers, plants, buildings, control rooms, inventory, warehouse or storage yards (including inventory of whatsoever nature or kind stored therein or thereon), extraction facilities, meters, generators, communications (including SCADA) and power lines.

(iiiiiiii)	“Tax” or “Taxes” means all taxes whether Canadian federal, provincial, territorial, local, municipal or foreign (including income, gross receipts, licence, fees, payroll, employment, excise, severance, premium, windfall profits, customs duties, capital, capital stock, capital gain, value added, franchise, business, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, occupation, goods and services, stamp, transfer, registration, alternative or minimum tax, municipal tax, employment insurance contributions and Canada Pension Plan contributions, and including any interest, penalty, or addition thereto, whether disputed or not, imposed, assessed or collected by, for or under the authority of the Income Tax Act or any Governmental Authority or payable pursuant to the Income Tax Act or tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee).

(jjjjjjjj)	“Tax Returns” includes any return, report, declaration, election, filing, information return or statement in respect of Taxes required to be filed under Applicable Laws.

(kkkkkkkk)	“Taxation Authority” means Canada Revenue Agency or any Governmental Authority which is entitled to impose Taxes or administer any Tax legislation.

(llllllll)	“Technical Services Agreement” means the agreement to be entered into at Closing by the Parties subject to Clause 6.7 containing the principles set forth in Schedule 1.1(llllllll).

(mmmmmmmm)	“Third Party” means any Person other than the Parties or their Representatives.

(nnnnnnnn)	“Third Party Claim” has the meaning provided in Clause 12.4.

(oooooooo)	“Thirteenth Month Adjustment” means an annual reconciliation adjustment made by an operator pursuant to a WCBU Title and Operating Document for the purpose of reconciling and redistributing actual to estimated operating expenses, processing fee revenues, royalties and gas cost allowances and other costs, expenses or revenues among the owners or users of those WCBU Assets.

(pppppppp)	“Threshold Amount” means, Two Hundred and Fifty Million United States Dollars (USD $250,000,000) (converted into Canadian Dollars in accordance with Clause 1.2(m)).

(qqqqqqqq)	“Title Defect” means a defect, deficiency, or discrepancy in or affecting the title of the Vendors in and to any of the WCBU Assets which is sufficiently material and adverse to the enforcement of title, or the ability of Vendor to convey that title to the Purchaser, that it would not be acceptable to a knowledgeable, prudent purchaser acting reasonably, and, without limiting the generality of the foregoing, specifically includes:

(i)	a Vendor not being the beneficial owner of the interest attributed to it in the WCBU Land Schedule, or holding a lesser beneficial interest than such attributed interest;

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(ii)	a Vendor’s interests as described in the WCBU Land Schedule being subject to a royalty, net profits interest or other similar Encumbrance not disclosed therein;

(iii)	a Vendor’s interests as described in the WCBU Land Schedule being subject to a reduction or conversion not disclosed therein, other than as specifically disclosed in the WCBU Land Schedule; and

(iv)	Security Interests registered against the interests of a Vendor in and to the WCBU Lands, other than those to be discharged or for which a no interest letter will be delivered in accordance with Clause 8.7;

but specifically excludes:

(v)	a Vendor’s interest as described in the WCBU Land Schedule having converted from a before-payout interest to an after-payout interest as a result of payout having occurred;

(vi)	all defects, deficiencies, discrepancies, matters and things which are described or disclosed in the Data Room Information, the WCBU Land Schedule;

(vii)	all losses of lease acreage between the Effective Time and the Closing Date due to the expiry of any WCBU Leases;

(viii)	all matters pertaining to the interest of a Third Party that do not pertain to the interest of a Vendor in the WCBU Assets;

(ix)	failure to obtain consent of a Third Party prior to Closing in relation to any of the WCBU Assets requiring prior written consent to assign such WCBU Assets or an interest therein unless such failure would result in the forfeiture or termination of a Vendor’s interest in such WCBU Assets;

(x)	alteration, subsequent to the Effective Time, to a Vendor’s interest in any of the WCBU Assets as set forth in the WCBU Land Schedule as a result of an earning or payout conversion under the WCBU Title and Operating Documents, provided such earning or payout conversion right is listed by reference to the agreement number in the WCBU Land Schedule;

(xi)	cessation of production of any Well where such cessation will not result in the termination of any Lease;

(xii)	any limitation of, derogation from, or restriction on rights or interests granted under the WCBU Leases, certificates of title or other of such WCBU Title and Operating Documents imposed by Applicable Laws;

(xiii)	the Permitted Encumbrances;

(xiv)	any missing or unsigned documents in the chain of a Vendor’s title to the WCBU Assets where:

(A)	such documents are not reasonably required to confirm the creation, establishment or maintenance of such title and the current status of title can otherwise be confirmed with reasonable certainty; or

(B)	such documents represent a reduction or conversion of or Encumbrance against such Vendor’s interest therein which is reflected in the WCBU Land Schedule;

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(xv)	failure to confirm payment of initial consideration, lease rentals, delay payments, shut-in payments and other payments required to maintain freehold WCBU Leases, where the failure to make such payments will not result in a termination of any WCBU Lease;

(xvi)	a Vendor’s or any predecessor’s interest in any of the WCBU Assets being a beneficial interest rather than a legal interest; or

(xvii)	the exercise of any ROFR.

(rrrrrrrr)	“Title Defect Value” has the meaning provided in Clause 8.4(a).

(ssssssss)	“Transaction” means the transaction for the purchase and sale of the WCBU Assets and the Partnership Interest as provided for in this Agreement, including the issuance of the Share Consideration in connection therewith, and the execution and delivery of the agreements required under this Agreement to be executed and delivered at Closing.

(tttttttt)	“Transferring Contractors” has the meaning provided in Clause 16.1(f).

(uuuuuuuu)	“Transferring Employees” has the meaning provided in Clause 16.1(f).

(vvvvvvvv)	“Transition Services Agreement” means the agreement to be entered into at Closing by the Parties containing the principles set forth in Schedule 1.1(vvvvvvvv).

(wwwwwwww)	“TSX” means the Toronto Stock Exchange.

(xxxxxxxx)	“Uncured Defects and Claims” has the meaning provided in Clause 8.6(e)(ii).

(yyyyyyyy)	“Uncured Environmental Defect” has the meaning provided in Clause 8.5(b).

(zzzzzzzz)	“Uncured Title Defect” has the meaning provided in Clause 8.4(b).

(aaaaaaaaa)	“Underwriters” means, collectively, the syndicates of securities dealers engaged by the Purchaser to conduct each of the Equity Financing, and any Follow-on Financing.

(bbbbbbbbb)	“Unexpired ROFRS” has the meaning provided in Clause 9.1(e).

(ccccccccc)	“Unit” means the scheme or schemes of unitization for the production of Petroleum Substances to which the WCBU Petroleum and Natural Gas Rights are subject as described in Part 6 of the WCBU Land Schedule.

(ddddddddd)	“Vendor’s DC Plan” has the meaning provided in Clause 16.2(b).

(eeeeeeeee)	“Vendor Consents” has the meaning provided in Clause 9.2(a).

(fffffffff)	“Vendor Entity” has the meaning provided in Clause 12.2(a).

(ggggggggg)	“WCBU Assets” means, collectively:

(i)	the WCBU Petroleum and Natural Gas Rights;

(ii)	the WCBU Miscellaneous Interests; and

(iii)	the WCBU Tangibles.

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(hhhhhhhhh)	“WCBU Assets Description” means the narrative description of the WCBU Assets provided by the Purchaser to the Vendor for its confirmation prior to inclusion in any Offering Document or Continuous Disclosure Document.

(iiiiiiiii)	“WCBU Environmental Liabilities” means all past, present and future Losses and Liabilities, Claims and other duties and obligations of whatsoever nature or kind that relate to lands within the Whitemap Area, the WCBU Lands, or the WCBU Assets, or that have arisen or hereafter arise in connection with or as a result of past, present or future operations in the Whitemap Area, or on the WCBU Lands, or in connection with the WCBU Assets, and by whomsoever caused, whether arising under contract, Applicable Law, or otherwise, in respect of, related to, arising from, or in connection with:

(i)	Abandonment and Reclamation Obligations;

(ii)	in respect of, arising from or related to, Environmental Matters in respect of the WCBU Assets; or

(iii)	Liabilities to compensate Third Parties for Losses suffered in respect of any of the foregoing; and

(iv)	compliance with or the consequences of any non-compliance with, or violation or breach of, any Environmental Law applicable to or otherwise involving the WCBU Assets;

excluding the Excluded Liabilities.

(jjjjjjjjj)	“WCBU Facility Loss” has the meaning provided in Clause 6.8(b).

(kkkkkkkkk)	“WCBU Land Schedule” means the schedules specified in the folder entitled “WCBU Land Schedule” indexed as item 1.10.6 in the Data Room Information.

(lllllllll)	“WCBU Lands” means, collectively:

(i)	the Clearwater lands set forth and described in Part 1 of the WCBU Land Schedule;

(ii)	the Kaybob – Edson lands set forth and described in Part 2 of the WCBU Land Schedule;

(iii)	the Deep Basin lands set forth and described in Part 3 of the WCBU Land Schedule;

(iv)	the Plains lands set forth and described in Part 4 of the WCBU Land Schedule;

(v)	the WCBU AMI Oil Sands lands set forth and described in Part 5 of the WCBU Land Schedule; and

(vi)	the WCBU Unit Interests set forth and described in Part 6 of the WCBU Land Schedule;

and all lands pooled or unitized therewith, subject to any limitations identified or set forth in the applicable part of the WCBU Land Schedule, which includes the Petroleum Substances within, upon or under those identified lands but, in all cases, only as to the formations set forth and described therein, excluding the Excluded Assets and Excluded Liabilities.

(mmmmmmmmm)	“WCBU Leases” means, collectively, all leases, reservations, permits, licences or other documents of title including those set forth and described in the WCBU Land Schedule by virtue of which the holder thereof is entitled to drill for, win, own or remove Petroleum Substances within, upon or under all or any part of the WCBU Lands or lands which have been pooled or unitized therewith, and includes, if applicable, all renewals and extensions of such documents and all documents issued in substitution therefor.

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(nnnnnnnnn)	“WCBU Licences” means, all licences, permits, approvals and authorizations granted or issued by any Governmental Authorities and relating to the construction, installation, ownership, use or operation of the WCBU Assets, excluding the Excluded Assets and Excluded Liabilities.

(ooooooooo)	“WCBU Major Facilities and Pipelines” means the facilities, plants, machinery, equipment and pipelines and other tangible depreciable property and assets identified or described in Schedule 1.1(ooooooooo).

(ppppppppp)	“WCBU Miscellaneous Interests” means all of the right, title, interest and estate of the Vendors in and to all property, assets and rights, whether contingent or absolute, legal or beneficial, present or future, vested or not pertaining to the WCBU Petroleum and Natural Gas Rights, the WCBU Lands, and the WCBU Tangibles (other than the WCBU Petroleum and Natural Gas Rights, the WCBU Lands, the WCBU Tangibles, the Excluded Assets and Excluded Liabilities), to which the Vendors are entitled, including the following property, rights and assets:

(i)	all contracts, agreements, books, records, files (including well and land files), interpretative maps, documents and other information to the extent that they relate to the WCBU Petroleum and Natural Gas Rights, the WCBU Lands, the WCBU Tangibles or items listed in items (vi) or (vii) of this definition or any rights in relation thereto, including the WCBU Title and Operating Documents, any rights of the Vendors in relation thereto, and all legal opinions in relation to Assumed Claims (if any), the freedom to operate the WCBU Assets, third party environmental assessments relating to the Whitemap Area, equipment maintenance logs and records, surveys, warranties, operating manuals, plans and specifications in respect of the WCBU Tangibles, including all drawings, facility flow diagrams, electronic versions of land data but excluding any privileged information (except in respect of the Assumed Claims or the freedom to operate the WCBU Assets), business assessment, analyses, reserve analyses conducted for the purpose of the Transaction, and any information subject to Third Party restrictions against disclosure or assignment until such time as a waiver or consent is provided by such Third Party;

(ii)	all camps and camp sites, sumps and sump systems, flare pits, garbage pits and dumps, storage yards, warehouses and sites located within the Whitemap Area or servicing any WCBU Petroleum and Natural Gas Rights, any WCBU Wells or any WCBU Tangibles (other than as adjusted for in Clause 4.1);

(iii)	all roads and bridges located in the Whitemap Area or which otherwise exclusively gives access to the Whitemap Area, any WCBU Lands, any WCBU Tangibles, or any WCBU Wells;

(iv)	all production, engineering, core and third party well sample analyses, and other data relating directly to the WCBU Petroleum and Natural Gas Rights, the WCBU Lands, WCBU Wells, and the WCBU Tangibles which Vendors either have in their custody or control or to which the Vendors have access;

(v)	policies, manuals and other proprietary, confidential business and technical information, interpretations, evaluations, forecasts, analysis, calculations and similar items to the extent relating to the WCBU Assets and not used elsewhere;

(vi)	technology, know-how, procedures, combinations of steps and process and apparatus designs and templates, data reports, studies, specifications and drawings in respect of research, geological reservoir, injection, production, monitoring, product, product treating, equipment maintenance, computer software, computer networks, controlled computer programs and related software or other technology systems, including the source codes thereof, documents and inventions, in each case, owned by or licensed to any of the Vendors or held by the Vendors to the extent related to the WCBU Assets and not used elsewhere, including any legal opinions prepared by or for the benefit of Vendors in respect of the foregoing regarding the freedom to operate;

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(vii)	all Seismic Data;

(viii)	the WCBU Licences and WCBU Surface Interests; and

(ix)	the WCBU Wells, including the wellbores and down-hole casings;

excluding the Excluded Assets and Excluded Liabilities.

(qqqqqqqqq)	“WCBU Operating Statements” means the audited Statements of Revenue, Royalties and Production Costs of the Western Canadian Conventional Assets of the Vendors for the years ended December 31, 2016 and 2015, as set forth in the Data Room Information.

(rrrrrrrrr)	“WCBU Petroleum and Natural Gas Rights” means all of the right, title, estate and interest, whether absolute or contingent, legal or beneficial, present or future, vested or not, and whether or not an “interest in land”, held by the Vendors in or to any of the following, by whatever name the same are known:

(i)	rights to explore for, drill for, extract, win, produce, take, save or market Petroleum Substances from the WCBU Lands and the Whitemap Area;

(ii)	rights to a share of the production of Petroleum Substances from the WCBU Lands and the Whitemap Area;

(iii)	rights to a share of the proceeds of, or to receive payment calculated by reference to, the quantity or value of the production of Petroleum Substances from the WCBU Lands and the Whitemap Area;

(iv)	the interests set forth in Parts 1 – 5 of the WCBU Land Schedule in and to and in respect of the WCBU Leases, WCBU Lands, and the Whitemap Area; and

(v)	rights to acquire any of the rights or interests described in items (i) to (iv) of this definition; and

including all interests and rights known as working interests, Fee Simple Lands, leasehold interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profit interests, revenue interests, net revenue interests or economic interests and including fractional or undivided interests in any of the foregoing, but excluding the Excluded Assets and Excluded Liabilities.

(sssssssss)	“WCBU Surface Interests” means all right, title, interest and estate of the Vendors to enter upon, use, occupy and enjoy the surface of lands located within the Whitemap Area, including the surface of the WCBU Lands, and any lands upon which the WCBU Wells or the WCBU Tangibles are located and any lands used to gain access thereto, in each case, for purposes related to the use or ownership of the WCBU Petroleum and Natural Gas Rights, the WCBU Tangibles or the WCBU Wells or Operations, whether the same are held by right of way or otherwise but excluding any such rights that pertain exclusively to the Excluded Assets or Excluded Liabilities.

(ttttttttt)	“WCBU Tangibles” means, collectively, all right, title, interest and estate of the Vendors, whether absolute or contingent, legal or beneficial, present or future, vested or not, in and to:

(i)	the WCBU Major Facilities and Pipelines;

(ii)

Tangible Property (other than the WCBU Major Facilities and Pipelines), that is located within the Whitemap Area or to the extent used or exclusively related to the WCBU Major Facilities and Pipelines, including those currently or previously: (A) used, useful, or intended for use, in producing Petroleum Substances from the WCBU Lands or from the WCBU Wells, or (B) used,

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useful or intended for use, in producing, gathering, compressing, dehydrating, scrubbing, processing, treating, injecting, disposal, separating, extracting, collecting, refrigerating, measuring, storing, removal, transporting or shipping such Petroleum Substances;

(iii)	motor vehicles, all-terrain vehicles, snowmobiles and trailers, communication equipment (including switches, routers, radios, modems etc.), field offices, camps, field office equipment, IT Field Equipment, computer hardware and software (including SCADA equipment) to the extent used in Operations; and

(iv)	the Leased Tangibles, to the extent assignable to Purchaser;

excluding the Excluded Assets and Excluded Liabilities.

(uuuuuuuuu)	“WCBU Title and Operating Documents” means:

(i)	all leases, subleases, certificates of title, permits and licences (including the WCBU Leases and any replacements, renewals or extensions thereof or leases or other instruments derived therefrom) pertaining to the WCBU Lands by virtue of which the holder thereof is granted certain rights with respect to Petroleum Substances within, upon or under the WCBU Lands or any lands pooled or unitized therewith or by virtue of which the holder thereof is deemed to be entitled to a share of Petroleum Substances removed from the WCBU Lands or any lands pooled or unitized therewith;

(ii)	agreements relating to the acquisition, ownership, operation or exploitation of the WCBU Petroleum and Natural Gas Rights, WCBU Tangibles or the WCBU Wells, including:

(A)	operating agreements, royalty agreements, farm-out or farm-in agreements, option agreements, participation agreements, pooling agreements, unit agreements, unit operating agreements, product allocation agreements, trust agreements (whether a Vendor is a trustee or a beneficiary), sale and purchase agreements and asset exchange agreements;

(B)	agreements pertaining to the WCBU Surface Interests;

(C)	agreements for the construction, ownership and operation of gas plants, gathering systems and other tangible depreciable property and assets;

(D)	the Product Sale, Marketing and Transportation Contracts, including such contracts contained in the folder entitled “Material Contracts” indexed at item 1.10.4 in the Data Room Information;

(E)	service agreements for the injection or subsurface disposal of other substances, the use of well bores or the operation of any WCBU Tangibles or WCBU Wells by a Third Party; and

(F)	WCBU Licences and other approvals, authorizations or licences required under Applicable Law;

(vvvvvvvvv)	in each case excluding all such documents, agreements and instruments in respect of the Excluded Assets and Excluded Liabilities.

(wwwwwwwww)	“WCBU Unit Interests” means all of the Vendors interest in the Units which is or are attributable to the WCBU Petroleum and Natural Gas Rights, including the Unit Interests listed in Part 6 of the WCBU Land Schedule.

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(xxxxxxxxx)	“WCBU Wells” means, collectively all producing, shut-in, water source, observation, disposal, injection, abandoned, reclaimed, reclamation exempt, suspended, capped or other wells located within the Whitemap Area, or in, on or under the WCBU Lands, including all such wells which are currently or were previously used, useful or intended for use in connection with the WCBU Petroleum and Natural Gas Rights or WCBU Tangibles, excluding the Excluded Assets and Excluded Liabilities.

(yyyyyyyyy)	“Whitemap Area” means those lands comprising the geographic area outlined in blue on the map attached as Schedule 1.1(yyyyyyyyy).

(zzzzzzzzz)	“Wire Transfer Instructions” means the wire transfer instructions provided for in Schedule 1.1(zzzzzzzzz), for payment by Purchaser of amounts due hereunder.

1.2	Interpretation

In this Agreement unless the context otherwise requires:

(a)	the headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning, interpretation or construction of this Agreement;

(b)	all documents executed and delivered pursuant to the provisions of this Agreement are subordinate to the provisions hereof and the provisions hereof shall govern and prevail in the event of a conflict;

(c)	any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and in force as of the date hereof;

(d)	whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine, and vice versa, as the context requires;

(e)	the words “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and not to any particular provision of this Agreement;

(f)	reference to any Article, Clause or Schedule means an Article, Clause or Schedule of this Agreement unless otherwise specified;

(g)	if any provision of a Schedule hereto conflicts with or is at variance with any provision in the body of this Agreement, the provisions in the body of this Agreement shall prevail to the extent of the conflict;

(h)	if a derivative form of a term or expression that is already specifically defined in this Agreement is also used in this Agreement, then such derivative form shall have a meaning that corresponds to the applicable defined term or expression;

(i)	any reference in this Agreement to any particular time shall mean the local time in Calgary, Alberta on the relevant day;

(j)	where any payment or calculation is to be made, or any other action is to be taken, on or as of a day that is not a Business Day, that payment or calculation is to be made, or that other action is to be taken, as applicable, on or as of the next following Business Day;

(k)	unless otherwise specified, time periods within or following which any payment is to be made or any act is to be done under this Agreement shall be calculated by excluding the day on which the period commences and including the day on which such period ends;

(l)	the word “including” shall not be exclusive, but shall mean “including, without limiting the generality of the foregoing”; and

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(m)	reference to “$” or “Dollars” means lawful currency of the United States or Canada as specified in this Agreement. Adjustments computed in accordance with Article 4 shall be calculated and paid in Canadian Dollars without conversion. Amounts and thresholds specified in United States Dollars in Clause 1.1, Article 8 and Article 12 shall be converted from United States Dollars to Canadian Dollars at the Bank of Canada conversion rate for USD to Canadian Dollars at the close of business on the date of execution of this Agreement, or at the Bank of Canada indicative rate for the date of execution of this Agreement if the closing rate is not available.

1.3	Schedules

The following schedules are attached to, form part of and are incorporated in this Agreement:

Schedule 1.1(r)	-	Arbitration Procedure

Schedule 1.1(z)	-	[***] ROFR Agreement

Schedule 1.1(uu)	-	Contingent Payment Agreement

Schedule 1.1(zz)	-	Contractor Services Principles

Schedule 1.1(ddd)	-	Data Room Information

Schedule 1.1(yyyy)	-	General Conveyance

Schedule 1.1(sssss)	-	Investor Agreement

Schedule 1.1(vvvvv)	-	Legal Opinion

Schedule 1.1(iiiiii)	-	Non-Compete Agreement

Schedule 1.11.1(tttttt)	-	Partnership Unit Transfer and Partnership Agreement Novation Agreement

Schedule 1.1(ooooooo)	-	Registration Rights Agreement

Schedule 1.1(llllllll)	-	Technical Services Agreement Principles

Schedule 1.1(vvvvvvvv)	-	Transition Services Agreement Principles

Schedule 1.1(ooooooooo)	-	WCBU Major Facilities and Pipelines

Schedule 1.1(yyyyyyyyy)	-	Whitemap Area

Schedule 1.1(zzzzzzzzz)	-	Wire Transfer Instructions

Schedule 3.4(d)	-	GST/PST Numbers of Parties

Schedule 5.4(a)	-	Vendors’ Officer’s Certificate

Schedule 5.4(q)	-	Form of FCCL Management Committee Resignation and Mutual Release

Schedule 5.5(d)	-	Purchaser’s Officer’s Certificate

Schedule 12.9	-	Assumed Claims

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1.4	Interpretation if Closing Does Not Occur

If Closing does not occur, each provision of this Agreement which presumes that the Purchaser has acquired the WCBU Assets and the Partnership Interest shall be construed as having been contingent upon Closing having occurred.

1.5	Knowledge or Awareness

References to a Party’s knowledge or awareness and similar references contained in this Agreement, including Clauses 10.1 and 10.3, mean:

(a)	Except with respect to Vendors’ representations at Clauses 10.1(cc) and 10.1(dd), with respect to the Vendors, the actual knowledge or awareness, as the case may be, of each of the following, who are primarily responsible for the matters in question, namely;

(i)	Lori Woodward;

(ii)	Russ Litun;

(iii)	Brian Postma;

(iv)	Trevor Cossarini; and

(v)	Stephen Bradley;

and with respect to Vendors’ representations at Clauses 10.1(cc) and 10.1(dd), means the Senior Vice President, Human Resources of CPCRC, and in each case, does not include knowledge and awareness of any other Person or any constructive or imputed knowledge nor any obligation to make inquiry of Third Parties or the files and records of any Third Party or Governmental Authority in connection with representations and warranties that are made to its knowledge.

(b)	with respect to the Purchaser, the actual knowledge or awareness, as the case may be, of each of the following, who are primarily responsible for the matters in question, namely:

(i)	Chief Financial Officer;

(ii)	Controller;

(iii)	Executive Vice-President, Upstream Oil and Gas;

(iv)	Executive Vice-President, Oil Sands Development; and

(v)	Executive Vice-President, Oil Sands Manufacturing

and does not include knowledge and awareness of any other Person or any constructive or imputed knowledge nor any obligation to make inquiry of Third Parties or the files and records of any Third Party or Governmental Authority in connection with representations and warranties that are made to its knowledge.

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ARTICLE 2

PURCHASE AND SALE

2.1	Purchase and Sale

(a)	Subject to the terms and conditions of this Agreement, the Vendors hereby agree to sell, assign, transfer, convey and set over to the Purchaser, and the Purchaser agrees to purchase and accept the Partnership Interest and WCBU Assets, from the Vendors at and for the Purchase Price specified in Clause 3.1.

(b)	Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to grant the Seismic Licence to the Vendors at Closing, and the Vendors agree to accept the Seismic Licence from the Purchaser at Closing, on and subject to the terms of the Seismic Licence.

2.2	Transfer of Partnership Interest and WCBU Assets

Provided that Closing occurs:

(a)	title to and beneficial ownership, risk and possession of the Partnership Interest and WCBU Assets shall transfer from the Vendors to the Purchaser at the Closing Time; and

(b)	on and after the Closing Date, subject to the terms and conditions of this Agreement, the Purchaser shall be bound by, observe and perform as they become due all obligations and liabilities in respect of the Partnership Interest and WCBU Assets, including the payment of royalties and the performance of obligations under the WCBU Title and Operating Documents, and as required in respect of the FCCL Partnership Assets.

2.3	Vendor Representation and Authorization

(a)	Each Vendor by its execution and delivery of this Agreement hereby irrevocably appoints CPCRC as its agent and representative to conclude the Transaction and, for such purpose:

(i)	to receive payment of that Vendor’s share of the Purchase Price and any other payments to be made by the Purchaser hereunder;

(ii)	to receive and provide notices under this Agreement on its behalf;

(iii)	to provide any statements of adjustment provided for in this Agreement and resolve any issues concerning adjustments pursuant to Article 4; and

(iv)	to resolve any disputes under Article 15 and issues concerning Title Defects and Environmental Defects pursuant to this Agreement.

(b)	Notwithstanding Clause 2.3(a), the Parties acknowledge and agree that the Share Consideration, if issued to CPCRC pursuant to Clause 3.3(b), shall be issued to CPCRC in its own right and not as agent pursuant to Clause 2.3, and further acknowledge and agree that if the Share Consideration is issued to an Affiliate Nominee pursuant to Clause 3.3(b), that the Share Consideration shall be issued to the Affiliate Nominee by direction of CPCRC acting in its own right and not as agent pursuant to Clause 2.3. The Purchaser agrees to make all payments in respect of the Base Cash Price and adjustments to the Purchase Price to CPCRC on behalf of the Vendors, and to COPCO as directed by CPCRC, in the manner provided pursuant to Clause 3.3(a).

(c)

Any Claim against the Vendors under this Agreement shall, in the first instance, as between the Purchaser and the Vendors, be brought by the Purchaser against CPCRC as their agent and representative hereunder; CPCRC and COPCO shall be jointly and severally liable with all Vendors to the Purchaser for all

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obligations of each Vendor arising from this Agreement; and the Purchaser shall not be required to look to the Vendors or COPCO (apart from CPCRC) for monetary contribution to such Claim provided that the Purchaser may pursue any other remedy to which it is entitled hereunder if CPCRC does not fully satisfy any Claim for which it is liable on a timely basis. As among the Vendors, any such claim shall be allocated as provided for in Clause 12.7.

(d)	This Clause 2.3 is provided for the purpose and with the intent that it may be relied upon by the Purchaser and that the Purchaser shall not be required to make inquiry or be affected by any disagreement or arrangement between the Vendors concerning the completion of this Agreement, and, to the extent there is a Claim by any Vendor or any of its Affiliate against CPCRC or any one or more other the Vendors as contemplated in Clause 2.3(e) or otherwise, the Vendors agree that any such Claim shall be subordinate and postponed in favour of any Claim by the Purchaser against any one or more other the Vendors.

(e)	Subject to Clause 2.3(d), nothing herein shall, as among the Vendors, prejudice or prevent any Vendor from bringing or pursuing any Claim against CPCRC or any one or more other the Vendors concerning the allocation among the Vendors of benefits or obligations arising from this Agreement.

2.4	Quarterly Contingent Payment

In accordance with the Contingent Payment Agreement, the Purchaser agrees to pay to CPCRC in its own right and not as agent pursuant to Clause 2.3, an amount equal to the Contingent Payment, adjusted and payable on a quarterly basis pursuant to the Contingent Payment Agreement.

2.5	Licenced Technology

The Vendors hereby grant to the Purchaser and its Affiliates, effective at and from the Closing Date, a non-exclusive, fully paid-up, royalty-free, perpetual, worldwide, irrevocable, transferable, sub-licenseable, right and licence to practice, and have practiced on their behalf, the Licenced Technology, including the right and licence to modify and create improvements to the Licenced Technology without support from the Vendors or their Affiliates. Such rights and licences include all such rights and licences as may be reasonably required to operate the WCBU Assets in a manner consistent with how they are operated as of the date hereof and have historically been operated, without impairment, alteration or limitation on such rights and licences or the need for any further payment, right, licence, permission or consent in respect thereof; subject to restrictions on their deliverability or confidentiality restrictions, in each case, owed to a Third Party, until such time as a waiver or consent is provided in respect of such restriction as provided herein (which for certainty, the Vendors shall use commercially reasonably efforts to seek Third Party approval to such delivery or disclosure to Purchaser to the extent that they relate to the WCBU Assets).

ARTICLE 3

PURCHASE PRICE AND PAYMENT

3.1	Purchase Price

The price to be paid by the Purchaser to the Vendors for the WCBU Assets and the Partnership Interest, shall be the aggregate of:

(a)	Ten Billion, Five Hundred and Sixty Seven Million, Seventy Thousand, Nine Hundred and Sixty-Six US Dollars (US 10,567,070,966) (the “Base Cash Price”);

(b)	plus the Share Consideration (together with the Base Cash Price, is collectively the “Base Purchase Price”);

(c)	plus or minus, as applicable, the aggregate of the adjustments calculated and payable in accordance with Clause 4.1

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(collectively, the “Purchase Price”).

3.2	Deposit and Remedies

(a)	Upon execution and delivery of this Agreement, the Purchaser shall pay to CPCRC on behalf of the Vendors a deposit in an amount equal to One Hundred and Twenty-Nine Million Five Hundred Thousand US Dollars (USD $129,500,000) (by wire transfer in immediately available US Dollars (the “Deposit”) to the account referenced in the Wire Transfer Instructions for payment of the Deposit.

(b)	In the event that Closing occurs in accordance with the terms and conditions of this Agreement, the Vendors will retain and credit the Deposit against the Purchase Price in partial satisfaction of the Purchaser’s obligation to pay the Closing Payment at Closing.

(c)	In the event that Closing does not occur:

(i)	due to Vendors’ exercise of its rights under:

(A)	Clause 5.2(a), 5.2(b), 5.2(c) or 5.2(d) arising from the failure of the conditions to close under any of those clauses; or

(B)	Clause 5.2(e) arising from the failure of the Purchaser to accept conditions imposed by the Commissioner under the Competition Act Approval to the extent that Purchaser’s compliance with such conditions will not result in an adverse impact that is material to its business;

the Vendors may retain the Deposit together with any interest actually earned thereon as liquidated damages for the Vendors’ Losses and Liabilities as a result of Closing not occurring, and shall have no obligation to refund the Deposit or any interest actually earned thereon to the Purchaser. The retention of the Deposit as liquidated damages shall constitute the Vendors’ sole remedy against the Purchaser for the Purchaser’s failure to complete the Transaction. The Parties agree that the amount of the Deposit constitutes a genuine pre-estimate of liquidated damages and not a penalty, representing the Vendors’ Losses and Liabilities as a result of Closing not occurring. The Purchaser hereby waives any Claim or defence that the amount of the Deposit is a penalty or is otherwise not a genuine pre-estimate of the Vendors’ damages; or

(ii)	for any reason other than as set forth in Clause 3.2(c)(i):

(A)	upon termination of this Agreement, the Vendors shall refund the Deposit to the Purchaser within five (5) Business Days of such termination, and without limitation to the Purchaser’s rights as set forth in Clause 13.2; and

(B)	if Closing does not occur as a result of a breach by the Vendors of their covenants hereunder or a breach of their representations and warranties, in either case, in circumstances which are conditions precedent to Purchaser’s obligations to Close as set forth in Clauses 5.3(a) or 5.3(b), Purchaser shall be entitled to pursue its rights and remedies at law or in equity, including to specific performance, but subject to Clause 12.5(e).

3.3	Satisfaction of Purchase Price

(a)	At Closing, the Purchaser shall pay to CPCRC, as agent for all Vendors, and by direction of CPCRC, to COPCO:

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(i)	the Base Cash Price less the Deposit in US Dollars by electronic wire transfer to the account of COPCO specified for receipt of such amount in the Wire Transfer Instructions;

plus, if the amount is positive, and minus, if the amount is negative,

(ii)	the adjustments provided in Clause 4.1 computed in accordance with Article 4 paid in Canadian Dollars as set forth in the Interim Statement of Accounting and Adjustment, and the amount of any taxes (including GST/PST) and other amounts payable under Clause 3.4 by electronic wire transfer to the account of CPCRC specified for receipt of such amount in the Wire Transfer Instructions;

(the “Closing Payment”).

(b)	At Closing, the Purchaser shall issue, or shall cause to be issued by its transfer agent, the Share Consideration to CPCRC or its Affiliate nominee (the “Affiliate Nominee”). CPCRC shall notify the Purchaser no later than two (2) Business Days prior to Closing whether the Share Consideration shall be issued to CPCRC or the Affiliate Nominee, and if the latter, the name of the Affiliate Nominee.

(c)	The adjustments provided in Clause 4.1, including as set forth in the Final Statement of Accounting and Adjustment, and the amount of any taxes (including GST/PST) shall be paid in Canadian Dollars by Purchaser via electronic wire transfer to the account of CPCRC specified for receipt of such amount in the Wire Transfer Instructions.

3.4	Taxes, Fees and Other Payments

Taxes and Fees:

(a)	At Closing, the Purchaser shall make a joint election pursuant to section 167(1) of the Excise Tax Act with each Vendor in respect of the purchase of that Vendor’s portion of the WCBU Assets pursuant to this Agreement, the effect of which shall be that the Vendors shall have no obligation to collect and remit GST in respect of those sales. Each Party will execute the relevant GST forms for Closing, describing those sales in sufficient detail to effect those elections and Purchaser will file such elections with the relevant Governmental Authority within the prescribed filing period. The Purchaser will provide the Vendors with such supporting documentation as the Vendors may reasonably request in order to confirm that such elections have been made and properly filed. The Purchaser will indemnify the Vendors for the Vendors’ Losses and Liabilities pertaining to any failure of the Purchaser to file those elections or any failure in acceptance by applicable Governmental Authorities of those elections, provided that Vendor shall be responsible for [***] percent ([***]%) of any penalties and interest resulting from any failure by the applicable Governmental Authority to accept such joint election.

(b)	If a Vendor is required to collect from the Purchaser any other tax, fee or charge under Applicable Laws in connection with the Purchaser acquiring the WCBU Assets and Partnership Interest pursuant hereto, the Purchaser shall pay the amount of those taxes, fees or charges to the Vendor, and the Vendor shall remit those amounts in the manner required by Applicable Laws. If the amount of any such tax, fee or charge is adjusted as a result of any audit or determination by any Governmental Authority, any increase or decrease and any related penalties and interest paid or received shall be paid by or received by the Purchaser, provided that (i) Vendor and not Purchaser shall be liable for any interest or penalties if Purchaser has timely paid the amount of such tax, fee or charge as invoiced by Vendors; and (ii) the Parties shall work together to minimize the net amount of any such taxes, penalties and interest.

(c)

The Parties confirm that the Vendors shall report all revenue and expenses relating to the WCBU Assets prior to the Closing Date and shall be responsible for any Income Taxes relating thereto, and the Purchaser shall report all taxable income or loss allocated by the FCCL Partnership in respect of the Partnership

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Interest for the fiscal year of the Partnership commencing January 1, 2017 in accordance with the amendment to the FCCL Partnership Agreement specified in Clauses 5.4(p) and 5.5(s) shall be responsible for any Income Taxes relating thereto.

(d)	The Purchaser shall be liable for the payment and remittance of any additional amount of GST/PST payable in respect of the purchase of the WCBU Assets and Partnership Interest pursuant hereto, and the GST payable for which the Purchaser is required to self-assess pursuant to section 228(4) of the Excise Tax Act, including any interest, penalties, or any other costs payable in respect of such additional GST/PST, and self-assessed GST, and shall indemnify and save harmless each Vendor in respect thereof, provided that Purchaser shall not be liable for any interest or penalties unless it has failed to timely pay the amount of such additional GST/PST invoiced by Vendors. The GST/PST Registration Numbers of the Vendors and the Purchaser are as set forth in the table attached as Schedule 3.4(d).

(e)	The Purchaser shall also be liable for and shall pay any and all land transfer taxes, and all other taxes, duties or other similar charges properly payable upon and in connection with the conveyance and transfer of the WCBU Assets or Partnership Interest by the Vendors to the Purchaser, including pursuant to Clause 11.1(c), and the Purchaser shall be responsible for all recording charges and registration fees payable in connection therewith.

(f)	If the Vendors retain the Deposit in accordance with Clause 3.2(c)(i), such amount shall be inclusive of GST in accordance with section 182 of the Excise Tax Act.

Other Payments:

(g)	The Vendor shall provide to the Purchaser a completed Standard Calculation Worksheet for each Non-Transferring Employee for Purchaser’s review of the Severance Costs at least five (5) Business Days prior to any severance offer being delivered by Vendor to a Non-Transferring Employee. For purposes of this Clause 3.4(g), “completed” shall mean a Standard Calculation Worksheet populated to include all required data in respect of each Non-Transferring Employee, without modification or adjustment to the methodology expressly set out in the Standard Calculation Worksheet and excluding any discretionary factors.

(h)	Purchaser shall pay to CPCRC, as reimbursement of amounts paid by Vendor to Non-Transferring Employees, in accordance with Clause 16.3(d), [***] percent ([***]%) of the Severance Costs in connection with the termination of employment of any Non-Transferring Employees. Such amounts owing by Purchaser to Vendor related to Severance Costs shall be settled following Closing as an adjustment in accordance with Clause 4.2(b).

(i)	Prior to making any severance offer to a Non-Transferring Employee that deviates from the Severance Costs, Vendor shall provide to Purchaser a revised severance offer calculation for consideration by the Purchaser. Purchaser shall provide a written response to Vendor confirming its position on any revised severance offer, and if Purchaser is in agreement, Purchaser shall reimburse Vendor for [***] percent ([***]%) of the revised amount agreed upon by the Purchaser, as an adjustment in accordance with Clause 4.2(b).

(j)	At Closing, the Purchaser shall cause FCCL Partnership to repay:

(i)	CPCRC the entire principal amount of Two Hundred and Seventeen Thousand Canadian Dollars (CAD $217,000) and all accrued and unpaid return thereon, owing by FCCL Partnership to CPCRC calculated in accordance with clause 6 of the Promissory Instrument effective June 8, 2007, whereupon such promissory instrument shall terminate without any further rights or obligations of either FCCL Partnership or CPCRC; and

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(ii)	Cenovus FCCL Ltd. the entire principal amount of Two Hundred and Seventeen Thousand Canadian Dollars (CAD $217,000) and all accrued and unpaid return thereon, owing by FCCL Partnership to Cenovus FCCL Ltd. calculated in accordance with clause 6 of the Promissory Instrument effective June 8, 2007, whereupon such promissory instrument shall terminate without any further rights or obligations of either FCCL Partnership or Cenovus FCCL Ltd.

3.5	Assumption of Embedded and Other Obligations

In the determination of the Purchase Price, including the adjustments in accordance with Clause 4.1, the Parties confirm and agree that:

(a)	the Purchaser shall assume conduct, carriage and financial responsibility for the Assumed Claims;

(b)	the Purchaser shall not have liability for the Excluded Liabilities; and

(c)	past, present and future WCBU Environmental Liabilities assumed by the Purchaser hereunder are a future cost embedded in the WCBU Assets that is so associated or physically connected with the WCBU Assets that, while having been taken into account in establishing the value of the WCBU Assets and the Purchase Price, cannot be separated from the ownership rights in the WCBU Assets and moreover, that such obligations are not capable of quantification as of the Effective Date and depend upon numerous facts that are not within the control of the Parties. For greater certainty, neither the existence nor the amount of any accounting reserve for asset reclamation obligations or similar matters in the financial statements or accounting records of the Parties has been of any relevance to the Parties in determining the value of the WCBU Assets.

ARTICLE 4

ADJUSTMENTS

4.1	Purchase Price Adjustments

(a)	In this Clause 4.1, the following terms shall have the following meanings:

(i)	“Adjustment Period” means the period commencing at the Effective Time and ending at the Closing Time.

(ii)	“CPCRC’s Share of the FCCL Partnership” means fifty percent (50%), being the proportion of the FCCL Partnership units held by CPCRC.

(iii)	“FCCL Partnership Working Capital” means, in respect of FCCL Partnership, the following amounts, being amounts as set forth in the audited balance sheet of the FCCL Partnership as at December 31, 2016:

(A)	current assets, being CAD $1,598,108,924; minus

(B)	current liabilities, being CAD $405,946,152;

less the aggregate of the amounts paid pursuant to Clause 3.4(g).

(iv)	“WCBU Income Tax Adjustment” means [***] percent ([***]%) of the amount that the revenues apportioned to or borne by the Purchaser after the Effective Time in accordance with Clauses 4.1(b)(ii), (b)(iii), (b)(iv) exceed the costs apportioned to or borne by the Purchaser in accordance with Clause 4.1(b)(ii), (b)(iii), (b)(iv) and (b)(viii), calculated without taking into account capital costs.

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(b)	All costs and revenues of any kind and nature accruing, payable, paid, received or receivable in respect of the WCBU Assets, including rentals, freehold mineral taxes, maintenance, development and capital costs, operating costs, advances, payments with respect to Permitted Encumbrances, costs of drilling, completing, capping and abandoning wells, remediation and reclamation, costs of gathering, processing, injecting, disposing, storing and transporting Petroleum Substances, (which includes costs and benefits of field employees not to exceed [***] Canadian dollars (CAD $[***]) per month prorated for any portion thereof during the Adjustment Period), and proceeds from the sale of production, royalty and similar income, gathering, processing, transportation and similar fees receivable by the Vendors, shall, subject to the provisions of this Agreement, be apportioned on an accrual basis between the Vendors and Purchaser as of the Effective Time, on and subject to the following:

(i)	except as otherwise provided in this Clause 4.1, costs and revenues shall accrue in accordance with GAAP;

(ii)	all such costs and revenues accruing up to the Effective Time shall be for the Vendors’ account and all those accruing after the Effective Time shall be for the Purchaser’s account;

(iii)	all costs of whatever nature pertaining to work performed or goods or services provided with respect to the WCBU Assets prior to the Effective Time shall be borne by the Vendors, notwithstanding that such costs may be payable in whole or in part after the Effective Time and all costs of whatever nature pertaining to work performed or goods or services provided with respect to the WCBU Assets after the Effective Time shall be borne by the Purchaser;

(iv)	all rentals, property taxes, freehold mineral taxes, cash advances, Thirteenth Month Adjustments, and other periodic payments (other than income taxes) shall be apportioned between the Vendors and the Purchaser on a per diem basis as of the Effective Time;

(v)	revenues from the sale of Petroleum Substances that were produced from or allocated to the WCBU Assets and that were at or beyond the wellhead or other first point of measurement as of the Effective Time do not comprise part of the WCBU Assets and shall remain the property of and be for the benefit and account of Vendors;

(vi)	all overhead recoveries, operator’s fees and similar amounts provided for in the WCBU Title and Operating Documents and received or receivable by Vendors as operator of any WCBU Assets and relating to the Adjustment Period shall be for Vendors’ sole benefit and account, with such amounts received or receivable in respect of the month in which Closing occurs apportioned between Vendor and Purchaser on a per diem basis as of the Closing Date;

(vii)	surplus items such as tubing, casing, equipment or other inventory stored on the WCBU Lands and which are not charged to a joint account with respect to the WCBU Lands, or which are owned entirely by the Vendors but are not related to current production from the WCBU Lands, do not comprise part of the WCBU Assets and shall be removed by the Vendors as soon as practicable, but in any event, on or prior to Closing; and

(viii)	in addition to the amounts adjusted for in paragraph (vi), the Vendors shall be entitled to an adjustment or recovery in respect of Vendors’ monthly general and administrative services and matters referenced in the folder indexed at item 1.5.40 in the Data Room Information for the Adjustment Period in the aggregate amount of [***] Canadian dollars (CAD $[***]) per month, prorated for any portion thereof during the Adjustment Period. Such adjustment and recovery shall be full and final satisfaction of any and all amounts owing to Vendors and their Affiliates for such internal, indirect, overhead, general and administrative and similar costs in respect of the Adjustment Period; and

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(ix)	recoveries in respect of a Claim by Vendors against [***] for Losses and Liabilities arising out of [***] whether received by Vendors before or after the Closing Date or by Purchasers after the Closing Date shall be allocated to Vendors for costs incurred prior to the Closing Date and shall be allocated to Purchaser for costs incurred after the Closing Date.

(c)	In respect of the Partnership Interest, the Purchase Price shall be increased or decreased by the following amounts:

(i)	increased by the aggregate of the following amounts:

(A)	the FCCL Partnership Working Capital multiplied by CPCRC’s Share of the FCCL Partnership;

(B)	the amount of any contributions made to the FCCL Partnership by CPCRC during the Adjustment Period; and

(ii)	decreased by the amount of any distributions made by FCCL partnership to CPCRC during the Adjustment Period, which for clarity does not include the amounts provided for in Clause 3.4(g).

(d)	In respect of the WCBU Assets, the Purchase Price shall be:

(i)	adjusted by the net amount of the revenues and costs apportioned to or borne by the Purchaser after the Effective Time in accordance with Clause 4.1(b)(ii), (b)(iii), (b)(iv);

(ii)	increased by the internal overhead recovery allocable to the WCBU Assets in accordance with Clause 4.1(b)(viii);

(iii)	adjusted by the WCBU Income Tax Adjustment;

(iv)	decreased by the Title Defect Value for all Uncured Title Defects, Environmental Defect Value for all Uncured Environmental Defects and/or Claimed Amounts for all Uncured Defects and Claims, calculated and subject to Clauses 8.4(b)(ii)(B)(2), 8.5(b)(ii)(B)(2), 8.6(e)(ii)(B) and 15.2(b); and

(v)	decreased by the Allocated ROFR Value for all Exercised Assets plus or minus, as applicable, any adjustments in respect of the Exercised Assets calculated in accordance with this Clause 4.1.

(e)	Except for the WCBU Income Tax Adjustment, no adjustments shall be made on account of any taxes calculated by reference to or assessed based on income, net revenue or capital that are payable by Vendor or Purchaser.

(f)	In respect of Severance Costs, Purchaser shall reimburse Vendors for that portion of the Severance Costs payable by Purchaser pursuant to Clause 3.4(h) and 3.4(i) in accordance with Clause 4.2(b).

(g)	No item of revenue, benefit, cost, expenditure, obligation, defect or claim shall be taken into account more than once in calculating the adjustments hereunder.

(h)	Notwithstanding anything else in this Clause 4.1 but subject to Clause 4.2(e), the Vendors shall not be required to provide a credit at Closing for any revenue, proceeds and other benefits accruing to the Purchaser on and after the Effective Time but not actually received by the Vendors at least five (5) Business Days prior to the Closing Date, nor include in the ISOA, any amount for expenses incurred after the Effective Time but not yet paid by the Vendors at least five (5) Business Days prior to Closing Date.

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(i)	All payments that are to be reported pursuant to ESTMA or similar extractive sector transparency legislation, shall be reported on a cash payment basis. For greater clarity, whichever Party makes the initial reportable payment under ESTMA, bears the obligation for the reporting of such payment.

(j)	All adjustments to be made pursuant to this Clause 4.1 shall be calculated in Canadian Dollars.

4.2	Statement of Adjustments

(a)	The Vendors shall carry out an interim accounting and adjustment and prepare and deliver to the Purchaser at least five (5) Business Days prior to the Closing Date a statement setting forth the Vendors’ good faith estimate of all adjustments to be made pursuant to this Transaction (the “Interim Statement of Accounting and Adjustment” or “ISOA”). The Purchaser shall pay the Closing Payment to CPCRC based on the calculation specified therefor in the ISOA.

(b)	The Vendors shall carry out a final accounting and adjustment and prepare and deliver to the Purchaser a statement setting forth all adjustments to be made pursuant to this Transaction no later than December 31, 2017, unless extended by the mutual agreement of the Parties, which in any event shall be not later than two hundred and forty days (240) days following the Closing Date (the “Final Statement of Accounting and Adjustment” or “FSOA”). The Final Statement of Accounting and Adjustment shall include the portion of Severance Costs payable by Purchaser pursuant to Clause 3.4(h) and 3.4(i).

(c)	The Vendors shall not be obligated to make any further adjustments after the FSOA is finalized, evidenced by the Parties signing an FSOA which clearly states that it is the final statement of all adjustments and by payment made pursuant thereto, unless the individual adjustment arises from:

(i)	an audit conducted pursuant to Clause 4.2(f);

(ii)	a specific request in writing is made by a Party within twelve (12) months following the Purchaser’s receipt of the FSOA identifying in reasonable detail an adjustment required by this Agreement; or

(iii)	a statement relating to a Thirteenth Month Adjustment, written notice of which is delivered to the Vendors within twenty-six (26) months following the end of the calendar year in which the Closing Date occurs; or

(iv)	an audit initiated by a Third Party having the right to conduct such an audit (other than the Crown), written notice of which is delivered to the Vendors within twenty-six (26) months following the end of the calendar year in which the Closing Date occurs; or

(v)	a statement from the Crown relating to a Crown gas royalty invoice, written notice of which is delivered to the Vendors within twenty-six (26) months following the end of the calendar year in which the Closing Date occurs; or

(vi)	an audit initiated by the Crown, written notice of which is delivered to the Vendors within forty-eight (48) months from the end of the calendar year in which the Closing Date occurs;

provided that an adjustment shall not be made under paragraphs (iii), (iv), (v) and (vi) above, unless such individual amount exceeds [***] Canadian Dollars (CAD $[***]) and, to the extent applicable, is specifically requested in writing within ninety (90) days of: (A) completion of the audit field work if the requesting Party conducting the audit is Purchaser; and (B) the requesting Party’s receipt of the final audit report if the audit is conducted by the applicable Third Party. The other Party shall reply to any request for an adjustment within sixty (60) days of receipt of the request.

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(d)	All adjustments shall be settled by the prompt payment by any Party obliged to make payment pursuant to this Agreement. Interest at the Default Rate shall be paid on any adjustment which remains unpaid by one Party to the other Party thirty (30) days after receipt of the notice that adjustment is to be paid from such thirtieth day to the date of payment.

(e)	Following Closing, and until the FSOA is prepared and delivered in accordance with Clause 4.2(b), in respect of the WCBU Assets, the Parties shall make such payments (in Canadian Dollars) as are necessary to settle, on a reasonably practicable basis, and not less frequently than monthly, all adjustments calculated in accordance with Clause 4.1(d) to the extent not accounted for in the ISOA, as a result of this Clause 4.2(e), or in the FSOA.

(f)	The Purchaser shall have the right at any time during the twelve (12) months following the Purchaser’s receipt of the FSOA, upon thirty (30) days’ prior written notice to the Vendors, during the Vendors’ normal business hours and at the Purchaser’s sole cost, to examine, copy and audit the accounting and financial books, records and accounts of the Vendors relating to the WCBU Assets for the purpose of effecting adjustments pursuant to and within the time provided for in this Clause 4.2. CPCRC shall have the right at any time during the twelve (12) months following the Purchaser’s receipt of the FSOA, upon thirty (30) days’ prior written notice to the Purchaser, during the Purchaser’s normal business hours and at CPCRC’s sole cost, to examine, copy and audit the accounting and financial books, records and accounts of the Purchaser relating to the FCCL Partnership for the purpose of effecting adjustments pursuant to and within the time provided for in this Clause 4.2. The Purchaser shall cooperate with the Vendors so as to facilitate the scheduling of such audits.

(g)	Nothing in this Agreement shall restrict or otherwise interfere with the audit rights which the Parties may have under any WCBU Title and Operating Documents or the FCCL Partnership Agreement for the period prior to the Effective Time, it being the intention of the Parties that any adjustments occurring as a result of the exercise of such audit rights by the Parties shall be for the account of the Party entitled to the benefit of, or responsibility for the liability resulting from the exercise of such audit rights under the WCBU Title and Operating Documents or the FCCL Partnership Agreement, as of the Effective Date as the context requires. For the purposes hereof, the expression “audit rights” shall include the right to initiate an audit or to participate in or receive the benefits from such an audit.

ARTICLE 5

CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES

5.1	Time and Place of Closing and Efforts to Fulfill Closing Conditions

The Closing of the Transaction shall take place at the Place of Closing at the Closing Time or such other place or time as the Parties may agree, on the Closing Date provided, however, that failure to close by such date shall not abrogate any rights or Claim that any Party may have under this Agreement for breach of contract or otherwise. Each Party shall proceed diligently and in good faith and use commercially reasonable efforts to fulfill and assist in fulfilling the conditions precedent to Closing set forth herein.

5.2	Vendors’ Closing Conditions

The obligation of the Vendors to complete the sale of the Partnership Interest and WCBU Assets pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions precedent:

(a)	Representations and Warranties True: all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects (without regard to any materiality qualifier) as of the date hereof and on the Closing Date except to the extent given in respect of a particular date, in which case such representation and warranty need only be true as of such date, and except to the extent any untruth or inaccuracy in the aggregate does not create a Material Adverse Effect;

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(b)	Covenants Performed: the Purchaser shall have performed and satisfied all obligations required by this Agreement to be performed and satisfied by the Purchaser on or prior to the Closing Date, including with respect to the Closing deliveries required of the Purchaser in accordance with Clause 5.5, except to the extent any failure to perform or satisfy such obligations does not in the aggregate, create a Material Adverse Effect;

(c)	Payment: the Purchaser shall have tendered the Closing Payment to the Vendors in the manner provided in Clause 3.3;

(d)	Share Consideration: the Purchaser shall have produced an electronic book-based entry in CDS representing the Share Consideration issued to CPCRC or its Affiliate Nominee; and

(e)	Required Approvals:

(i)	the Competition Act Approval shall have been obtained on terms that are satisfactory to the Purchaser, acting reasonably, provided that it will be reasonable for Purchaser not to accept terms that will result in an adverse impact that is material to the business of the Purchaser;

(ii)	the HSR Approval shall have been obtained;

(iii)	the CTA Approval shall have been obtained; and

(iv)	conditional approval from the TSX and NYSE to the listing of the Share Consideration shall have been obtained.

The foregoing conditions shall be for the benefit of the Vendors and may, without prejudice to any of the rights of the Vendors hereunder (excluding reliance on or enforcement of any representations, warranties or covenants dealing with the subject of or similar to the condition waived), be waived by it in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with, or waived by the Vendors, at or before the Closing Date, the Vendors may rescind and terminate this Agreement by written notice to the Purchaser, provided that the Vendors shall not be permitted to exercise or purport to exercise any right of termination pursuant to this Clause 5.2 if the event or circumstances giving rise to such right is due to the negligent or willful failure by the Vendors to perform or observe in any material respect their covenants and agreements hereunder.

5.3	Purchaser’s Closing Conditions

The obligation of the Purchaser to complete the purchase of the Partnership Interest and WCBU Assets pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions precedent:

(a)	Representations and Warranties True: all representations and warranties of the Vendors contained in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers) as of the date hereof and on the Closing Date, except to the extent any representation or warranty is given as of a specified date, in which case it need only be true as of that date, except to the extent any untruth or inaccuracy in the aggregate does not create a Material Adverse Effect;

(b)	Covenants Performed: the Vendors shall have performed and satisfied all obligations required by this Agreement to be performed and satisfied by the Vendors on or prior to the Closing Date, including the Closing deliveries specified in Clause 5.4 and the Vendors’ obligations in Clause 6.10 to be satisfied at or prior to the Closing Date, except to the extent any failure to perform or satisfy such obligations does not create a Material Adverse Effect;

(c)

No Partnership Material Adverse Effect: since the date of this Agreement, there have not been any changes, effects, events or occurrences that have had or would reasonably be expected to have, individually

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or in the aggregate a Partnership Material Adverse Effect of greater than fifteen percent (15%) of the Base Purchase Price on the value, ownership or operation of the FCCL Partnership Assets (as owned and operated as of the Effective Time).

(d)	Required Approvals:

(i)	the Competition Act Approval shall have been obtained on terms that are satisfactory to the Purchaser, acting reasonably, provided that it will be reasonable for Purchaser not to accept terms that will result in an adverse impact that is material to the business of the Purchaser;

(ii)	the HSR Approval shall have been obtained;

(iii)	the CTA Approval shall have been obtained; and

(iv)	conditional approval from the TSX and NYSE to the listing of the Share Consideration shall have been obtained.

The foregoing conditions shall be for the benefit of the Purchaser and may, without prejudice to any of the rights of the Purchaser hereunder (excluding reliance on or enforcement of any representations, warranties or covenants dealing with the subject of or similar to the condition waived), be waived by it in writing, in whole or in part, at any time. In case any of the said conditions shall not be complied with, or waived by the Purchaser, at or before the Closing Date, the Purchaser may rescind and terminate this Agreement by written notice to the Vendors, provided that the Purchaser shall not be permitted to exercise or purport to exercise any right of termination pursuant to this Clause 5.3 if the event or circumstances giving rise to such right is due to the negligent or willful failure by the Purchaser to perform or observe in any material respect its covenants and agreements hereunder.

5.4	Closing Deliveries by Vendor

At Closing, if the conditions precedent contained in Clause 5.2 are satisfied or are waived by the Vendors, the Vendors shall deliver or cause to be delivered to and in favour of the Purchaser, against and conditional on those deliveries required to be made by the Purchaser under Clause 5.5, the following:

(a)	a certificate given by an officer of each of the Vendors certifying the truth and accuracy of its respective representations and warranties and performance of its respective obligations substantially in the form attached as Schedule 5.4(a);

(b)	forms GST44 Election Concerning the Acquisition of a Business or Part of a Business duly executed by each of the Vendors pursuant to Clause 3.4(a);

(c)	duly executed General Conveyance for transfer of the WCBU Assets, signed by the applicable Vendors;

(d)	duly executed Partnership Unit Transfer and Partnership Agreement Novation Agreement, signed by CPCRC;

(e)	duly executed [***] ROFR Agreement, signed by the Vendors;

(f)	duly executed Investor Agreement, signed by CPCRC or its Affiliate Nominee, as applicable;

(g)	duly executed Non-Compete Agreement, signed by the Vendors;

(h)	duly executed Registration Rights Agreement, signed by CPCRC or its Affiliate Nominee, as applicable;

(i)	subject to Clause 6.7, the duly executed Technical Services Agreement, signed by CPCRC,

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(j)	duly executed Seismic Licence, signed by the Vendors;

(k)	subject to Clause 6.7, the duly executed Transition Services Agreement signed by CPCRC;

(l)	duly executed Contingent Payment Agreement, signed by CPCRC;

(m)	duly executed trust agreements in respect of any interests in Pipeline Records to be held in trust by the Vendors for the Purchaser available for execution at Closing in accordance with Clause 11.3, all signed by the applicable Vendors;

(n)	all Conveyance Documents available for execution at Closing pursuant to Clause 11.1(a) duly executed by the applicable Vendors;

(o)	those Security Interest discharges, if any, contemplated by paragraph (xiii) of the definition of Permitted Encumbrances;

(p)	duly executed amendment to Section 13.1 of the FCCL Partnership Agreement, signed by CPCRC in form and substance mutually agreeable to CPCRC and the Purchaser, each acting reasonably, providing for no allocation of taxable income or loss of the FCCL Partnership to CPCRC for fiscal periods of the FCCL Partnership ending after December 31, 2016;

(q)	duly executed resignations of CPCRC representatives on the FCCL Management Committee and Subcommittees, together with mutual releases of these representatives and FCCL Partnership, in the form attached as Schedule 5.4(q);

(r)	duly executed agreements, signed by CPCRC, terminating the FCCL Guarantees and the Area of Mutual Interest Agreement dated January 2, 2007 originally between EnCana Oil & Gas Partnership and CPCRC, in a form acceptable to the Parties, acting reasonably; and

(s)	any and all other documents that are required to be delivered by the Vendors to the Purchaser pursuant hereto, provided that, for any documents required to be delivered by the Vendors to the Purchaser in respect of the WCBU Miscellaneous Interests:

(i)	where a document pertains exclusively to the WCBU Assets, then Vendors shall provide the original of such document to the Purchaser without retaining a copy; and

(ii)	where a document does not pertain exclusively to the WCBU Assets, then the Vendors shall be obligated to provide only a copy of such document to the Purchaser and shall be entitled to retain the original, or a copy, as the case may be, for themselves.

5.5	Closing Deliveries of the Purchaser

At Closing, if the conditions precedent set forth in Clause 5.3 are satisfied or are waived by the Purchaser, the Purchaser shall deliver or cause to be delivered to and in favour of the Vendors, against and conditional on those deliveries required to be made by Vendors under Clause 5.4, the following:

(a)	payment of the Closing Payment in immediately available funds by wire transfer in accordance with the settlement instructions provided in writing by CPCRC (on behalf of the Vendors) to the Purchaser in accordance with Clause 3.3;

(b)	the confirmation of a book-based entry in CDS representing the Share Consideration issued in the name of CPCRC;

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(c)	the executed Legal Opinion by one or more external legal counsel to the Purchaser, it being understood that legal counsel for the Purchaser may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Purchaser and public officials, and that the opinions of such legal counsel to the Purchaser may be subject to customary assumptions and qualifications;

(d)	a certificate given by an officer of the Purchaser certifying the truth and accuracy of its respective representations and warranties and performance of its respective obligations, substantially in the form attached as Schedule 5.5(d);

(e)	duly executed General Conveyance for transfer of the WCBU Assets, signed by the Purchaser;

(f)	duly executed Partnership Unit Transfer and Partnership Agreement Novation Agreement, signed by the Purchaser;

(g)	duly executed [***] ROFR Agreement, signed by the Purchaser;

(h)	duly executed Investor Agreement, signed by the Purchaser;

(i)	duly executed Non-Compete Agreement, signed by the Purchaser;

(j)	duly executed Registration Rights Agreement, signed by the Purchaser;

(k)	subject to Clause 6.7, the duly executed Technical Services Agreement, signed by the Purchaser;

(l)	duly executed Seismic Licence, signed by the Purchaser;

(m)	subject to Clause 6.7, the duly executed Transitional Services Agreement signed by the Purchaser;

(n)	duly executed Contingent Payment Agreement, signed by Purchaser;

(o)	duly executed trust agreements in respect of any interests in Pipeline Records to be held in trust by the Vendors for the Purchaser in accordance with Clause 11.3, all signed by the Purchaser;

(p)	the Required Approvals;

(q)	form GST44 Election Concerning the Acquisition of a Business or Part of a Business with respect to each of the Vendors duly executed by the Purchaser pursuant to Clause 3.4(a);

(r)	all Conveyance Documents tabled by Vendors pursuant to Clause 11.1(a), duly executed by the Purchaser as applicable;

(s)	duly executed amendment to Section 13.1 of the FCCL Partnership Agreement signed by the Purchaser, in form and substance mutually agreeable to CPCRC and the Purchaser, each acting reasonably, providing for no allocation of taxable income or loss of the FCCL Partnership to CPCRC for fiscal periods of the FCCL Partnership ending after December 31, 2016;

(t)	duly executed mutual releases of CPCRC representatives on the FCCL Management Committee and Subcommittees and FCCL Partnership in the form attached as Schedule 5.4(q);

(u)	repayment by the FCCL Partnership to CPCRC of FCCL promissory instrument in accordance with Clause 3.4(g); and

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(v)	duly executed agreements, signed by Purchaser, terminating the FCCL Guarantees and the Area of Mutual Interest Agreement dated January 2, 2007 originally between EnCana Oil & Gas Partnership and CPCRC, in a form acceptable to the Parties, acting reasonably;

(w)	any and all other documents that are required to be delivered by the Purchaser to the Vendors pursuant hereto.

5.6	Form of Deliveries at Closing

All deliveries under Clauses 5.4 and 5.5 respectively, shall, except as otherwise stated, be in a form acceptable to the Party to whom such deliveries are intended to be delivered and their respective solicitors, acting reasonably.

ARTICLE 6

PRE-CLOSING PERIOD MATTERS

6.1	Pre-Closing Transactions

(a)	The Purchaser acknowledges and agrees that at any time prior to Closing, a Vendor may amalgamate with an Affiliate, or change the name of, a Vendor or its Affiliate, in either case, in its sole and absolute discretion and without prior consent of the Purchaser.

(b)	The Vendors acknowledge and agree that at any time prior to Closing, the Purchaser may amalgamate with an Affiliate, or change the name of, any of the Purchaser or its Affiliates, in either case, in its sole and absolute discretion and without prior consent of Vendor, and may designate an Affiliate to be the transferee of any or all (as directed by the Purchaser) of the WCBU Assets including any or all of the WCBU Title and Operating Documents, as contemplated herein, provided that any such Affiliate shall become a party to this Agreement such that the Purchaser and such Affiliate shall be jointly and severally liable for each other’s acts and omissions.

6.2	WCBU Assets to be Maintained

During the Interim Period, the Vendors shall, to the extent that the nature of its interest permits, and subject to the WCBU Title and Operating Documents:

(a)	cause the WCBU Assets to be operated and maintained in a proper and prudent manner in accordance with generally accepted oil and gas industry practices and in material compliance with Applicable Laws;

(b)	pay or cause to be paid all costs and expenses relating to the WCBU Assets which become due prior to the Closing Date;

(c)	perform and comply with all material covenants and conditions contained in the WCBU Title and Operating Documents to be performed or complied with by the Vendors prior to Closing;

(d)	provide the Purchaser on a timely basis with copies of all operations notices, AFEs, requests for consents and similar notices received by the Vendors which, in any such case, exceed the applicable thresholds set forth in Clauses 6.4(a) and 6.5(a).

6.3	FCCL Partnership Matters

(a)	During the Interim Period, the Purchaser shall, subject to the FCCL Partnership Agreement:

(i)	cause the operation of the FCCL Partnership Assets to be operated and maintained in a proper and prudent manner in accordance with generally accepted oil and gas industry practices and in material compliance with the FCCL Partnership Agreement and Applicable Laws;

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(ii)	pay or cause to be paid all costs and expenses relating to the FCCL Partnership Assets which become due prior to the Closing Date; and

(iii)	perform and comply or cause its Affiliates to perform and comply, with all material covenants and conditions contained in the FCCL Partnership Agreement to be performed or complied with by Purchaser or its Affiliates prior to Closing;

(b)	The Vendors’ shall not sell, assign, transfer, convey or Encumber the Partnership Interest except to the extent permitted pursuant to Clause 6.1.

(c)	During the Interim Period, the Vendor and the Purchaser shall cause FCCL Partnership to not:

(i)	distribute any amounts to its partners;

(ii)	call or demand any contributions or loans from its partners;

(iii)	amend any budget approved by the partners in accordance with the FCCL Partnership Agreement; and

(iv)	sell, assign, transfer, convey or Encumber any FCCL Partnership Assets, except to the extent expressly permitted in accordance with the FCCL Partnership Agreement without CPCRC’s consent.

(d)	Prior to Closing, but effective on Closing, CPCRC shall cause its representatives on the FCCL Management Committee and Subcommittee to resign and execute a release in respect of the FCCL Partnership in the form set forth in Schedule 5.4(q).

6.4	Restrictions on Conduct of Business

Except to the extent provided in Clause 6.1(a), the Vendors shall not, during the Interim Period, without the prior written consent of the Purchaser, which consent shall be timely provided if given, and notice that it will be withheld timely provided if not given, which consent may be given or withheld in Purchaser’s sole discretion:

(a)	make any single commitment or propose, initiate or authorize any single capital expenditure out of the ordinary course of Operations, of which the Vendors’ share is in excess of Five Million Canadian Dollars (CAD $5,000,000), except as may be reasonably necessary to protect or ensure life and safety or to preserve the WCBU Assets or title to the WCBU Assets or in respect of amounts which the Vendors may be committed pursuant to a contract with a Third Party, to expend or be deemed to authorize for expenditure without its consent, provided that Vendors shall give written notice and reasonable particulars to Purchaser for any such capital expenditures of between One Million Canadian Dollars (CAD $1,000,000) and Five Million Canadian Dollars (CAD $5,000,000);

(b)	enter into any transaction, contract or other arrangement in respect of the WCBU Assets, that is not terminable in notice of 62 days or less, and/or which has a value in excess of Five Million Canadian Dollars (CAD $5,000,000), unless such transaction, contract or other arrangement is contemplated in an AFE that has been approved as of the date of this Agreement;

(c)	except as a result of an expiry, surrender any of the WCBU Leases;

(d)	other than as may be required in accordance with Applicable Law or the terms of any WCBU Title and Operating Document, prior to the Closing Date, abandon any of the WCBU Assets;

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(e)	materially amend or terminate any agreement or instrument relating to the WCBU Assets of Five Million Canadian Dollars (CAD $5,000,000), except as may be reasonably necessary to protect or ensure life and safety or to preserve the WCBU Assets or title to the WCBU Assets;

(f)	sell, encumber or otherwise dispose of any of the WCBU Assets or any interest therein, except regarding sales of the production of Petroleum Substances in the ordinary course of business and the sale of materials and supplies no longer required in connection with the WCBU Assets;

(g)	exercise any right (including any bidding rights at Crown sales or ROFR) or option of the Vendors relative to or arising as a result of the ownership of the WCBU Assets;

(h)	settle any Claim, the cost of which will be for the Purchaser’s account;

(i)	enter into any transaction with any Affiliate in respect of the WCBU Assets, except as may be permitted pursuant to Clause 6.1;

(j)	alter the terms of employment of any Transferring Employee other than in accordance with Article 16;

(k)	alter, or agree to alter, the terms of employment or contract of any Employee or Contractor including, to adopt any new or amend any existing, Employee Plans, except as required by Applicable Law;

(l)	terminate any Employee or Contractor, other than termination for just cause, or where reasonably required to protect the property and interests of the WCBU Assets; or

(m)	terminate, without just cause, any personnel required to provide transition services pursuant to the Transition Services Agreement.

The Purchaser will have the unilateral right to decide whether to consent to any of the foregoing; however, if Closing does not occur due to the breach of the Purchaser’s obligations hereunder, the Purchaser shall indemnify and hold harmless the Vendors for any incremental Losses and Liabilities directly attributable if the Purchaser does not consent to any of the foregoing actions as requested by the Vendors.

6.5	Interim Period Notices and Obligations of the Purchaser

(a)	If the Vendors receive any notice of operations during the Interim Period, (including casing point and abandonment elections and the exercise of options to drill wells or conduct exploration or development operations under farmout and similar agreements) on the WCBU Lands or the exercise of any right (including rights of first refusal and rights under area of mutual interest provisions) or any option relating to the WCBU Assets which is in excess of Five Million Canadian Dollars (CAD $5,000,000) for any single item or related series of items (each such operation or exercise of a right or option being referred to as a “Proposal”) from a Third Party, then, in a timely manner, the Vendors shall give notice, including full particulars of the Proposal, to the Purchaser and, as soon as is practicable, the Purchaser shall give the Vendors notice of whether or not it wishes to have the Vendors elect to participate in such Proposal. The Vendors’ notice to the Purchaser shall contain the length of any period during which the Vendors are required to respond to any notice received by them in accordance with the applicable operating agreement, at the end of which period, in the absence of a notice by the Purchaser, the Purchaser is deemed to have made a positive election or given its consent in respect of any notice received by it.

(b)	If the Purchaser and the Vendors disagree on the response to the Proposal, a meeting shall be immediately convened to discuss the differences. If consensus is not reached at that meeting, the Purchaser will have the unilateral right to decide the response provided that if Closing does not occur the Purchaser shall indemnify and hold harmless the Vendors for any incremental Losses and Liabilities directly attributable to such unilateral right exercised by the Purchaser.

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6.6	Regulatory Hearings

(a)	If, during the Interim Period, the Vendors receive any notice from the AER, or the OGC, or any other Governmental Authority in respect of any hearing relating to the WCBU Assets, then, in a timely manner, the Vendors shall give notice thereof to the Purchaser, including particulars of the hearing and the WCBU Assets to which such hearing relates, and the Vendors shall use reasonable efforts to postpone the commencement of the hearing until after the Closing Date. If a hearing is nonetheless scheduled to commence prior to the Closing Date, the Vendors shall proceed with the hearing, and shall consult with the Purchaser in respect of all aspects of the conduct of the hearing and shall provide copies of all documentation filed with or received from the Governmental Authority in connection with such hearing. Any costs and expenses incurred by the Vendors relating to such hearing shall be solely for the Purchaser’s account if Closing occurs.

(b)	If the Vendors and the Purchaser disagree in respect of any matter relating to the hearing, a meeting shall be immediately convened to discuss the differences. If consensus is not reached at that meeting, subject to Vendors’ use of commercially reasonable efforts to postpone the commencement of the hearing until after the Closing Date, the Vendors shall have the unilateral right, acting reasonably, to decide the matter and proceed on that basis.

6.7	Negotiation of Interim Period Agreements

(a)	The Parties shall use commercially reasonable efforts to negotiate in good faith the following agreements for execution and delivery at Closing:

(i)	a Technical Services Agreement which contains the principles set forth in Schedule 1.1(llllllll);

(ii)	a Transition Services Agreement which contains the principles addressed in Schedule 1.1(vvvvvvvv); and

(b)	If the Parties have not succeeded in negotiating the agreements referenced in Clause 6.7(a)(i) or 6.7(a)(ii) for execution and delivery at Closing, they shall nevertheless be bound by the principles of such agreements as set forth in Schedules 1.1(llllllll), and 1.1(vvvvvvvv),as the context requires, on and after Closing until the earlier of the date such agreements are entered into by the Parties or the expiry of the term set forth in the principles established in such schedules. If the Parties have not succeeded in negotiating the Seismic Licence for execution and delivery at Closing, they shall nevertheless be bound by the principles of the form of seismic licence agreement referenced in the folder entitled “Seismic Licence” indexed at item 1.10.10.1 of the Data Room Information with the Purchaser as the licensor and the Vendors as the licensees.

6.8	Insurance by Purchaser

(a)	The Purchaser may, at any time on or after the Effective Time and prior to the Closing Date, obtain insurance in respect of such risks and perils and in such amounts as the Purchaser, in its sole discretion, deems appropriate, relating to the WCBU Assets and the Partnership Interest. The Vendors hereby consent to the Purchaser placing such insurance.

(b)

If during the Adjustment Period any of the WCBU Tangibles are damaged or destroyed or otherwise altered by reason of fire, flood, storm or other insured peril (“WCBU Facility Loss”), Vendors shall promptly notify Purchaser in writing of the nature and extent of the WCBU Facility Loss. The Parties shall proceed with Closing notwithstanding such WCBU Facility Loss. Upon Closing, Vendors shall assign to Purchaser all of the rights of Vendors (if any) to the proceeds of insurance payable in respect of such WCBU Facility Loss. After Closing Vendors shall, at Purchaser’s request and sole cost, use commercially reasonable efforts to assist Purchaser in the collection of such proceeds of insurance. The Purchaser shall

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be solely responsible for payment of any and all deductibles required to be paid in respect of such WCBU Facility Loss.

6.9	Required Approvals

(a)	Competition Act, Hart-Scott Rodino, and Canada Transportation Act Filings

(i)	The Purchaser shall promptly (and, in any event, within five (5) Business Days following the execution of this Agreement) or such other date as the Parties may agree, file with the Competition Bureau a request for an advance ruling certificate under section 102 of the Competition Act in respect of the Transaction. In addition to such request, upon a request from the Purchaser, the Parties shall promptly notify the Commissioner of the Transaction under section 114 of the Competition Act.

(ii)	Within five (5) Business Days following the execution of this Agreement or such other date as the Parties may agree, each of the Purchaser and the Vendors shall file any prescribed notifications under the HSR Act in respect of the Transaction.

(iii)	Concurrently with making the filings and notifications to the Commissioner under this Clause 6.9(a) (A) each of the Purchaser and the Vendors shall give the required notice to the Minister of Transport under section 53.1 of the Canada Transportation Act; and (B) the Purchaser shall file with the Minister of Transport a submission with respect to the public interest as it relates to national transportation in respect of the Transaction.

(iv)	The Parties shall cooperate with each other in connection with the preparation and submission of all filings, submissions, correspondence and communications of any material nature as may be or become necessary or desirable in connection with the Required Approvals, with the Parties using commercially reasonable efforts to provide such information as the other Party may reasonably request. Subject to Clause 6.9(a)(v), each Party shall provide to the other Party in advance of filing copies of all filings, submissions and correspondence for review.

(v)	Subject to Applicable Law, each Party shall provide the other Party (or its external counsel in respect of competitively-sensitive, privileged or confidential matters) with reasonable opportunity to review and comment on all draft filings, applications, submissions, correspondence and communications to be made by it with or to any Governmental Authority in connection with obtaining the Required Approvals, to review all notices and correspondence received from any Governmental Authority with respect to all such filings, submissions, correspondence and communications in connection with the Required Approvals, keep the other Party informed of the status of any communications with, and provide copies or summaries of such communications to the other Party as are material and each Party shall use its commercially reasonable efforts to cooperate with and assist the other Party in the preparation and making of all such filings, submissions, correspondence and communications. Each Party shall use its commercially reasonable efforts to obtain all Required Approvals.

(vi)	A Party shall not participate in any planned meeting or planned discussion relating to any of the Required Approvals (whether in person, by phone or otherwise) with a Governmental Authority unless it consults with the other Party in advance and gives the other Party the opportunity to attend the meeting or discussion.

(vii)	The Parties shall submit information requested by a Governmental Authority in connection with its review of the Transaction as promptly as practicable.

(b)	Approval to Listing and Issuance of Share Consideration

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(i)	The Purchaser will cause to be taken all necessary corporate action to allot and reserve for issuance the Share Consideration to be issued pursuant to this Agreement. The Purchaser will use its commercially reasonable efforts to obtain the conditional listing of the Share Consideration on the TSX by the Closing Time, subject to the satisfaction by the Purchaser of the customary conditions as specified by the TSX, and approval for listing of the Share Consideration on the NYSE by the Closing Time, subject only to the official notice of issuance, and the Purchaser will use its commercially reasonable efforts to promptly satisfy all such conditions to the listing of the Share Consideration on both the TSX and the NYSE. The Purchaser and the Vendors acknowledge and agree that the Share Consideration will be issued without the requirement for a prospectus under Applicable Canadian Securities Laws or registration under Applicable US Securities Laws. The Share Consideration will, subject only to the resale restrictions imposed by the Applicable Canadian Securities Laws, Applicable US Securities Laws and as set forth in the Registration Rights Agreement and the Investor Agreement, be freely tradeable by the holder thereof immediately after issuance and any certificates representing the Share Consideration or the ownership statement issued under a direct registration system or other electronic book-entry system will bear a restrictive legend substantially in the following form (and with the necessary information inserted) in accordance with Applicable Canadian Securities Laws, Applicable US Securities Laws and the policies of the TSX and NYSE indicating that the resale of such securities is restricted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER CLOSING DATE].

THE SECURITIES REPRESENTED HEREBY ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF CENOVUS ENERGY INC. (THE “ISSUER”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS.

(ii)	The Purchaser shall take all necessary action to cause the restrictive legend above to be removed from the Share Consideration when and as permitted by Applicable Canadian Securities Laws, Applicable US Securities Laws and the policies of the TSX and NYSE.

(c)	Personal Information Forms

CPCRC shall provide to the Purchaser, within five (5) Business Days of receipt from the Purchaser, of the conditional approval of the TSX regarding the listing of the Share Consideration, personal information

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forms in the form prescribed by the TSX for the mind and management of CPCRC, or if CPCRC has provided notice designating the Affiliate Nominee to take receipt of the Share Consideration pursuant to Clause 3.3(b), for the mind and management of the Affiliate Nominee and, in any event, from each person identified by the TSX as being required to file such personal information form in order to receive the notice of the TSX approval specified in Clause 5.2 and 5.3.

(d)	Filing Fees

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6.10	Financing and Continuous Disclosure

(a)	COPCO and each Vendor agrees to use its respective commercially reasonable efforts to provide, at the Purchaser’s sole cost, risk and expense, such assistance as is reasonably requested by the Purchaser in connection with the Financing, any Follow-on Financing, and any Continuous Disclosure Document. Without limiting the generality of the foregoing, such assistance shall, subject to the terms of Clause 6.7(b) and 14.2, include the following:

(i)	upon reasonable request of the Purchaser to provide such historical information in respect of the WCBU Assets as may be required by the Purchaser to comply with Applicable Canadian Securities Laws and/or Applicable U.S. Securities Laws in any Offering Document or Continuous Disclosure Document or to respond to requests from securities commission in respect of any Offering Document or Continuous Disclosure Document;

(ii)	during the Interim Period, within twenty (20) Business Days of the completion of any interim quarterly period, providing the Purchaser with the unaudited comparative Statements of Revenue, Royalties and Production Costs of the WCBU Assets of the Vendor which relate to such quarterly period, prepared in accordance with the financial reporting framework specified in subsection 3.11(5) of National Instrument 52-107 Acceptable Accounting Principles and Auditing Standards of the Canadian Securities Administrators (“NI 52-107”) for operating statements, and the line items in such statements to be prepared in all respects using accounting policies that are permitted by generally accepted accounting principles in the United States of America, with such accounting policies applying to those line items as if such line items were presented as part of a complete set of financial statements, and except as noted within such statements, consistently applied throughout the periods involved, such statements to have been reviewed by the applicable Vendor’s independent auditors in accordance with the review standards generally accepted in the United States at the time of delivery to Purchaser (the “Interim Period WCBU Operating Statements”);

(iii)	using commercially reasonable efforts to take such actions as are reasonably requested by the Purchaser to provide documentation or other information required by a Governmental Authority under applicable “know your customer” and Money Laundering Laws, including the USA Patriot Act or to provide diligence documentation to the Purchaser in addition to the Data Room Information for purposes of completing any customary diligence requests from financing sources;

(iv)	using commercially reasonable efforts to cause its independent auditors to participate in underwriter due diligence sessions (upon receipt by the auditors of customary documentation requested by such auditors to be provided by the financing sources in advance of the session) and the preparation and timely delivery to the Purchaser or its Affiliates of customary long form comfort letters and consents in connection with any Offering Document and to provide any reports of such auditors;

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(v)	providing such additional information as may be necessary for inclusion in the WCBU Assets Description to update for changes to the WCBU Assets during the Interim Period; and

(vi)	using its commercially reasonable efforts to assist the Purchaser with the preparation by the Purchaser of pro forma adjustments to the extent reasonably requested by the Purchaser relating to the Interim Period WCBU Operating Statements.

(b)	Notwithstanding any other provisions of this Agreement to the contrary, the Vendors hereby expressly consent to the use and public disclosure, including by the incorporation by reference, in each case, in whole or in part, by the Purchaser and any of its Affiliates of:

(i)	the WCBU Operating Statements (subject to any requirement to obtain auditor consent for such use and inclusion), the Asset Reserves Report, (subject to any requirement to obtain GLJ’s consent for such use and inclusion) and the WCBU Assets Description; and

(ii)	any of the information provided pursuant to this Clause 6.10, other than documentation or other information:

(A)	provided pursuant to Section 6.10(a)(iii); or

(B)	provided pursuant to Section 6.10(a)(iv) and which requires auditor consent to the use and public disclosure thereof;

in each case, in substantially the form and for the purpose such information was so provided, in connection with the Financing, any Follow-on Financing and/or in, including by incorporation by reference in, as the case may be, any Offering Document, Continuous Disclosure Document, ratings agency presentations or lender, underwriter or investor presentations of the Purchaser or any of its Affiliates. The foregoing shall constitute the consent and approval of the Vendors to such use and disclosure as required under Clause 18.1(b).

(c)	Nothing in this Clause 6.10 shall require COPCO, Vendors or any of their Affiliates to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities in relation to the Financing or any Follow-on Financing or any Continuous Disclosure Documents except in respect of any secondary offering to the extent expressly contemplated by the Registration Rights Agreement.

(d)	The Purchaser shall promptly reimburse Vendors and any of their Affiliates for all reasonable costs or expenses (including reasonable and documented costs and expenses of internal resources, counsel and accountants, and out-of-pocket costs, other than accounting costs associated with regular financial reporting by any Vendor) incurred by Vendors, their Affiliates, and their respective Representatives in connection with any cooperation provided for in this Clause 6.10.

(e)

Notwithstanding anything to the contrary contained in this Agreement, except for claims against the Financing Sources Related Parties by the Purchaser pursuant to any of the Debt Commitment Letters (and any definitive documents related thereto), (i) none of the Parties nor any of their respective Representatives, members or stockholders shall have any rights or claims against any of the Financing Sources Related Parties, in any way relating to this Agreement or the Transaction, or in respect of, any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any of the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (ii) none of the Financing Sources Related Parties shall have any liability (whether in contract, in tort or otherwise) to any Party or any of their respective Subsidiaries, Affiliates, Representatives, members or stockholders for any obligations or liabilities of any Party under this Agreement or for any Claim based on, in respect of, or

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by reason of, this Agreement or the Transaction or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to any of the Debt Commitment Letters or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

6.11	Anti-Sandbagging

(a)	During the Interim Period, each Party shall promptly, and in any event, not later than seven (7) Business Days prior to the Closing Date (the “Notice Date”), notify the other Party if such Party has knowledge of any fact or circumstance that causes or would cause any representations or warranties hereunder of such other Party to be untrue in any material respect prior to the Notice Date or any covenant of the other Party contained in this Agreement to be unfulfilled in any material respect prior to the Notice Date. Each of the Parties acknowledges and agrees that failure by a Party to given notice to the other Party of any breaches of the other Party’s representations and warranties or covenants of which it is then aware, within such time shall constitute an irrevocable waiver and release of all Claims for indemnity therefore under Clause 12.1 or 12.2, as the context requires. None of the Parties shall be entitled to the benefits of Clause 12.1 or 12.2, as the context requires, in respect of any breach of any representation, warranty or covenant of the other Party to the extent such Party had knowledge of the breach but failed to give the other Party notice of the breach in sufficient detail, prior to the Notice Date in accordance with this Clause 6.11. Each Party shall also promptly notify the other Party of any fact or circumstance or any accumulation of facts or circumstances that would, individually or in the aggregate, reasonably be expected to cause a failure of any of such Party’s or the other Party’s conditions to Closing to be satisfied as of such date.

(b)	Each indemnified Person shall use commercially reasonable efforts to mitigate and minimize Losses and Liabilities under or in relation to this Agreement upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses and Liabilities that are indemnifiable under this Agreement. Such indemnified Person shall not be required to incur extraordinary expense or risk to mitigate or minimize any such Losses and Liabilities. If an indemnified Person fails to so mitigate such Losses and Liabilities, the indemnifying Party shall have no liability for any portion of the Losses and Liabilities that could reasonably have been avoided had the indemnified Person made such efforts.

(c)	Except to the extent that Losses and Liabilities relating to any Claim for breach of representations, warranties or covenants hereunder could reasonably be expected to cause a failure of any Party’s conditions to Closing to be satisfied, the Parties shall proceed with Closing, notwithstanding Clause 6.11(a), and subject to Clause 6.11(b), shall preserve all rights to indemnity in respect of Claims for which notice was provided in accordance with Clause 6.11(a), subject to Clause 12.5(d)(iii).

6.12	Other Prohibited Activities - Standstill

(a)	In this Clause 6.12, the following terms shall have the following meanings:

(i)

“Hedge” means, in respect of any common shares of the Purchaser, to enter into any hedge, swap (including total return swap), derivative transaction, forward sale, futures contract, option, repurchase agreement, securities lending transaction, monetization transaction, financial instrument, insurance or other similar agreement or arrangement, or any combination thereof, or any other agreement, instrument, transaction or series of transactions that hedges, Transfers or has as the subject matter thereof, in whole or in part, directly or indirectly, any right or interest in any common shares in the capital of the Purchaser, including the voting rights associated therewith or other economic consequence of ownership of such common shares of the Purchaser, whether any such hedge, swap (including total return swap), derivative transaction, forward sale, futures contract, option, repurchase agreement, securities lending transaction, monetization transaction, financial instrument, insurance or other similar agreement or arrangement, or any combination

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thereof, or any other agreement, instrument, transaction or series of transactions, is to be settled by delivery of securities, in cash or otherwise; and

(ii)	“Transfer” includes any sale, exchange, disposition, assignment, gift, bequest, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership or other ownership interest (including in respect of any associated voting rights) passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value and whether directly or indirectly in any manner whatsoever, and includes any agreement to effect any of the foregoing.

(b)	During the Interim Period, and, solely for the purposes of Clause 6.12(b)(i) through (vi) during the period which is one hundred and eighty (180) days following any termination of this Agreement, without the prior written consent of the Purchaser (which consent may, in the sole discretion of the Purchaser, be withheld or given subject to such conditions as the Purchaser may in its sole discretion determine), none of COPCO, the Vendors or any of their respective Affiliates, nor any of their respective Representatives acting on behalf of COPCO or any Vendor or any of their respective Affiliates, will, directly or indirectly, do any of the following or cause such to occur:

(i)	acquire, offer or agree to acquire or make any public proposal to acquire or offer to acquire, in any manner, directly or indirectly, beneficial ownership of or control or direction over any: (A) voting securities (including common shares in the capital of the Purchaser) or voting rights in respect of voting securities; (B) securities convertible or exchangeable into voting securities (including derivatives or similar instruments which would provide voting rights in respect of voting securities or an entitlement to accept voting securities or any voting rights on settlement); or (C) assets, of the Purchaser or its Subsidiaries, except in the case of assets of the Purchaser or its Subsidiaries, offers and agreements made in the ordinary course of business of the Purchaser and of the Vendors and its Affiliates not otherwise restricted in this Article 6;

(ii)	engage in any discussion or negotiations, conclude any understanding, enter into any agreement or propose or offer to enter into, directly or indirectly, any take-over bid, arrangement, amalgamation, merger, acquisition of all or substantially all of the assets or other business combination or similar transaction with, or change in control transaction involving, the Purchaser or its Subsidiaries;

(iii)	knowingly engage in, participate in, or in any way initiate, directly or indirectly and whether alone or jointly or in concert with another Person, any “solicitation” (as such term is defined in the CBCA) of proxies or consents, with respect to the voting of any securities of the Purchaser, or knowingly initiate, propose or otherwise “solicit” (as such term is defined in the CBCA) security holders of the Purchaser to vote any securities of the Purchaser on any matter;

(iv)	seek, alone or in concert with others, (A) to requisition or call a meeting of shareholders of the Purchaser, (B) to obtain representation on, or nominate or propose the nomination of any candidate for election to, the Board, or (C) to effect the removal of any member of the Board or otherwise alter the composition of the Board;

(v)	otherwise seek to advise, control, change or influence the business, operations, management, polices or Board of the Purchaser;

(vi)	enter into any discussions, agreements or understandings with any Person with respect to the foregoing, or knowingly advise, assist or encourage any Person to take any action inconsistent with the foregoing, or publicly disclose any plan, intention or proposal with respect to any of the foregoing; or

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(vii)	Hedge or cause the Hedge of its direct or indirect exposure to any common shares of the Purchaser.

ARTICLE 7

INFORMATION, PROPRIETARY SEISMIC DATA AND ACCESS TO RECORDS

7.1	Technical and Operating Information

The Vendors shall, upon request, and subject to contractual restrictions relating to disclosure and Clause 14.2, use commercially reasonable efforts after Closing to obtain consent to disclosure from applicable Third Parties, make available all technical data relating to the WCBU Assets (including drilling reports, well files and production records) as are in the possession of the Vendors for such inspection as the Purchaser reasonably requires in connection herewith. After Closing, the Vendors shall, where consent to disclose is required and has been obtained, deliver to the Purchaser such technical data, provided that nothing contained in this Clause 7.1 shall require Vendors to disclose data and information which are subject to confidentiality restrictions prohibiting their disclosure for which consent has not been obtained, nor any economic evaluations, forecasts, analyses and similar items which are not comprised in the WCBU Assets or FCCL Partnership Assets) or valuations prepared in contemplation of the Transaction.

7.2	Proprietary Seismic Data – Seismic Licence

(a)	The Purchaser shall execute and deliver to Vendors the Seismic Licence at the Closing Date in respect of the Proprietary Seismic Data.

(b)	Within a reasonable period of time following the Closing Date, and subject to Clause 14.2, the Vendors shall deliver the Proprietary Seismic Data to the Purchaser and retain a licenced copy thereof pursuant to the Seismic Licence, provided however, that nothing shall require the Vendors to deliver to the Purchaser Proprietary Seismic Data which it is legally prohibited from conveying.

7.3	Partnered Seismic Data and Brokered Seismic Data

(a)	For a period of two (2) years after the Closing Date, subject to compliance with any consent requirements and restrictions against disclosure or transfer, and provided that Purchaser has paid any applicable fees arising on such disclosure or transfer:

(i)	Vendors shall convey to the Purchaser the Vendors’ and their Affiliate’s share of all Partnered Seismic Data; and

(ii)	transfer the Vendors’ and their Affiliate’s licences to the Brokered Seismic Data identified and reasonably requested by the Purchaser on timing agreed to by the Vendors, acting reasonably. Vendors shall cooperate with the Purchaser to identify and confirm their interests in Partnered Seismic Data and Brokered Seismic Data at the Purchaser’s sole cost. The Vendors shall initially provide a summary of such data to the Purchaser. To the extent that any fees are payable in respect of the licensing of any of the Partnered Seismic Data or Brokered Seismic Data, the Vendors shall waive their share of such fee and Purchaser shall be responsible for any and all other fees in respect of the Partnered Seismic Data or Brokered Seismic Data. Vendors shall be entitled to keep a copy of all Partnered Seismic Data or Brokered Seismic Data where there is no cost to the Purchaser associated with such retention and where no Third Party restrictions against disclosure or transfer exist.

(b)

Vendors shall, following Closing and subject to Clause 14.2, upon request by the Purchaser, use commercially reasonable efforts to request waivers or consents from any Third Parties to any agreements to which the restrictions against disclosure or transfer contemplated in Clause 7.3(a) apply, provided that any

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fees or payments necessary to obtain any such waivers or consents that the Purchaser requests the Vendors to obtain, shall be for the sole account of the Purchaser.

7.4	Access to Records and Copies

The Vendors may, at their sole expense obtain from the Purchaser copies or photocopies of:

(a)	subject to Clause 7.4(b), for a period of six (6) years after Closing, any WCBU Title and Operating Documents and correspondence, documentation and reports relating to the WCBU Assets, and in respect only of the period prior to Closing, which were delivered to the Purchaser at or following Closing; and

(b)	for a period of seven (7) years after Closing, any tax and financial documentation relating to the WCBU Assets and any correspondence, documentation and reports relating to the Partnership Interest, in respect only of the period prior to Closing, including the FCCL Partnership books, records and tax and financial documentation which were either delivered to the Purchaser at or following Closing or to which the Vendors would otherwise have been entitled under the FCCL Partnership Agreement;

as is necessary for the purpose of responding to an audit by a Third Party or Governmental Authority, prosecuting or defencing a Claim, or for the purposes of preparing, filing or responding to an audit, assessment or re-assessment for, Taxes.

ARTICLE 8

PURCHASER’S INSPECTION OF WCBU ASSETS

8.1	Vendors to Provide Access

During the period following the execution of this Agreement until the Closing Date, upon the Purchaser’s request, the Vendors shall, subject to the Applicable Laws and Clause 18.1, provide the Purchaser and its Representatives:

(a)	with reasonable access at CPCRC’s offices, during normal business hours and upon reasonable prior notice to CPCRC, to the WCBU Title and Operating Documents of the Vendors and all other WCBU Miscellaneous Interests relating to the WCBU Assets, for the purpose of the review of the Vendors’ title to the WCBU Assets and any Environmental Matters related to the WCBU Assets, provided that the Purchaser and its Representatives shall not be entitled to make copies of such documents; and

(b)	with a reasonable opportunity during normal business hours and upon reasonable prior notice to CPCRC, to physically inspect, while accompanied by the Person designated for such purpose by CPCRC, the WCBU Assets, to make field visits to the sites of the WCBU Assets and conduct an environmental assessment of the WCBU Assets, all at the sole cost, risk and expense of the Purchaser, insofar as such access can be reasonably provided and subject to the following:

(i)	if Purchaser undertakes an environmental assessment, the scope of the proposed assessment, including testing protocols, must be acceptable to CPCRC acting reasonably prior to the commencement of the proposed assessment and shall be conducted by a competent environmental consultant in good standing in its professional institution in the Province of Alberta;

(ii)	if Purchaser takes samples from the WCBU Lands or WCBU Tangibles, Purchaser shall split each sample and deliver one part to CPCRC or to an accredited laboratory as directed by CPCRC; and

(iii)

Purchaser shall, at its sole cost, provide CPCRC with copies of all draft and final reports, results, data and analyses of the site visit, inspections and assessments within five (5) Business Days of the Purchaser’s receipt of them;

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provided, however, that notwithstanding anything contained herein, if Closing does not occur, the provisions of Clause 18.1 in respect of such information shall survive termination of this Agreement.

(c)	Notwithstanding anything herein contained to the contrary, the Purchaser shall rely on its own records relating to the FCCL Partnership and its title to the FCCL Partnership Assets, and shall only be entitled to conduct a review of or CPCRC’s title to the Partnership Interest but not to serve any notice of Title Defects in respect of the FCCL Partnership’s title to the FCCL Partnership Assets or any Notice of Environmental Defects in respect of the Environmental condition of any of the FCCL Partnership Assets.

8.2	Restrictions on Disclosure

The access afforded to the Purchaser and its Representatives pursuant to Clause 8.1 shall be subject to the confidentiality provisions in Clause 18.1 and the terms and conditions prohibiting disclosure of information in existing agreements with a Third Party to which any Vendor is a party or is bound. Upon request by the Purchaser, the Vendors shall use commercially reasonable efforts to request any required waivers or consents from Third Parties. The Purchaser shall be responsible to the Vendors for ensuring that its Representatives comply with the restrictions on use and disclosure of information set forth in the confidentiality provisions in Clause 18.1 and existing agreements to which any Vendor is a party or is bound which have been provided to the Purchaser before the date of this Agreement, and the Purchaser shall be liable to the Vendors for any breaches or violations thereof by the Purchaser and/or the Purchaser’s Representatives.

8.3	Access Conditions

The Purchaser agrees to comply fully with all rules, requirements and reasonable instructions issued by CPCRC or its agents regarding the Purchaser’s actions while upon, entering, or leaving CPCRC’s offices, field sites or any other property. The Purchaser further agrees to be liable to and to indemnify, defend and hold harmless the Vendors, their respective Representatives, and the other Persons holding an interest in the inspected WCBU Assets from and against any and all Claims, Losses and Liabilities occurring or arising as a result of or in connection with such entry into CPCRC’s offices, field sites or onto any property to so inspect the WCBU Assets pursuant to Clauses 8.1(a) and 8.1(b)., except to the extent such Claims, Losses and Liabilities are as a result of the Gross Negligence of the Vendors, their respective Representatives, or such other Persons holding an interest in the inspected WCBU Assets.

8.4	Title Defects

(a)	Not later than five (5) Business Days prior to the Closing Date, the Purchaser shall give the Vendors written notice of any Material Title Defects that the Purchaser does not waive; provided that if such notice is not received at any time at or before 4:00 p.m., Calgary time on such day, the title of the Vendors in and to the WCBU Assets for which access to files was requested by Purchaser and provided by Vendors shall be deemed to be acceptable to the Purchaser for purposes of this Agreement. The Purchaser further agrees that notice of all Material Title Defects shall be provided in writing to the Vendors at the earliest time at which they are discovered. Such notice shall specify such Material Title Defects in reasonable detail, the WCBU Assets directly affected thereby, the bona fide value (in US Dollars) allocated by the Purchaser, acting reasonably, to the affected WCBU Assets and the bona fide amount (in US Dollars), in the Purchaser’s opinion, acting reasonably, by which the value of each affected Asset has been reduced by such Material Title Defect and taking into account the likelihood that such Material Title Defect will manifest itself (the “Title Defect Value”), reasonable detail as to how such Title Defect Value was calculated and the Purchaser’s requirements for the rectification or curing thereof.

(b)	Subject to Clauses 8.4(a) and 8.6, where the aggregate amount of the Title Defect Value of the Material Title Defects described in Purchaser’s notice is:

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(i)	less than or equal to the Threshold Amount, the Purchaser shall waive all such Material Title Defects and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Material Title Defects;

(ii)	greater than the Threshold Amount but less than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), the Purchaser may elect by written notice to the Vendors not later than two (2) Business Days before the Closing Date to either:

(A)	permanently waive the Material Title Defects described in Purchaser’s notice and proceed with Closing without an adjustment to the Purchase Price; or

(B)	not waive the Material Title Defects described in Purchaser’s notice, in which case the Vendors shall use commercially reasonable efforts to cure such Material Title Defects by not later than forty-five (45) days after the Closing Date provided that the Vendors may, but shall not be required to, make any payment or expend any monies to cure such Material Title Defects. If the Title Defect Value of the Material Title Defects described in the Purchaser’s notice which have not been cured to the Purchaser’s reasonable satisfaction on or prior to the Closing Date (the “Uncured Title Defects”):

(1)	is less than or equal to the Threshold Amount, the Purchaser shall waive all such Uncured Title Defects and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Uncured Title Defects; or

(2)	continues to exceed the Threshold Amount but are less than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), the Parties shall proceed with Closing with the Purchase Price reduced, subject to Clause 15.2(b)(i), 15.2(c) and 12.5(d)(iii) on a dollar for dollar basis, by the amount of the aggregate Title Defect Value of all Uncured Title Defects up to twenty-five percent (25%) of the Base Purchase Price, (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), whereupon such adjustments shall be Purchaser’s sole and absolute remedy under this Agreement in respect of such Uncured Title Defects, all Uncured Title Defects shall be deemed to have been cured for all purposes of this Agreement, and the Parties shall proceed with Closing with the Purchase Price adjusted accordingly, provided that if Vendors cure all or any portion of the Uncured Title Defects for which the Purchase Price was adjusted, within such forty-five (45) day period after the Closing Date, Vendors shall be entitled to recover the portion of the Purchase Price reduced by the Uncured Title Defect at Closing that is then cured, subject to Clause 15.2(b)(i) and 15.2(c); or

(iii)	greater than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), (either before or after Vendors efforts to cure such Material Title Defects), then either Party may elect, at or before the Closing Date, to terminate this Agreement in its entirety, in which case the Parties shall be released and discharged from all further obligations arising under this Agreement except with respect to rights and obligations arising pursuant to Clauses 3.2, 8.3 and 18.1.

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(c)	Failure by either Party to make an election in respect of Clause 8.4(b)(ii) or Clause 8.4(b)(iii) at or before the time specified therein shall be deemed to be an election by the Purchaser to complete the Transaction without an adjustment to the Base Purchase Price on account of such Uncured Title Defects, and in such case Purchaser agrees to have permanently waived all Uncured Title Defects for purposes of this Agreement.

(d)	If the Parties do not agree, for purposes of Clause 8.4(b), on the existence of a Material Title Defect or the Title Defect Value of an Uncured Title Defect, or whether the efforts of the Vendors to cure such Uncured Title Defect are effective, such dispute may be resolved in accordance with Clause 15.2(b)(i). No such dispute shall result in a delay of the Closing Date, unless the aggregate Title Defect Values asserted by the Purchaser, together with the aggregate of all Environmental Defect Values and Losses and Liabilities represented by all Material Undisclosed Claims asserted by the Purchaser, collectively, exceed twenty-five percent (25%) of the Base Purchase Price.

8.5	Environmental Defects

(a)	Not later than five (5) Business Days prior to the Closing Date, the Purchaser shall give the Vendors written notice of any Material Environmental Defects that the Purchaser does not waive; provided if such notice is not received at any time at or before 4:00 p.m., Calgary time on such day, the Environmental condition of the WCBU Assets for which WCBU Environmental Liabilities was disclosed in the Data Room Information or for which access to files was requested by Purchaser and provided by Vendors without a follow up site visit shall be deemed to be acceptable to the Purchaser for purposes of this Agreement. The Purchaser further agrees that notice of all Material Environmental Defects shall be provided in writing to the Vendors at the earliest time at which they are discovered. Such notice shall specify such Material Environmental Defects in reasonable detail, the WCBU Assets directly affected thereby, the bona fide value (in US Dollars) allocated by the Purchaser, acting reasonably, to the affected WCBU Assets and the bona fide amount (in US Dollars), in the Purchaser’s opinion, acting reasonably, by which the value of each affected Asset has been reduced by such Material Environmental Defect and taking into account the likelihood that such Material Environmental Defect will manifest itself (the “Environmental Defect Value”), reasonable detail as to how such Environmental Defect Value was calculated and the Purchaser’s requirements for the rectification or curing thereof.

(b)	Subject to Clauses 8.5(a) and 8.6, where the aggregate amount of the Environmental Defect Value of the Material Environmental Defects described in Purchaser’s notice is:

(i)	less than or equal to the Threshold Amount, the Purchaser shall be deemed to have permanently waived the Material Environmental Defects described in Purchaser’s notice and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Material Environmental Defects;

(ii)	greater than the Threshold Amount but less than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), the Purchaser may elect by written notice to the Vendors not later than two (2) Business Days before the Closing Date to either:

(A)	permanently waive the Material Environmental Defects described in Purchaser’s notice and proceed with Closing without an adjustment to the Purchase Price; or

(B)

not waive the Material Environmental Defects described in Purchaser’s notice, in which case the Vendors shall use commercially reasonable efforts, within forty-five (45) days after the Closing Date subject to surface and other access restrictions, to commence and thereafter diligently pursue efforts to cure such Material Environmental Defects, provided that the Vendors may, but shall not be required to, make any payment or expend any

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monies to cure such Material Environmental Defects. If after Vendors’ efforts to cure such Material Environmental Defects, the Environmental Defect Value of the Material Environmental Defects described in Purchaser’s notice which have not been cured to the Purchaser’s reasonable satisfaction on or prior to the Closing Date (the “Uncured Environmental Defects”):

(1)	is less than or equal to the Threshold Amount, the Purchaser shall be deemed to have permanently waived the Uncured Environmental Defects and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Uncured Environmental Defects;

(2)	continues to exceed the Threshold Amount but are less than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), the Purchase Price shall, subject to Clause 15.2(b)(i), 15.2(c) and 12.5(d)(iii) be reduced on a dollar for dollar basis, by the amount of the aggregate Environmental Defect Value of all Uncured Environmental Defects up to twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), whereupon such adjustments shall be Purchaser’s sole and absolute remedy under this Agreement in respect of such Uncured Environmental Defects, all Uncured Environmental Defects shall be deemed to have been cured for all purposes of this Agreement, and the Parties shall proceed with Closing with the Purchase Price adjusted accordingly, provided that if Vendors cure all or any portion of the Uncured Environmental Defects for which the Purchase Price was adjusted, prior to the date that is six (6) months from the Closing Date, Vendors shall be entitled to recover the portion of the Purchase Price reduced by the Uncured Environmental Defects at Closing that is then cured, subject to Clause 15.2(b)(i) and 15.2(c); or

(iii)	greater than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), (either before or after Vendors’ efforts to cure such Material Environmental Defects), then either Party may elect, at or before the Closing Date, to terminate this Agreement in its entirety, in which case the Parties shall be released and discharged from all further obligations arising under this Agreement except with respect to rights and obligations arising pursuant to Clauses 3.2, 8.3 and 18.1.

(c)	Failure by either Party to make an election in respect of Clause 8.5(b)(ii) or Clause 8.5(b)(iii) at or before the time specified therein shall be deemed to be an election by the Purchaser to complete the Transaction without an adjustment to the Purchase Price on account of such Uncured Environmental Defects, and in such case Purchaser agrees to have permanently waived all Uncured Environmental Defects for purposes of this Agreement.

(d)	If the Parties do not agree, for purposes of Clause 8.5(b), on the existence of a Material Environmental Defect or the Environmental Defect Value of an Uncured Environmental Defect, or whether the Vendors efforts to cure such Material Environmental Defect are effective, such dispute may be resolved in accordance with Clause 15.2(b)(ii). No such dispute shall result in a delay of the Closing Date, unless the aggregate Title Defect Values asserted by the Purchaser, together with the aggregate of all Environmental Defect Values and Losses and Liabilities represented by all Material Undisclosed Claims asserted by the Purchaser, collectively, exceed twenty-five percent (25%) of the Base Purchase Price.

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8.6	Combined Threshold

If the amount by which the aggregate of:

(a)	the value that the WCBU Assets has been reduced due to Uncured Title Defects; plus

(b)	the estimated costs of the remediation required to remedy all of the Uncured Environmental Defects; plus

(c)	the Losses and Liabilities represented by all Material Undisclosed Claims that are not duplicative of Uncured Title Defects or Uncured Environmental Defects;

(collectively, the “Claimed Amounts”) is:

(d)	less than or equal to the Threshold Amount, the Purchaser shall be deemed to have permanently waived such Material Title Defects, Material Environmental Defects, and Material Undisclosed Claims described in Purchaser’s notice, and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Material Title Defects, Material Environmental Defects and Material Undisclosed Claims; or

(e)	greater than the Threshold Amount, but less than twenty-five percent (25%) of the Base Purchase Price, (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), Purchaser may elect, by notice in writing delivered to CPCRC on or prior to two (2) Business Days prior to the Closing Date, to:

(i)	permanently waive the Material Title Defects, Material Environmental Defects and Material Undisclosed Claims described in Purchaser’s notice, and proceed with Closing without an adjustment to the Purchase Price on account of such Material Title Defects, Material Environmental Defects and Material Undisclosed Claims; or

(ii)	not waive the Material Title Defects, Material Environmental Defects and Material Undisclosed Claims described in Purchaser’s notice, in which case, the Vendor shall use commercially reasonable efforts to cure such Material Title Defects and/or Material Undisclosed Claims within the period specified in Clause 8.4(b)(ii)(B) and/or such Material Environmental Defects within the period specified in Clause 8.5(b)(ii)(B), provided that the Vendors may, but shall not be required to, make any payment or expend any monies to cure such Material Title Defects, Material Environmental Defects or Material Undisclosed Claims. If, after Vendors’ efforts to cure such Material Title Defects, Material Environmental Defects, and Material Undisclosed Claims, the remaining Claimed Amounts which have not been cured to the Purchaser’s reasonable satisfaction on or prior to the Closing Date (the “Uncured Defects and Claims”):

(A)	is less than or equal to the Threshold Amount, the Purchaser shall be deemed to have permanently waived the Uncured Defects and Claims, and the Parties shall proceed with Closing without an adjustment to the Purchase Price on account of such Uncured Defects and Claims;

(B)

continues to exceed the Threshold Amount but is less than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), the Purchase Price shall, subject to Clause 15.2(b)(i), 15.2(c) and 12.5(d)(iii), be reduced by the amount of the aggregate value or Losses and Liabilities arising from the Uncured Defects and Claims, up to twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), whereupon such adjustments shall be Purchaser’s sole and absolute remedy under this

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Agreement in respect of such Uncured Defects and Claims; all Uncured Defects and Claims shall be deemed to have been cured for all purposes of this Agreement, and the Parties shall proceed with Closing with the Purchase Price adjusted accordingly, provided that if Vendors cure all or any part of the Uncured Defects and Claims for which the Purchase Price was adjusted, within the applicable period specified above in this Clause 8.6(e)(ii), Vendors shall be entitled to recover the portion of the Purchase Price reduced by the Uncured Defects and Claims at Closing that is then cured, subject to Clause 15.2(b)(i) and 15.2(c); or

(f)	greater than twenty-five percent (25%) of the Base Purchase Price (calculated in US Dollars prior to adjustments and converted into Canadian Dollars in accordance with Clause 1.2(m)), (either before or after the Vendors efforts to cure such Material Title Defects, Material Environmental Defects and Material Undisclosed Claims,) either Party may terminate this Agreement upon written notice delivered to the other Party not later than two (2) Business Days prior to the Closing Date, in which case the Parties shall be released and discharged from all further obligations hereunder, except with respect to the rights and obligations arising pursuant to Clauses 3.2, 8.3 and 18.1. Failure by Purchaser to elect in writing to terminate this Agreement within the time period aforesaid will be deemed to be an election to complete the Transaction without an adjustment to the Purchase Price on account of such Uncured Defects and Claims.

(g)	If the Parties do not agree, for purposes of Clause 8.6(c) on the existence of a Material Undisclosed Claim or the amount of Losses and Liabilities that may directly arise from a Material Undisclosed Claim, or whether the Vendors efforts to cure such Material Undisclosed Claims are effective, such dispute may be resolved in accordance with Clause 15.2(a). No such dispute shall result in a delay of the Closing Date unless the aggregate value of all Uncured Title Defects and Uncured Environmental Defects and Losses and Liabilities represented by all Material Undisclosed Claims asserted by the Purchaser, collectively, exceeds twenty-five percent (25%) of the Base Purchase Price.

8.7	Security Interests

(a)	Not later than Ten (10) Business Days prior to Closing, the Purchaser shall provide Vendors with written notice of all Security Interests registered against the WCBU Assets for which Purchaser, acting reasonably, believes could materially and adversely affect the WCBU Assets and requires a discharge or no interest letter at or before Closing.

(b)	Vendors shall provide at or before Closing, either a discharge or a no interest letter with respect to:

(i)	the Security Interests for which Purchaser provided notice in accordance with Clause 8.7(a);

(ii)	any Security Interest registered in favour of a Third Party against a Vendor or Vendor’s real property or personal property interest in all or any portion of the WCBU Assets, the FCCL Partnership Assets, the Partnership Interest or any proceeds thereof in respect of money borrowed by a Vendor; and

(iii)	any Security Interest registered in favour of any Vendor or an Affiliate of any Vendor against another Vendor’s real property or personal property interest in all or any portion of the WCBU Assets, the FCCL Partnership Assets, the Partnership Interest or any proceeds thereof.

(c)	As soon as reasonably practicable after Closing, Vendors shall take commercially reasonable steps to provide either a discharge or a no interest letter, if applicable, with respect to any other Security Interests identified by Purchaser which are registered against a Vendor at the applicable Personal Property Registry which Encumber the Partnership Interest or the WCBU Assets.

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ARTICLE 9

THIRD PARTY RIGHTS AND CONSENTS

9.1	Rights of First Refusal

(a)	The Purchaser acknowledges that certain of the WCBU Assets may be subject to a ROFR which is exercisable by virtue of the Vendors and the Purchaser having entered into this Agreement. The Parties acknowledge and agree that while the Vendors have used commercially reasonable efforts to identify ROFRS triggered by the Transaction, there may be ROFRs identified after Closing in addition to the Identified ROFRS for which the Purchaser shall be required to comply. The Purchaser shall use commercially reasonable efforts to provide to the Vendors within ten (10) Business Days following:

(i)	execution of this Agreement, its bona fide allocations of the portion of the Base Purchase Price attributable to the WCBU Assets for the Identified ROFRs; and

(ii)	the Vendors’ or the Purchaser’s identification of ROFRs in addition to the Identified ROFRs, its bona fide allocations of the portion of the Base Purchase Price attributable to the WCBU Assets for such additional ROFRs;

(in each case the “Allocated ROFR Value”). The Purchaser acknowledges and agrees that for purposes of complying with any ROFRs, the Allocated ROFR Value shall be limited for all purposes, to a sale of the WCBU Assets affected by such ROFR. If the Vendors have a bona fide concern regarding the allocation, the Purchaser shall provide reasonable detail therefor.

(b)	The Vendors shall promptly serve all notices required in respect of Identified ROFRs and other ROFRs in each case where no exemption applies, as promptly as possible after identification and receipt of the Allocated ROFR Value, utilizing the Allocated ROFR Value. Each such notice shall include a request for a waiver of the ROFR and the granting of any consent that may be required. The Vendors shall, and shall cause any Affiliates or Subsidiaries to waive all ROFRs in respect of any non-arm’s length agreements to which a ROFR is triggered as a result of this Agreement.

(c)	Notwithstanding any other provision of this Agreement to the contrary, if any of the Third Parties receiving such a notice (a “ROFR Holder”) elects to exercise its rights to acquire the WCBU Assets subject to the ROFR (hereinafter in this clause called the “Exercised Assets”), the Vendors shall as soon as reasonably possible notify the Purchaser of same and thereupon:

(i)	the Exercised Assets shall not be sold pursuant hereto and the terms “WCBU Assets”, “WCBU Lands”, “WCBU Leases”, “WCBU Major Facilities and Pipelines”, “WCBU Miscellaneous Interests”, “WCBU Petroleum and Natural Gas Rights”, “WCBU Licences”, “WCBU Surface Interests”, “WCBU Tangibles”, “WCBU Units”, and “WCBU Wells” shall be construed so as not to include such Exercised Assets;

(ii)	the Base Cash Price shall be reduced by the Allocated ROFR Value attributed to the Exercised Assets, and any adjustments applicable thereto calculated in accordance with Clause 4.1 and the term “Base Cash Price” shall be construed to be such reduced amount;

(iii)	except as contemplated in Clause 9.1(c)(ii), there shall be no adjustments made pursuant to Article 9 on account of any Exercised Assets.

(iv)	if the Parties cannot agree on the allocation under this Article 9, such dispute may be resolved in accordance with Clause 15.2(b)(i).

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(d)	From and after Closing the Parties shall cooperate and shall take all steps required to comply with any ROFRs identified after Closing in accordance with the terms thereof. The Purchaser shall be entitled to receive and retain all proceeds payable by the holders of any such ROFRs exercised after Closing and there will be no adjustment to the Purchase Price as a consequence of the identification of any such ROFRs or the exercise thereof after Closing.

(e)	The Purchaser shall be liable to the Vendors for all Claims, and as a separate and independent covenant, the Purchaser agrees to indemnify and hold each Vendor and Vendor Entity harmless from and against all Losses and Liabilities incurred or suffered by such Vendor or any Vendor Entity arising out of or relating to:

(i)	using the Allocated ROFR Value provided by the Purchaser pursuant to Clause 9.1(a) above;

(ii)	challenges by any ROFR Holder who disputes the validity of a notice of a ROFR in respect of the WCBU Assets served by Purchaser after Closing;

(iii)	any failure by the Purchaser to comply with the terms of any ROFR identified after Closing in accordance with Clause 9.1; and

(iv)	any failure by the Purchaser to comply with Clause 9.1(d), 9.1(f) or 9.1(g).

(f)	If, at Closing, any Identified ROFR has not been waived and the time to elect has not elapsed (the “Unexpired ROFRs”), Closing shall proceed in respect of the WCBU Assets applicable to such Unexpired ROFRS included in the WCBU Assets conveyed at Closing, and the following procedures shall apply:

(i)	if an Unexpired ROFR is exercised by a Third Party, the Purchaser shall, subject to Clause 9.1(h)(i), sell the applicable Exercised Assets to the applicable ROFR Holder in accordance with the terms of the applicable ROFR and the Purchaser shall be entitled to receive and retain all proceeds payable by such ROFR Holder in respect of the Exercised Assets and there will be no adjustment to the Purchase Price as a consequence of such sale; or

(ii)	if after Closing an Unexpired ROFR is extinguished by lapse of time, waiver or otherwise (other than as a result of being exercised), the Purchaser shall retain the WCBU Assets to which such unexpired ROFR relates and no further action on the part of the Purchaser will be required, other than to indemnify the Vendors in accordance with Clause 9.1(e).

(g)	If, prior to Closing, a ROFR Holder challenges a ROFR Allocation and the challenge has not been resolved prior to Closing, then:

(i)	if such ROFR Holder has not commenced an action with respect to the ROFR Allocation prior to the Closing Date, the Parties shall proceed to Closing with the WCBU Assets applicable to such challenged ROFR Allocation included in the WCBU Assets conveyed at Closing;

(ii)	if such ROFR Holder has commenced any litigation, legal proceedings or arbitration with respect to the ROFR Allocation (a “ROFR Action”) prior to the Closing Date, then the Parties shall proceed to Closing with the WCBU Assets applicable to such ROFR Action included in the WCBU Assets conveyed at Closing, provided that Clause 9.1(h) shall apply;

(iii)	the Vendor shall diligently proceed with the defence, compromise or settlement of the ROFR Action subject to Clause 9.1(g)(v), at Purchaser’s cost, and shall advise the Purchaser with respect to the ROFR Action;

(iv)	the Parties shall cooperate with each other in the defence of the ROFR Action; and

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(v)	the Vendors shall not enter into any settlement, consent order or other compromise with respect to the ROFR Action without the Purchaser’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(h)	If, after the amount finally attributed to those WCBU Assets subject to the ROFR Action has been decided by way of judicial resolution or subject to Clause 9.1(g)(v), settlement:

(i)	the applicable ROFR Holders do not exercise their Identified ROFR on such WCBU Assets, then the Purchaser shall retain the WCBU Assets to which such ROFR relates and no further action on the part of the Purchaser will be required other than to indemnify the Vendors in accordance with Clause 9.1(e); and

(ii)	the applicable ROFR Holder exercises their ROFR on such WCBU Assets, then the Purchaser shall sell the applicable Exercised Assets to such ROFR Holder in accordance with the terms of the applicable ROFR and the Purchaser shall be entitled to receive and retain all proceeds payable by such ROFR Holder in respect of such Exercised Assets and there will be no adjustment to the Base Purchase Price as a consequence of such sale; or

(i)	If, within one hundred fifty (150) days from Closing, the sale of that portion of the WCBU Assets that is subject to an Identified ROFR that has been exercised has not closed:

(i)	the Vendors shall provide the Purchaser with written notice thereof and written confirmation to Purchaser’s reasonable satisfaction, that a ROFR Holder which had previously exercised an Identified ROFR for which an adjustment to the Base Purchase Price was made in accordance with Clause 9.1(c) has subsequently elected to not proceed with, or is otherwise unable to consummate, the acquisition of those WCBU Assets which were the subject of such exercised Identified ROFR;

(ii)	all rights of ROFR Holders in respect of such Identified ROFR have otherwise expired or been waived in accordance with its terms; and

(iii)	Vendors’ subsequent sale and conveyance of such WCBU Assets to Purchaser would not give rise to or make operative any further or additional ROFR, whether triggered by this Agreement or otherwise;

Vendors shall sell and convey such WCBU Assets to Purchaser and Purchaser shall purchase and accept such WCBU Assets from Vendors, pursuant to an agreement on the same terms as this Agreement, and for an amount equal to the ROFR Allocation for such WCBU Assets.

9.2	Consents

The Vendors shall, forthwith upon execution of this Agreement, use reasonable efforts to:

(a)	identify all necessary consents, permissions and approvals by Third Parties and Governmental Authorities in connection with the Transaction customarily requested by a vendor prior to a closing (the “Vendor Consents”) and notify the Purchaser of all such Vendor Consents;

(b)	request in writing, at the direction of the Purchaser, the Vendor Consents; and

(c)	give written notice to all Third Parties and Governmental Authorities in sufficient time to allow any Vendor Consents having an expiry period to expire (if not refused) prior to the Closing Date.

Prior to and after Closing, the Vendors shall use reasonable efforts to obtain and deliver to the Purchaser all Vendor Consents requested by the Purchaser, provided that the Parties acknowledge that the consent to assignment from buyers under Product Sales, Marketing and Transportation Contracts and from Third Parties to Conveyance

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Documents may not be obtainable until after Closing. The Parties shall cooperate in seeking any required consent from such buyers or, if the Vendors are not a party to such agreement, from the Third Party distributing funds to the Vendors. The Purchaser shall also, following the Parties’ execution of this Agreement, use reasonable efforts to identify to, and request in writing from, CPCRC any additional necessary consents, permissions and approvals by Third Parties and Governmental Authorities in connection with the Transaction that the Purchaser identifies in the course of its title review hereunder which have not been previously identified by the Vendors and the Vendors shall diligently proceed to request any such additional necessary consents, permissions and approvals.

9.3	Post-Closing Approvals and Consents

(a)	The Parties agree that certain approvals or consents required from Third Parties and Governmental Authorities to complete the conveyance of the WCBU Assets and Partnership Interest, including assignment of the WCBU Licences, WCBU Leases, WCBU Surface Interests, WCBU Unit Interests and other WCBU Title and Operating Documents, may not be obtainable until after Closing. The Parties shall co-operate in seeking any such approvals or consents. If an approval or consent required to be obtained from a Governmental Authority is not obtained for a particular right, interest or property within twelve (12) months of the Closing Date or if leave of the National Energy Board is not granted for the transfer of any pipeline within one hundred and twenty (120) days of the Closing Date, then either Party may, by notice to the other Party, request that the Parties meet to discuss how to address the matter.

(b)	If Closing occurs, until the Purchaser becomes recognized by Third Parties as the owner of the WCBU Assets and Partnership Interest in the place of the Vendor:

(i)	the Vendors will, subject to Clause 14.2:

(A)	hold and stand possessed of the WCBU Assets and Partnership Interest as bare trustee for the benefit of the Purchaser, and receive and hold all proceeds, benefits and advantages accruing in respect of the WCBU Assets fully for the benefit, use and ownership of the Purchaser;

(B)	promptly upon receipt thereof, deliver to the Purchaser all revenues, proceeds and other benefits of any nature received by it in respect of the WCBU Assets and Partnership Interest (net of any Third Party out of pocket costs paid by them after Closing in respect of the WCBU Assets and for which an adjustment has not otherwise been made) in accordance with Clause 4.2(e);

(C)	promptly deliver to the Purchaser all Third Party notices and communications received by it in respect of the WCBU Assets and Partnership Interest;

(D)	promptly deliver to Third Parties all such notices and communications as the Purchaser may reasonably request, and all such money and other items as the Purchaser may reasonably provide in respect of the WCBU Assets and Partnership Interest; and

(E)	as agent of the Purchaser, do and perform all such acts and things, and execute and deliver all such agreements, notices and other documents and instruments, as the Purchaser may reasonably request for purposes of facilitating the exercise of rights incidental to the ownership of the WCBU Assets and Partnership Interest.

(ii)	the Vendors will not, except to the extent permitted in the Transition Services Agreement, do any of the acts or things set forth in Clauses 6.4 or 6.5 except to the extent the Purchaser provides a written direction to do so.

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(c)	The Purchaser will be liable to the Vendor for all Claims, and will indemnify and save harmless the Vendor from and against all Losses and Liabilities that the Vendor suffers, sustains or incurs in connection with the Vendor’s obligations contained in Clause 9.3(b), insofar as such Losses and Liabilities are not a direct result of the Gross Negligence or fraud of the Vendors.

9.4	Operatorship

Nothing in this Agreement shall transfer or be deemed to transfer operatorship, or shall be interpreted as any assurance by the Vendors that the Purchaser will be able to serve as operator with respect to any of the WCBU Assets in which interests are held by Third Parties, whether or not such WCBU Assets are presently operated by the Vendors. The Vendors shall use commercially reasonable efforts to assist the Purchaser in seeking to obtain operatorship with respect to any of the WCBU Assets operated by Vendors in which interests are held by Third Parties, and such obligation shall survive Closing, but shall otherwise have no liability to the Purchaser for any Purchaser’s Losses and Liabilities as a result of the Purchaser not being designated as the operator of the WCBU Lands, WCBU Major Facilities and Pipelines or WCBU Tangibles operated by the Vendors prior to Closing.

9.5	Affiliate Contracts

The Vendors acknowledge and agree that the Purchaser will not have any liability after Closing under any Affiliate Contracts except to the extent adjusted for in accordance with Clause 4.1(b)(viii) or as may be permitted pursuant to the Transition Services Agreement.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1	COPCO and Vendors’ Representations and Warranties

Each of the Vendors and COPCO jointly and severally represent and warrant to the Purchaser, and acknowledge that, in entering into this Agreement, the Purchaser is relying upon such representations and warranties, as of the date hereof subject to Clause 10.4(i), and as of the Closing Date subject to Clause 12.5(d) unless otherwise given as of a specified date:

(a)	Standing: it is and at the Closing Date shall continue to be a valid corporation or partnership, as applicable, subsisting under the laws of its respective jurisdiction of incorporation or registration, and, in the case of each of the Vendors, it is authorized to carry out business in the jurisdiction(s) where the WCBU Assets and FCCL Partnership Assets are located;

(b)	Requisite Authority: it has the necessary corporate and partnership power and authority to enter into this Agreement and the other documents and agreements to be executed and delivered hereunder, and to perform its obligations hereunder and the other documents and agreements to be executed and delivered hereunder;

(c)	Execution and Enforceability: this Agreement has been, and all documents and agreements to be executed and delivered by it at Closing pursuant hereto shall be, duly executed and delivered by it, and upon execution by the Vendors, and the Purchaser and receipt of the Required Approvals, this Agreement constitutes, and all documents and agreements required to be executed and delivered by it at Closing will constitute valid and legally binding obligations of it enforceable against it in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights of indemnity and contribution contained in this Agreement or any such other agreements may be limited under Applicable Laws;

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(d)	No Conflicts: provided the Required Approvals have been obtained, and except as would not have a Material Adverse Effect, it is not in breach or violation of, and the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder and the consummation of the Transaction do not and will not result in any breach or violation of, or be in conflict with, or constitute, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under: (i) any term or provision of the constating documents or by-laws of the Vendors or COPCO, (ii) conflict with, result in a breach of, constitute a default under, or prohibit the performance required by Applicable Laws, or any agreement, instrument, licence, permit or authority to which any Vendor is a party or by which any Vendor is bound or to which the WCBU Assets or any property of any Vendor is subject or result in the creation of any Encumbrance upon the WCBU Assets under any such agreement, instrument, licence, permit or authority; or (iii) any resolution of the directors (or any committee thereof) or of its shareholders; or (iv) any material contract, mortgage, note, indenture, deed of trust, joint venture or partnership agreement, instrument, lease, judgment, decree, order, statute, rule, licence or regulation applicable to it;

(e)	Absence of Further Requirements: except for the Required Approvals, the ROFRs, and other consents or approvals by Third Parties typically obtained after Closing and registration of transfers to be effected after Closing, no material approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority is required to be obtained or made by it in connection with the execution and delivery of this Agreement or the performance by it of its obligations hereunder or with the consummation of the Transaction except as has been obtained or made, or will, after Closing, be sought, or if not obtained or made, would not result in a Material Adverse Effect;

(f)	Finders’ Fees: it has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the Transaction for which the Purchaser shall have any obligation or liability;

(g)	Canadian Resident: other than COPCO, it is not a non-resident of Canada and each Vendor is a taxable Canadian corporation or a Canadian partnership, as applicable, for the purposes of the Income Tax Act;

(h)	Compliance and Default: to its knowledge:

(i)	except to the extent disclosed in the Data Room Information: (A) it has complied with, performed, observed and satisfied in all material respects, all material terms, conditions, obligations and liabilities which have heretofore arisen and were the obligations of it under any of the provisions of the WCBU Title and Operating Documents or any other material agreement or instrument related to the WCBU Assets; (B) to its knowledge, it has not received any notice of any material default under any WCBU Title and Operating Document, material agreement or instrument, or Applicable Law relating to the WCBU Assets; and

(ii)	except to the extent disclosed in the data and information referred to in paragraph (ii) of the definition of “Data Room Information”, it is not in material default under any judgment, order or injunction of any court, arbitrator or Governmental Authority related to the WCBU Assets or any applicable laws relating to the WCBU Assets in existence at the time of this Agreement.

(i)	Title: although it does not warrant title to the WCBU Assets nor agree to give any greater interest or title in the WCBU Assets to the Purchaser than that which it and the other Vendors have, it does represent and warrant that, except for Permitted Encumbrances:

(i)	to its knowledge, the WCBU Land Schedule does not materially misrepresent the interests of the Vendors specified therein;

(ii)	it has not assigned, or alienated its interest in the WCBU Assets, nor done any act or thing whereby its title to any WCBU Assets may be cancelled or terminated, except in each case, to the extent permitted pursuant to Clauses 6.1, 6.4, 6.5 or 6.6; and

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(iii)	except for Uncured Title Defects that are subject to Clause 12.5(g) and except as disclosed in the WCBU Land Schedule or the Data Room Information, the WCBU Assets are now and will be at the Closing Date, free and clear of all Encumbrances created by, through or under it;

(j)	Quiet Enjoyment: subject to the rents, covenants, conditions and stipulations in the WCBU Title and Operating Documents and the Permitted Encumbrances, from and after Closing, the Purchaser will be entitled to hold and enjoy the interests in the WCBU Assets for the Purchaser’s own use and benefit without any interruption of or by it or any Third Party claiming by, through or under it or their Affiliates;

(k)	ROFRS: Except for Identified ROFRs, there are no ROFRS which, if triggered and exercised would result in a reduction to more than ten percent (10%) of the net acreage comprised in the WCBU Lands.

(l)	Royalties: to its knowledge, all material royalties payable under any Crown or freehold leases included in the WCBU Assets payable by it to the date hereof and for all prior years have been paid and discharged when due, and except as disclosed on the WCBU Land Schedule, the WCBU Assets are not subject to, and none of the Vendors have any obligations in respect of, any material net profit interest agreements, overriding royalties, non-governmental royalties or deferred payments;

(m)	Taxes: to its knowledge, all material rentals and all ad valorem, property, production, severance and similar taxes and assessments, based on or measured by the ownership of the WCBU Assets or the production of Petroleum Substances from the WCBU Lands or the receipt of proceeds therefrom, payable by it to the date hereof and for all prior years have been paid and discharged;

(n)	Reduction of Interest: except for the Permitted Encumbrances or as disclosed in the WCBU Land Schedule or in the Data Room Information, the WCBU Petroleum and Natural Gas Rights are not subject to reduction that would result in a Material Adverse Effect by virtue of or reference to the conversion or other alteration of the interest of any Third Party created by, through or under it or of which it has knowledge;

(o)	Product Sales, Marketing, Transportation and Take or Pay: to its knowledge and except for the contracts that are disclosed in the folder entitled “Material Contracts” indexed as item 1.10.4 in the Data Room Information and contracts which may be cancelled without penalty on notice of not more than sixty-two (62) days, there are no Take or Pay Obligations and no Product Sales, Marketing and Transportation Contracts under which it or any party acting on its behalf is obligated to sell or deliver to any party any Petroleum Substances allocable to the WCBU Petroleum and Natural Gas Rights and, to the extent that Vendors are unable to disclose the terms and conditions of any such Take or Pay Obligations or Product Sales, Marketing, and Transportation Contracts, the description thereof in the folder entitled “Material Contracts” indexed as item 1.10.4 in the Data Room Information is materially accurate.

(p)	No Lawsuits or Claims: other than in respect of the Assumed Claims and except as set forth in the Data Room Information, as of the date of this Agreement, to its knowledge:

(i)	it has not received written notice of any existing legal proceeding nor any Claims in existence, contemplated, pending at law or in equity or before any Governmental Authority; and

(ii)	there are no Claims threatening material liability against it with respect to the WCBU Assets;

(q)	Regulatory Hearings: to its knowledge as at the date of this Agreement, it has not received notice from the AER, OGC, or any other Governmental Authority in respect of any hearing in existence, contemplated, pending or threatened against it with respect to the WCBU Assets;

(r)

Outstanding AFEs: except as disclosed in the Data Room Information and except for expenditures that may be deemed to be approved by it under WCBU Title and Operating Documents without its consent, to its knowledge, there are no AFEs with respect to the WCBU Assets under which amounts may become

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payable by it on or after the Effective Time under which its share will be greater than [***] US Dollars (USD $[***]) individually and to its knowledge, all material amounts in respect of the WCBU Assets that were due and payable by it pursuant to such AFEs prior to the date hereof have been fully paid;

(s)	Oil and Gas Industry Practices: except as set forth in the Data Room Information, to its knowledge where it was the operator at the relevant time or is currently the operator, the WCBU Assets have been maintained and operated in a good and workmanlike manner and all the WCBU Wells have been, in all material respects, drilled, completed, shut-in, abandoned, suspended and operated in accordance with generally accepted oil and gas industry practices and, in all material respects, in compliance with all Applicable Laws and the WCBU Title and Operating Documents;

(t)	Condition of Tangibles: Except as set forth in the Data Room Information, to its knowledge the WCBU Tangibles operated by it have been operated and maintained in all material respects in accordance with generally accepted oil and gas industry practices, in effect at the time of such maintenance and operation, and to its knowledge, no material WCBU Tangibles operated by it have been removed from their locations since the date hereof in anticipation of the Transaction, other than in respect of Excluded Tangibles located on WCBU Lands;

(u)	No Production Penalties: Except as set forth in the Data Room Information or in the WCBU Land Schedule, as of the date hereof, to its knowledge, none of the WCBU Wells in which it has an interest are subject to a material existing production penalty or forfeiture arising under a WCBU Title and Operating Document as a result of an election or deemed election by it not to participate in a drilling or other operation;

(v)	Receipt of Revenues: to its knowledge, it has been receiving the material share of the net proceeds of production from the WCBU Assets owing to it, and to its knowledge, it has not received written notice from a Third Party operator that it is not entitled to such amounts;

(w)	No Audits: Except as set forth in the Data Room Information, as of the date hereof, no royalty, joint venture or equalization audits that would result in a Material Adverse Effect have been demanded by a Governmental Authority or Third Party outside of the ordinary course, or are underway pursuant to the WCBU Title and Operating Documents in respect of the WCBU Assets for which it is the operator;

(x)	Environmental: to its knowledge:

(i)	other than as set forth in the Data Room Information, it has not received:

(A)	any orders or directives that relate to Environmental Matters in respect of the WCBU Assets and that require any work, repairs, construction or capital expenditures with respect to the WCBU Assets, where such orders or directives have not been complied with in all material respects;

(B)	any demand or notice issued with respect to the breach of any Environmental Law applicable to the WCBU Assets, including respecting the use, storage, treatment, transportation or disposition of Environmental contaminants, which demand or notice remains outstanding on the date hereof; and

(ii)	except for Uncured Environmental Defects subject to Clause 12.5(d)(iii), the data and information referred to in paragraph (ii) of the definition of the “Data Room Information” contains disclosure of all material Environmental Matters relating to the WCBU Assets and to its knowledge, it has not knowingly withheld or disclosed untrue or materially misleading data or information in the data, information, records and materials referred to in paragraph (ii) of the definition of the “Data Room Information”

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(y)	Permits: in respect of the WCBU Assets that are operated by it, such Vendor holds all valid WCBU Licences that are necessary under Applicable Laws to operate the WCBU Assets as presently operated, except where such failure would not result in a Material Adverse Effect;

(z)	Licencee Liability Requirements: Each licencee for the WCBU Wells and WCBU Tangibles meets all qualification requirements of and under Applicable Laws to transfer the WCBU Assets, including the requirement of any applicable Governmental Authority to have the licences for the WCBU Wells and WCBU Tangibles comprised therein, transferred to the Purchaser (whether or not all such licences are to be transferred to the Purchaser) and, in particular, each licencee’s security adjusted LLR in the Provinces of Alberta and British Columbia:

(i)	is greater than or equal to one (1);

(ii)	shall, as a result of the fulfillment of the Transaction, be greater than or equal to one (1); and

(iii)	shall be greater than or equal to one (1) at the time any Governmental Authority considers approval of any Conveyance Document pursuant to this Agreement;

(aa)	Leased Tangibles: to its knowledge, other than Leased Tangibles, there are no tangibles or assets material to the Operations that are rented or subject to any sale or lease back arrangements.

(bb)	Areas of Mutual Interest and Exclusivity: except in respect of the Non-Compete Agreement, to its knowledge there are no active area of mutual interest or area of exclusivity provisions in any of the WCBU Title and Operating Documents or other agreements or documents to which the WCBU Assets are subject that would result in a Material Adverse Effect if not complied with,

(cc)	Employment Matters and Collective Agreements: To the actual knowledge or awareness of the Senior Vice President, Human Resources of CPCRC;

(i)	no Employee has a:

(A)	written employment agreement with any of the Vendors, or any other written agreement with the Vendors as to the length of notice or severance payment required to terminate his or her employment with any of the Vendors;

(B)	written change of control or written retention bonus agreement with the Vendors that would be triggered or affected by the Transaction; or

(C)	written non-compete, non-solicitation or any other written restrictive covenant with the Vendors which would limit or affect post-Closing activities of such Employee;

(ii)	subject to any revisions to the Employee Information Letter made in accordance with Clause 16.1(a) of this Agreement, the information set forth in the Employee Information Letter and the Contractor Information Letter delivered by the Vendors to the Purchaser contemporaneously with the execution of this Agreement is accurate in all material respects as of the date of this Agreement;

(iii)	the Vendors will deliver to the Purchaser complete copies of existing employment agreements, written contracts, offer letters and consulting agreements pertaining to the Employees and Contractors upon request of the Purchaser within five (5) Business Days of receipt of such request;

(iv)	the Vendors are in compliance with all Applicable Laws in respect of Employees and Contractors, including employment standards, workers compensation, human rights and occupational health

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and safety, and there are no outstanding Claims, complaints, investigations or orders with respect to any Employees or Contractors;

(v)	at the date of this Agreement, other than pursuant to [***] for which Purchaser shall not have any liability: (A) the Vendors are not the subject of any order, directive or notice for work stoppage or shut down as a result of occupational health and safety (“OHSA”) violations and/or workplace accidents; (B) there are no charges ongoing under OHSA; and (C) the Vendors have complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding; and

(vi)	no trade union, labour union or organization or bargaining agent holds bargaining rights with respect to any of the Employees or Contractors by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or threatened to apply to be certified as the bargaining agent of any Employees or Contractors. To the knowledge of the Vendors, there are no threatened or ongoing union organizing activities related to or involving any Employees or Contractors. There is no labour strike, formal labour dispute, labour dispute related work slowdown or stoppage ongoing or to the knowledge of the Vendors, threatened involving any Employees or Contractors and no such event has occurred within the last three (3) years.

(dd)	Employee Plans: To the actual knowledge or awareness of the Senior Vice President, Human Resources of CPCRC;

(i)	the document indexed at item 1.8.27 in the folder entitled “HR” in the Data Room Information contains:

(A)	a complete list of all Employee Plans; and

(B)	true and complete summaries of the material terms of the Employee Plans;

(ii)	the Vendors have complied in all material respects with, the Employee Plans, and each of the Employee Plans has been administered, registered, amended, funded and invested in all material respects in accordance with, the terms of such Employee Plan and all Applicable Laws;

(iii)	in respect of the Employee Plans, the Vendors have or will as at Closing, have satisfied all of its material obligations in relation to such plans and all employer and employee contributions, premiums and other payments have been made and remitted in a timely manner in accordance with the terms of such plan and all Applicable Laws;

(iv)	to its knowledge, there are no Claims by any Person under or relating to any of the Employee Plans or the assets thereof (other than claims for benefits in the ordinary course) and there exists no facts or circumstances which, after notice or lapse of time or both, would reasonably be expected to give rise to any such Claims or that could affect the registration status of any Employee Plan;

(v)	none of the Employee Plans is a “multi-employer plan” as defined in Applicable Laws;

(vi)	the Vendors have made no promise or commitment, to create any additional Employee Plan or to improve, change or terminate the benefits provided under any Employee Plan;

(vii)	other than the Pension Plans, none of the Employee Plans provides benefits to Employees (or to their dependents or beneficiaries) beyond their retirement or other termination of service; and

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(viii)	all data necessary to administer each Employee Plan is in the possession of the Vendors or their agents and is in a form which is sufficient for the proper administration of the Employee Plan and such data is correct and complete;

(ee)	Guarantees: except as may be imposed on a Vendor in its capacity as a working interest owner under the WCBU Title and Operating Documents or pursuant to Applicable Laws upon the default or insolvency or a Third Party working interest owner, Vendors have not entered into any guarantee of material obligations of a Third Party with respect to the WCBU Assets.

(ff)	WCBU Assets Disclosure:

(i)	the WCBU Operating Statements:

(A)	are the audited Statements of Revenue, Royalties and Production Costs of the WCBU Assets for the years ended December 31, 2016 and 2015; and

(B)	have been prepared in accordance with the financial reporting framework specified in subsection 3.11(5) of NI 52-107 for operating statements, and the line items in such statements have been prepared in all respects using accounting policies that are permitted by generally accepted accounting principles in the United States of America, with such accounting policies applying to those line items as if such line items were presented as part of a complete set of financial statements, and except as noted within such statements, consistently applied throughout the periods involved. To the Vendors’ knowledge, Ernst & Young LLP, who have audited the WCBU Operating Statements, are independent of the Vendors;

(ii)	the Vendors cooperated with Purchaser’s reasonable requests in the preparation of the Asset Reserves Report and the Vendors are not aware of any information provided by the Vendors expressly for inclusion in the Asset Reserves Report, at the time such information was prepared, not being true and correct in all material respects;

(iii)	the Vendors have cooperated with the Purchaser in the preparation of the WCBU Assets Description and the Vendors are not aware of any information provided by the Vendors to the Purchaser expressly for inclusion in the WCBU Assets Description, at the time such information was prepared, not being true and correct in all material respects; and

(iv)	the Vendors have cooperated with the Purchaser with its preparation of the pro forma adjustments to the WCBU Operating Statements to the extent reasonably requested by the Purchaser.

(gg)	Access to Material Documents: except to the extent that disclosure is prohibited without the consent of a Third Party, to its knowledge:

(i)	the Purchaser has already either been provided with access, or will be provided with access upon request and in accordance with Article 7, to the Material Contracts of the Vendors applicable to the WCBU Assets which will be assumed by the Purchaser under this Agreement;

(ii)	there are no other material contracts of the Vendors that would result in a Material Adverse Effect applicable to the Whitemap Area which will be assumed by the Purchaser under this Agreement, other than those contracts identified in the folder entitled “Material Contracts” indexed as item 1.10.4 in the Data Room Information;

(hh)	Compliance with Anti-Corruption Legislation: it has not directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any

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Governmental Authority, authority or instrumentality of any jurisdiction, or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Canada Corruption of Foreign Public Officials Act, or the rules and regulations promulgated thereunder;

(ii)	Compliance with Anti-Money Laundering Laws: its operations are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court, Governmental Authority or arbitrator involving it with respect to the Money Laundering Laws is pending or, to its knowledge, threatened;

(jj)	Sanctions: neither it nor to its knowledge, any director, officer, employee, agent, affiliate or representative of it, is an individual or entity currently the subject of any sanctions administered or enforced by the United States Government, including, the U.S. Department of Treasury’s Office of Foreign Assets Control, or the Canadian government (collectively, the “Sanctions”), nor is it located, organized or resident in a country or territory that is the subject of Sanctions;

(kk)	No Knowledge of Breach: as of the date of this Agreement, it does not have knowledge of any breach by the Purchaser of its representations, warranties, covenants or agreements herein;

(ll)	Data Room Information: Vendors do not represent and warrant the accuracy or completeness of the Data Room Information but do represent and warrant that to their knowledge they have not deliberately or knowingly withheld, or disclosed untrue or materially misleading, data or information into the Data Room Information.

10.2	CPCRC’s Representations Regarding the Partnership Interest and Investor Status

CPCRC represents and warrants to the Purchaser that:

(a)	Partnership Interest: CPCRC holds of record and owns beneficially the Partnership Interest free and clear of any Encumbrances (other than as contained in the FCCL Partnership Agreement, pursuant to a Security Interest that is to be discharged or for which a no interest letter is to be provided in accordance with Clause 8.7, and this Agreement) or restrictions on transfer (other than as contained in the FCCL Partnership Agreement), and is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of any portion of the Partnership Interest (other than this Agreement). Upon Closing, the Purchaser will acquire good and marketable title to the Partnership Interest, free and clear of all Encumbrances (other than as contained in the FCCL Partnership Agreement).

(b)

Investor Status: CPCRC acknowledges that the Share Consideration has not been registered under Applicable US Securities Laws or the securities laws of any U.S. state or qualified by a prospectus filed under Applicable Canadian Securities Laws. Subject to the rights under the Registration Rights Agreement and the Investor Agreement, CPCRC is acquiring the Share Consideration for its own account, and not with any view toward the immediate resale or distribution thereof, or with any present intention of selling or distributing any of the Share Consideration in violation of Applicable US Securities Laws or Applicable Canadian Securities Laws. CPCRC has such knowledge and experience in financial and business matters and in investments similar to the Share Consideration that it is capable of evaluating the merits and risks of its investment in the Share Consideration and of making an informed investment decision. CPCRC has conducted a review of the business and affairs of the Purchaser that it considers sufficient and reasonable for purposes of its making its investment in the Share Consideration and has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations of

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an investment in the Share Consideration. CPCRC is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Applicable US Securities Laws).

(c)	Share Ownership: None of COPCO nor any of its Affiliates beneficially own or exercise control or direction over any common shares of Purchaser or any securities convertible into or exchangeable for common shares of Purchaser, and no such entity shall acquire any such shares or securities prior to Closing, and at Closing the only such shares or securities that any such entity shall beneficially own or exercise control or direction over shall be the Consideration Shares.

10.3	No Additional Representations and Warranties by Vendors

(a)	The Vendors make no warranty or representation of any kind whatsoever, direct or indirect, express or implied, in fact or by law, with respect to:

(i)	the FCCL Partnership, the FCCL Partnership Assets, the FCCL Partnership’s title to the FCCL Partnership Assets, the Environmental condition of the FCCL Partnership Assets or the FCCL Partnership Environmental Liabilities;

(ii)	the Partnership Interest except as set forth in Clause 10.2(a);

(iii)	any data or information supplied by the Vendors in connection with the WCBU Assets except as set forth in Clause 10.1(ll) or the information provided by the Vendors to the Purchaser expressly for inclusion in the WCBU Assets Description, except as set forth in Clause 10.1(ff);

(iv)	the quality, quantity or recoverability of Petroleum Substances within or under the WCBU Lands or the FCCL Partnership Lands or the information provided by the Vendors to the Purchaser expressly for inclusion in the WCBU Assets Description;

(v)	the value of the WCBU Assets and the Partnership Interest or the future cash therefrom;

(vi)	the quality, condition, fitness, suitability, serviceability or merchantability of the WCBU Tangibles or the FCCL Partnership Tangibles, except as set forth in Clause 10.1(t);

(vii)	the accuracy or completeness of any AFE which estimates any reclamation, remediation, or abandonment costs, except as set forth in Clause 10.1(r);

(viii)	the accuracy or completeness of any land abstract sheets provided by the Vendors;

(ix)	the title of the Vendors to the WCBU Assets except as set forth in Clause 10.1(i);

(x)	the Environmental condition of the WCBU Assets, WCBU Lands, the Whitemap Area or the WCBU Environmental Liabilities, except as set forth in Clauses 10.1(x); and

(xi)	the accuracy and completeness of any information provided by the Vendors to the Purchaser prior hereto or after the date hereof in connection with the Financing, Follow-On Financing or Continuous Disclosure Document.

(b)	Except as expressly set forth in Clauses 10.1 and 10.2, but subject to this Clause 10.3, Clause 10.4(h) and (c):

(i)

the Vendors disclaim and shall not be liable for any representation or warranty which may have been made or alleged to have been made in any instrument or document relative hereto, or in any statement or information made or communicated to the Purchaser in any manner including any opinion, information, or advice which may have been provided to the Purchaser by the Vendors or

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their respective Representatives in connection with the WCBU Assets, in relation to the Transaction or in relation to the Financing, any Follow-on Financing or Continuous Disclosure Document; and

(ii)	the Purchaser acknowledges and confirms that it is relying on its own investigations concerning the WCBU Assets and Partnership Interest and that it has not relied on advice from the Vendors with respect to the matters specifically enumerated in Clause 10.3(a) in connection with the purchase of the WCBU Assets and Partnership Interest pursuant hereto or in connection with the Financing, any Follow-On Financing or Continuous Disclosure Document. The Purchaser further acknowledges and agrees that it is acquiring the WCBU Assets and Partnership Interest on an “as is – where is” basis, as of the Effective Time, and that it is familiar with the condition of the WCBU Assets, and the FCCL Partnership Assets, including the past and present use of the WCBU Lands and the WCBU Tangibles, that the Vendors have provided the Purchaser with a reasonable opportunity to inspect the WCBU Assets and Partnership Interest at the sole cost, risk and expense of the Purchaser (insofar as the Vendors could reasonably provide such access) and that the Purchaser is not relying upon any representation or warranty of the Vendors as to the condition, environmental or otherwise, of the WCBU Assets or the FCCL Partnership Assets except as expressly contained in this Agreement.

(c)	Except for its rights under Article 12, the Purchaser hereby waives all rights and remedies (whether now existing or hereafter arising and including all common law, tort, contractual, equitable and statutory rights and remedies) against the Vendors, their Affiliates or their respective Representatives in respect of any breach or inaccuracy of a representation or warranty made by the Vendors hereunder and in respect of any information provided by the Vendors to the Purchaser in connection with the Purchaser’s financing of all or any part of the Transaction.

10.4	Purchaser’s Representations and Warranties

The Purchaser hereby represents and warrants to the Vendors, and acknowledges that, in entering into this Agreement, the Vendors are relying upon such representations and warranties, that as of the date hereof and the Closing Date unless otherwise given as of a specified date:

(a)	Standing: it is and at the Closing Date shall continue to be a valid corporation, subsisting under the laws of Canada with the necessary corporate power and capacity to conduct its business in the jurisdiction(s) where the WCBU Assets and FCCL Partnership Assets are located;

(b)	Requisite Authority: it has the necessary corporate power and authority to enter into this Agreement and the other documents and agreements to be executed and delivered hereunder and to perform its obligations hereunder and the other documents and agreements to be executed and delivered hereunder;

(c)	Execution and Enforceability: this Agreement has been, and all documents and agreements to be executed and delivered by it at Closing pursuant to this Agreement shall be, duly executed and delivered by it, and subject to execution by the Vendors and the Purchaser and receipt of the Required Approvals, this Agreement constitutes, and all documents and agreements required to be executed and delivered by it at Closing will constitute valid and legally binding obligations of it enforceable against it in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights of indemnity and contribution contained in this Agreement or any such other documents and agreements may be limited under Applicable Laws;

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(d)	No Conflicts or Defaults: provided the Required Approvals have been obtained, and except as would not result in a Material Adverse Effect, it is not in breach or violation of, and the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder and the consummation of the Transaction do not and will not result in any breach or violation of, or be in conflict with, or constitute, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under: (i) any term or provision of the constating documents or by-laws of the Purchaser, (ii) conflict with, result in a breach of, constitute a default under, or prohibit the performance required by Applicable Laws, or any agreement, instrument, licence, permit or authority to which Purchaser is a party or by which Purchaser is bound or to which the Purchaser’s assets or any property of the Purchaser is subject or result in the creation of any Encumbrance upon the Purchaser’s assets under any such agreement, instrument, licence, permit or authority; or (iii) any resolution of the directors (or any committee thereof) or shareholders of the Purchaser, or (iv) any material contract, mortgage, note, indenture, deed of trust, joint venture or partnership agreement, instrument, lease, judgment, decree, order, statute, rule, licence or regulation applicable to the Purchaser;

(e)	Finders’ Fees: it has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the Transaction for which the Vendors shall have any obligation or liability;

(f)	No Lawsuits or Claims: as of the date of this Agreement, it has not received notice of any Claims in existence, contemplated, nor, to its knowledge, pending or threatened against it seek to seeking to prevent the consummation of the Transaction;

(g)	Availability of Funds: it has arranged to have available by the Closing Date sufficient immediately available funds in the specified currency to enable it to pay in full the Closing Payment (and any additional amounts payable) to the Vendors as herein provided;

(h)	Purchaser as Principal: it is acquiring the WCBU Assets and Partnership Interest in its capacity as principal and does not have a present intention to sell the Partnership Interest directly or indirectly to a person or partnership described in paragraphs 100(1.1)(a) through (d) of the Income Tax Act as part of a series of transactions that includes the acquisition by the Purchaser of the Partnership Interest pursuant to this Agreement.

(i)	No Knowledge of Breach: as of the date of this Agreement, the Purchaser does not have knowledge of any breach by the Vendors of their representations, warranties, covenants or agreements herein;

(j)	Investment Canada Act: it is a “Canadian” within the meaning of the Investment Canada Act;

(k)	Canadian Resident: the Purchaser is not a non-resident of Canada for the purposes of the Income Tax Act and is not a Person described in subsection 100(1.1) of the Income Tax Act;

(l)	Absence of Further Requirements: except for the Required Approvals, no approval, authorization, order of, and registration, clearance, or qualification of, any Governmental Authority is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement or the performance by the Purchaser of its obligations hereunder or with the consummation of the Transaction except as has been obtained or made and are in full force and effect or, if not obtained or made, would not result in a Material Adverse Effect;

(m)

Compliance with Anti-Corruption Legislation: it and its Subsidiaries have not directly or indirectly, (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any Governmental Authority, authority or instrumentality of any jurisdiction or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices

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Act of 1977, as amended, or the Canada Corruption of Foreign Public Officials Act, or the rules and regulations promulgated thereunder;

(n)	Compliance with Anti-Money Laundering Laws: its operations and the operations of its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements and the Money Laundering Laws and no action, suit or proceeding by or before any court, Governmental Authority or arbitrator involving it or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to its knowledge, threatened;

(o)	Sanctions: neither it nor any of its Subsidiaries or partnerships nor to its knowledge, any director, officer, employee, agent, affiliate or representative of it or any of its Subsidiaries or partnerships, is an individual or entity currently the subject of any Sanctions, nor is it or any of its Subsidiaries or partnerships located, organized or resident in a country or territory that is the subject of Sanctions;

(p)	Share Consideration: the Share Consideration, when issued, will have been duly and validly authorized and issued as fully paid and non-assessable common shares in the capital of the Purchaser;

(q)	Securities Laws: subject only to the restrictions set forth in this Agreement, the Investor Agreement, the Registration Rights Agreement and the shareholder rights plan agreement dated as of November 30, 2009, as amended and restated as of April 25, 2012, and the “hold period” applicable to the Share Consideration pursuant to Applicable Canadian Securities Laws and Applicable US Securities Laws, the Share Consideration will be freely tradeable by the holder thereof unless a change of law occurs that limits such tradability;

(r)	Shareholder Agreements; Registration Rights: there are no unanimous shareholder agreements and, to its knowledge, other than the Investor Agreement, the Registration Rights Agreement and the shareholder rights plan agreement dated as of November 30, 2009, as amended and restated as of April 25, 2012, there are no shareholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect which in any manner affects or will affect the voting or control of any of its securities or that materially affects or materially will affect the control of the Purchaser;

(s)	Absence of Manipulation: it has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, under Applicable Canadian Securities Laws or Applicable U.S. Securities Laws or otherwise, the stabilization or manipulation of the price of any of its securities to facilitate the sale or resale of the Share Consideration;

(t)	Proceedings: other than as set forth in the Base Shelf Prospectus, there are no legal or government proceedings pending to which it or any of its Subsidiaries is a party or of which any property of it or any of its Subsidiaries is subject which, if determined adversely to it or any of its Subsidiaries, would result in a Purchaser Material Adverse Effect and, to its knowledge, no such proceedings are contemplated by any Governmental Authority.

(u)	Environmental Laws: other than as set forth in the Base Shelf Prospectus, and except as would not individually or in the aggregate result in a Purchaser Material Adverse Effect, (i) it and its Subsidiaries are each in compliance with all applicable Environmental Laws, (ii) it and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to its knowledge, threatened claims regarding Environmental Matters against the Purchaser or any of its Subsidiaries.

(v)

Licences and Permits: other than as set forth in the Base Shelf Prospectus, it and its material Subsidiaries have all licences, franchises, permits authorizations, approvals and orders and other concessions of and from all Governmental Authorities that are necessary to own or lease their respective properties and

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conduct their businesses as described in the Base Shelf Prospectus, except where such failure would not result in a Purchaser Material Adverse Effect.

(w)	Title: it is not aware of any defects in title to its core oil and gas properties or its material assets and facilities which are used in the production and marketing of oil and gas that, in the aggregate would result in a Purchaser Material Adverse Effect.

(x)	Financial Statements: the Purchaser Financial Statements and any interim unaudited consolidated financial statements of the Purchaser as at and for a fiscal quarter ending prior to the Closing Date and filed by the Purchaser in accordance with its obligation under Applicable Canadian Securities Laws, and financial statements of the Purchaser in the Public Record, excluding the WCBU Operating Statements and, if applicable, the Interim Period WCBU Operating Statements together with the related notes, present fairly the financial position of it and its consolidated Subsidiaries at the dates indicated and the earning, retained earnings and cash flows of it and its consolidated Subsidiaries for the periods specified; said consolidated financial statements comply as to the form with the applicable accounting requirements of Applicable U.S. Securities Laws or Applicable Canadian Securities Laws as interpreted and applied by the United States Securities and Exchange Commission or the Canadian securities commissions, as applicable, and have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved

(y)	Auditors: to its knowledge, PricewaterhouseCoopers LLP, who have audited certain financial statements of the Purchaser and its Subsidiaries, are independent public accountants as required by Applicable U.S. Securities Laws and Applicable Canadian Securities Laws

(z)	Internal Controls and Disclosure Controls:

(i)	the Purchaser and its Subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the U.S. Exchange Act); such internal control over financial reporting and procedures are effective and the Purchaser and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting;

(ii)	the Purchaser and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act); such disclosure controls and procedures are effective; and

(iii)	there is and has been no failure on the part of the Purchaser and any of the Purchaser’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including section 402 relating to loans and sections 302 and 906 relating to certifications;

(aa)

Authorized and Issued Share Capital: the Purchaser is authorized to issue an unlimited number of common shares, of which no more than 833,289,845 common shares are issued and outstanding as of the date of this Agreement, and subject to the restrictions set forth in the Purchaser’s articles, a limited number of first preferred shares, none of which are issued and outstanding and a limited number of second preferred shares, none of which are issued and outstanding, and except as provided for herein and under the Purchaser’s (i) employee stock option plan, (ii) the shareholder rights plan agreement dated as of November 30, 2009, as amended and restated as of April 25, 2012, (iii) dividend reinvestment plan, and (iv) the Equity Financing including additional common shares issuable on exercise of any over-allotment option grants thereunder, no person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of common shares in the capital of the Purchaser; and, other than pursuant to the Registration Rights Agreement when entered into in connection with the Transaction, no person has the right to require the Purchaser or any of its Subsidiaries to qualify or register any securities for sale under

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the Applicable Canadian Securities Laws or Applicable US Securities Laws by reason of the issuance of the Share Consideration;

(bb)	Public Record: the information and statements set forth in the Public Record were true, correct, and complete and did not contain any material misrepresentation, as of the date of such information or statements, and the Purchaser has not filed any material change reports which continue to be confidential;

(cc)	Transfer Agent: Computershare Investor Services Inc. has been duly appointed as transfer agent and registrar for the Purchaser’s common shares in Canada and Computershare Trust Company NA has been duly appointed as co-transfer agent and co-registrar for the Purchaser’s common shares in the United States.

(dd)	Absence of Restrictions by Securities Commissions: no securities commission, stock exchange or similar securities regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any of the Purchaser’s securities and, no such proceeding is, to the knowledge of the Purchaser, pending or contemplated or threatened;

(ee)	Listing: the issued and outstanding common shares of the Purchaser are listed and posted for trading on the TSX and NYSE and the Purchaser is not in default of its listing requirements on the TSX and NYSE in any material respects; and

(ff)	Reporting Issuer: the Purchaser is a “reporting issuer” or equivalent in each of the provinces and territories of Canada within the meaning of Applicable Canadian Securities Laws and since December 31, 2016, the Purchaser has not received any correspondence or notice from a securities commission or similar securities regulatory authority in any of the provinces or territories of Canada concerning a review of any of the Purchaser’s continuous disclosure documents in respect of which any matters remain outstanding.

10.5	No Additional Representations and Warranties by Purchaser

(a)	Except as expressly set forth in Clause 10.1 the Purchaser disclaims and shall not be liable for any representation or warranty which may have been made or alleged to have been made in any instrument or document relative hereto, or in any statement or information made or communicated to the Vendors in any manner including any opinion, information, or advice which may have been provided to the Vendors by the Purchaser or its Representatives in relation to the Transaction;

(b)	The Vendors acknowledge and confirm that they are relying on the representations and warranties of the Purchaser in Clause 10.1 as well as their own investigations concerning the Purchaser’s business and assets in connection with the issuance of the Share Consideration as part of the Transaction.

10.6	Enforcement of Representations and Warranties

(a)

Notwithstanding anything to the contrary herein expressed or implied and, notwithstanding the Closing or deliveries of covenants and/or representations and warranties in any other agreements at Closing or prior or subsequent thereto, the covenants, representations and warranties set forth in Clauses 10.1, 10.2 and 10.4 hereof shall survive Closing for the benefit of the Purchaser and the Vendors respectively, provided that no Claim in respect of such covenants, representations and warranties (other than those contained in Clause 10.4(k) shall be made or be enforceable unless written notice of such Claim is given by the claimant to the other Party: (i) in the case of a Claim in respect of the representations and warranties contained in Clause 10.4(k), within [***] any Vendor or Affiliate of a Vendor for Taxes [***], (ii) in the case of a Claim in respect of the representation and warranty contained in Clause 10.1(x), until [***]; and (iii) in the case of a Claim of any other representation, and warranty, the later of: (A) twelve (12) months from the Closing Date; and (B) [***] after [***] which give rise to such Claim are delivered to the Purchaser. Effective on the expiry of such twelve (12) or [***] period, or other period as applicable, each Party hereby releases and

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forever discharges the other Party from any breach of any representations and warranties set forth in Clauses 10.1, 10.2 and 10.4 hereof except in respect of those Claims in which notice has been given in accordance with this Clause 10.6(a). No Claim shall be made by a Party in respect of the representations and warranties in this Agreement made by the other Party except pursuant to and in accordance with this Clause 10.6(a).

(b)	There shall not be any merger of any covenant, representation or warranty in any assignment, conveyance, transfer or document delivered pursuant hereto notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

(c)	The representations and warranties of the Vendors and the Purchaser made herein or pursuant hereto are made for the exclusive benefit of the Purchaser and the Vendors, as the case may be, and are not transferable and may not be made the subject of any right of subrogation in favour of any other Person.

ARTICLE 11

CONVEYANCES AND LICENCE TRANSFERS

11.1	Conveyances

(a)	The Vendors shall, at their sole cost and expense, prepare and provide all Conveyance Documents required to convey the Vendors’ interest in any WCBU Assets, and shall cooperate with the Purchaser to prioritize those Conveyance Documents required for execution and delivery at Closing or as soon thereafter as reasonably possible. No such Conveyance Documents shall require the Vendors to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement. To the extent possible, the Vendors shall provide the Purchaser with draft copies of Conveyance Documents for the Purchaser’s review as they become available. The Parties shall be entitled to execute such documents utilizing electronic signatures approved by them. Vendors shall not be required to have such documents signed by Third Parties at or before the Closing Date but shall cooperate with the Purchaser as reasonably required to secure execution of such documents by such Third Parties thereafter. The Purchaser shall execute and promptly return to the Vendors at least one copy of each such document and the Vendors shall use reasonable efforts to obtain timely execution and return of such documents by Third Parties wherever required.

(b)	The Vendors shall promptly after Closing and subject to Clause 14.2, register in the applicable registry all registerable transfers and conveyances of the WCBU Assets (including pressure vessel registrations) and shall make application to all applicable Governmental Authorities to change the recorded name of all WCBU Wells, WCBU Tangibles and WCBU Major Facilities and Pipelines forming part of the WCBU Assets. For registrable transfers which are to be submitted electronically, the Vendors shall prepare and electronically submit an application to the applicable Governmental Authority for the licence transfer of the WCBU Wells, WCBU Tangibles and WCBU Major Facilities and Pipelines, and the Purchaser shall electronically ratify and sign such application. If the applicable Governmental Authority rejects any licence transfer because of mis-description or other minor deficiencies in the application, the Vendors shall as soon as practicable following receipt of the rejection notice correct the application and amend and re-submit an application for the licence transfers and the Purchaser shall electronically ratify and sign such application. Purchaser will provide all emergency response services post closing as if they were the recognized license holder immediately upon Closing.

(c)	All costs incurred in:

(i)	transferring any data, records, files, core samples or other information or materials of whatsoever nature or kind constituting WCBU Miscellaneous Interests;

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(ii)	registering any transfers and conveyances inclusive of pipeline and well licence transfers (including those submitted electronically); and

(iii)	registering any further assurances required to convey the WCBU Assets;

shall be the responsibility of and paid for directly by the Purchaser provided that any costs to conduct the transactions provided in Clause 6.1, or to transfer title to the WCBU Assets into the name of a Vendor from a Third Party, or to retain a copy of all or any portion of the WCBU Miscellaneous Interests described in paragraphs 1.1(ppppppppp)(v), 1.1(ppppppppp)(vi) and 1.1(ppppppppp)(vii), shall be the responsibility of and paid for directly by the Vendors.

11.2	Trustee Obligations

The Purchaser shall assume the trust obligations of the Vendors under the trust declarations and agreements in respect of the White Map Area or portion thereof, and the Parties shall enter into such Conveyance Documents as are necessary to effect the transfer of such obligations to the Purchaser effective as the Effective Time.

11.3	Pipeline Licences

(a)	Upon execution of this Agreement, the Vendors shall:

(i)	provide the Purchaser access to all Pipeline Records in the Vendors’ possession; and

(ii)	use commercially reasonable efforts to commence and obtain prior to Closing, Pipeline Engineering Assessments for each and every Operated Pipeline using the guidelines set forth in the “Pipeline Assessment Template” contained in the folder indexed as item 1.10.5 in the Data Room Information.

(b)	In respect of Operating Pipelines, the evaluation criteria for fitness for purpose and service shall be consistent with the current use of such Operating Pipeline. In respect of an Operated Pipeline which is not an Operating Pipeline, the evaluation criteria for fitness for purpose and service shall be that of suspension or abandonment. The Parties agree that the provision by Vendors of a Pipeline Engineering Assessment completed by Vendors shall be an acceptable substitute in lieu of the rectification of any deficiency in the Pipeline Records, in order for both Parties to make the declarations required to comply with the regulatory requirements to transfer the Operated Pipeline licences pursuant to the Pipeline Rules. To the extent that the Vendors provide a Pipeline Engineering Assessment for an Operated Pipeline, the Parties shall make such declarations as are required to effect the Operated Pipeline transfer.

(c)	If a Pipeline Engineering Assessment in respect of an Operated Pipeline provided by the Vendors does not demonstrate that the subject Operated Pipeline is fit for its current purpose and service (“Deficient Pipeline Engineering Assessment”), then Vendors will disclose the Deficient Pipeline Engineering Assessment to the appropriate Governmental Authorities to the extent required under Applicable Laws, and the Parties shall use all commercially reasonable efforts to cooperate in rectifying any deficiency, so as to expeditiously make the declarations required to effect the Operated Pipeline transfer. If Vendors determine in their sole and absolute discretion that they are reasonably able to rectify the deficiency noted in any Deficient Pipeline Engineering Assessment prior to Closing, Vendors shall take such steps to rectify such deficiency, subject to Clause 11.3(e). The existence of or determination that an Operated Pipeline is a Deficient Pipeline following receipt of a Pipeline Engineering Assessment shall constitute grounds to delay the transfer of the pipeline licences for such Operated Pipelines until the deficiency is rectified to the mutual satisfaction of the Parties, acting reasonably.

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(d)	If the Vendors have not, at or prior to Closing, provided the relevant Pipeline Engineering Assessments for all Operated Pipelines in order to allow the Parties to make the declarations referred to in Clause 11.3(a) with respect to such Operated Pipelines, or an Operated Pipeline is subject to a Deficient Pipeline Engineering Assessment for which the deficiency has not been rectified prior to Closing, then from and after Closing:

(i)	having regard to Transferring Employees and Transferring Contractors subject to Clause 14.2, the Vendors shall promptly and diligently complete the Pipeline Engineering Assessments in respect of the affected Operated Pipelines for which no Pipeline Engineering Assessment was provided at Closing, provided that if an Employee or Contractor that a Vendor would have used to prepare the Pipeline Engineering Assessment has become a Transferring Employee or Transferring Contractor upon Closing, then Purchaser shall cause that Transferring Employee or Transferring Contractor to complete the Pipeline Engineering Assessment on behalf of Vendors at no additional cost to Vendors; and

(ii)	Vendors shall continue to hold the licences for Operated Pipelines for which no Pipeline Engineering Assessment was provided prior to Closing and which are subject to a Deficient Pipeline Engineering Assessment that has not been rectified prior to Closing, on behalf of the Purchaser as bare trustee and agent until such time as such Pipeline Engineering Assessments are provided, deficiencies identified in Deficient Pipeline Engineering Assessments are rectified, and transfers of the licences thereof from Vendors to the Purchaser are registered with the appropriate Governmental Authority. Vendors shall hold licences for such Operated Pipelines in trust pursuant to a trust agreement to be entered into by the Parties at Closing on terms and conditions acceptable to the Parties, acting reasonably, which agreement shall include a term that it automatically terminates in respect of any Operated Pipeline held pursuant thereto being transferred in accordance with the Pipeline Rules.

(e)	All costs incurred in the preparation of such Pipeline Engineering Assessments before Closing shall be borne solely by the Vendors and all costs incurred in the either the preparation of a Pipeline Engineering Assessment after Closing or the rectification of a Deficient Pipeline Engineering Assessment, whether rectified prior to or after Closing, shall be borne solely by the Purchaser provided that Closing occurs, and there shall be no adjustment to the Purchase Price in respect thereof pursuant to Clause 4.1 or otherwise. Notwithstanding the foregoing, Purchaser shall be entitled to conduct work in respect of the Deficient Pipeline Engineering Assessment under the terms of the Transition Services Agreement.

(f)	Until such time as the Operated Pipeline licences are transferred to the Purchaser, the Vendors shall promptly make all filings and payments required to maintain the pipeline licence for the Operated Pipelines, provided that the Purchaser provides the Vendors on a timely basis with the necessary funds for any payments and with any information required from the Purchaser for such filings.

(g)	The Vendors will promptly provide the Purchaser all Third Party AFEs, notices, specific information, communications, invoices, billings, and other documents that the Vendors receive respecting any Operated Pipeline and will promptly respond to such AFEs, notices, information and other documents pursuant to the written instructions of the Purchaser, acting reasonably and if received on a timely basis, provided that the Vendors may refuse to follow instructions that it believes, acting reasonably and in good faith, to be unlawful or in conflict with applicable agreements regarding the affected Operated Pipeline by providing written notice to that effect to Purchaser in a timely manner.

(h)	Subject to maintaining possession of the Pipeline Records while obtaining Pipeline Engineering Assessments, the Vendors shall deliver to the Purchaser, at or within a reasonable period of time after Closing, all available Pipeline Records.

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11.4	Licence and Authorization Transfers

(a)	If requested by any Party, at least five (5) Business Days prior to the Closing Time, the appropriate Party shall communicate with the relevant Governmental Authority to determine all conditions and deposits which the relevant Governmental Authority will require in order for the relevant Governmental Authority to approve the transfer by the Vendors to the Purchaser of licences and authorizations for the WCBU Wells and WCBU Tangibles licenced to the Vendors, and the communicating Party shall advise the other Party in writing as soon as practicable after a response is received from the relevant Governmental Authority, of such conditions and required deposits. In such case, at the Closing Date, the appropriate Party shall satisfy the deposit requirements of the relevant Governmental Authority in order to approve any of those licence and authorization transfers to the Purchaser. The Parties further covenant to comply with all conditions imposed by the relevant Governmental Authority in respect of such transfers and such covenant shall survive Closing for the benefit of the purchaser and the Vendors, respectively.

(b)	Within a reasonable period of time following Closing, in accordance with Clause 11.1(b) and subject to any necessary approval of any working interest owners in the particular WCBU Asset (to the extent such working interest owners have the contractual right to grant or deny consent) the Vendors shall electronically submit applications to the relevant Governmental Authorities for the transfer of any WCBU Wells and WCBU Tangibles held in the name of the Vendors. If the working interest owners for a WCBU Asset deny their consent to such transfer, the Parties shall cooperate in re-transferring the pertinent licences or authorizations back to the Vendors for the Vendors’ assignment to an operator approved by both the Purchaser and the working interest owners in accordance with the WCBU Title and Operating Document governing such WCBU Asset.

(c)	After Closing:

(i)	whether or not the Purchaser requested prior determination of the relevant Governmental Authority transfer conditions under this Clause 11.4, if for any reason the relevant Governmental Authority requires a Party to make a deposit in order to approve the licence or authorization transfer, such Party shall and covenants to immediately make such deposit;

(ii)	if the National Energy Board does not grant leave for the transfer of any pipelines comprising the WCBU Assets requiring such leave, the Vendors shall hold such WCBU Assets in trust for the Purchaser until such time as leave is granted and shall cooperate and provide commercially reasonable assistance to the Purchaser in order to effect such transfer to the Purchaser.

(d)	If the required Party fails to make a deposit it is required to make under Clause 11.4(c)(i) within ten (10) Business Days of such Party’s receipt of notification from the relevant Governmental Authority that such deposit is required, the other Party shall have the right, but not the obligation, to make such deposit. In such event, the required Party shall reimburse the other Party for the amount of such deposit plus interest thereon at the Default Rate from the date the other Party paid the deposit until such reimbursement is made. In addition to all other rights to enforce such reimbursement otherwise available to the Party making payment as set out above, it shall have the right to set-off the amount of such reimbursement (including interest) against other monies due to the required Party.

(e)	Each Party hereby appoints the other Party as its agent with regard to the payment referred to in Clause 11.4(d), it being agreed however that the appointed Party shall not have any obligation to make such security deposits on behalf of the appointing Party.

(f)

Notwithstanding Clause 9.3, the Parties acknowledge that the transfer to the Purchaser after Closing of operating licences for WCBU Wells, pipelines and facilities included in the WCBU Assets that are operated by a Vendor in British Columbia (herein called individually a “B.C. Facility” or collectively the “B.C. Facilities”) may take a lengthy time for the OGC to process. Accordingly, subject to any reasonable

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directions provided by the Purchaser to the Vendors after Closing, the Parties agree to the following regarding the B.C. Facilities following the Closing Date:

(i)	the Parties will work together in good faith to promptly execute and submit the applications for the licence transfers for B.C. Facilities on a diligent basis and take any lawful action to encourage the diligent processing by the OGC of such applications;

(ii)	if the OGC has not approved a transfer of the operating licence for any B.C. Facility to the Purchaser or an Affiliate of the Purchaser within twelve (12) months of the Closing Date and such failure to transfer such licence is not attributable to delays in processing, then the Parties will meet to address this matter in accordance with Clause 9.3 provided, however, the Purchaser shall have the right to instruct the Vendors, and the Vendors shall comply with such instruction, to undertake all reasonable action in order to effect the transfer of the operating licence for the B.C. Facilities to the Purchaser. Notwithstanding the foregoing, the applicable Vendor may refuse to follow instructions that it believes, acting reasonably and in good faith, to be unlawful or in conflict with applicable WCBU Title and Operating Documents, Applicable Law or good oil and gas industry practices regarding the affected B.C. Facility by providing written notice to that effect to the Purchaser in a timely manner;

(iii)	subject to the resolution agreed to between the Parties pursuant to Clause 11.4(f)(ii), from the Closing Date until the first day of the month following the month in which the OGC approves the transfer of the licence for the B.C. Facility to the Purchaser or its Affiliate, the B.C. Facility shall be operated by the Purchaser notwithstanding that a Vendor holds the operating licence to such B.C. Facility on the terms described in this Clause 11.4(f), it being hereby further agreed that each B.C. Facility licence may be separately transferred as soon as possible and that the operation of that B.C. Facility shall be for the account of the Purchaser notwithstanding that a Vendor remains the licenced operator for that B.C. Facility;

(iv)	CPCRC on behalf of the Vendor holding the operating licence for a B.C. Facility shall promptly make all filings and payments required to maintain the licence for the B.C. Facility, provided that the Purchaser provides CPCRC on a timely basis with the necessary funds for any payments and with any information required from the Purchaser for such filings;

(v)	each Vendor will forthwith provide or cause CPCRC to provide to the Purchaser all Third Party AFEs, notices, specific information, communications, invoices, billings, and other documents the Vendor receives respecting any B.C. Facility that is subject to this Clause 11.4(f), and will promptly respond to such AFEs, notices, information and other documents pursuant to the written instruction of the Purchaser, if received on a timely basis, provided that CPCRC and the applicable Vendor may refuse to follow instructions that it believes, acting reasonably and in good faith, to be unlawful or in conflict with applicable agreements regarding the affected B.C. Facility by providing written notice to that effect to the Purchaser in a timely manner; and

(vi)	the Purchaser covenants and agrees with CPCRC and each Vendor which may hold a licence to a B.C. Facility that is subject to this Clause 11.4(f) to indemnify and save harmless CPCRC and such Vendor from all Losses and Liabilities arising as a result of CPCRC or such Vendor holding the operating licence for a B.C. Facility for the Purchaser, except to the extent caused by Gross Negligence of CPCRC or such Vendor, and CPCRC or such Vendor, as applicable, shall indemnify and save harmless the Purchaser from any such Losses and Liabilities arising from that Gross Negligence.

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ARTICLE 12

LIABILITIES AND INDEMNITIES

12.1	COPCO and the Vendors’ Indemnity

(a)	Subject to the terms and conditions of this Agreement, if Closing occurs, COPCO and the Vendors (including any Vendors resulting from the steps taken in Clause 6.1), shall, on a joint and several basis in the manner specified in Clause 12.5, be liable for and as a separate covenant, indemnify, defend, save, and hold the Purchaser, its Affiliates, and each of their respective officers, directors, partners, managing directors, employees, agents, consultants, representatives, and successors (each, a “Purchaser Entity”) harmless from and against all Losses and Liabilities incurred or suffered by a Purchaser Entity arising out of, relating to, or resulting from:

(i)	any breach of any of COPCO’s or the Vendors’ representations or warranties made in this Agreement or in any certificate, instrument or other document delivered by such Vendor pursuant to this Agreement;

(ii)	any breach of any covenant or agreement made in this Agreement by COPCO or any Vendor or in any certificate, instrument or other document delivered by COPCO or a Vendor pursuant to this Agreement;

(iii)	the operation, ownership or use of the Excluded Assets, including any Excluded Liabilities; or

(iv)	the Affiliate Contracts, except to the extent adjusted for in accordance with Clause 4.1(b)(viii).

even if in each such case such Losses and Liabilities are caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Purchaser Entity, except to the extent caused by or attributable to the fraud or Gross Negligence of any Purchaser Entity. COPCO and each Vendor’s indemnity obligations set forth in Clauses 12.1(a)(i) and 12.1(a)(ii) above shall survive the Closing Date in accordance with the provisions of Clause 10.6(a). COPCO’s and the Vendors’ indemnity obligation set forth in Clause 12.1(a)(iii) and 12.1(a)(iv) above shall survive the Closing Date indefinitely, COPCO’s and Vendors’ liability and indemnity as set forth in Clause 12.1(iii) and 12.1(iv) and shall apply without limit and without regard to cause or causes, including the negligence, whether sole, concurrent, gross, active, passive, primary or secondary, or the wilful or wanton misconduct of Purchaser, the Vendors or any other Person or otherwise. The Vendors acknowledge and agree that it shall not be entitled to any rights or remedies as against any Purchaser under the common law or statute pertaining to any Excluded Assets, including any Excluded Liabilities, including the right to name any Purchaser as a ‘third party’ to any action commenced by any Person against a Vendor.

(b)	The Vendors and COPCO hereby forever releases and discharges the Purchaser and each and Purchaser Entity from any Claims and all liability to the Vendors or the Vendors’ successors and permitted assigns as a result of the breach of any representation, warranty, covenant or agreement by the Purchaser that COPCO or the Vendors had actual knowledge of as at the Closing Date and failed to give notice thereof in accordance with Clause 6.11.

12.2	Purchaser’s Indemnity

(a)	Subject to the terms and conditions of this Agreement, if Closing occurs, the Purchaser shall be liable for, and as a separate covenant, indemnify, defend, save and hold COPCO and each Vendor, its Affiliates, and each of their respective officers, directors, partners, managing directors, employees, agents, consultants, representatives, and successors (each, a “Vendor Entity”) harmless from and against all Losses and Liabilities incurred or suffered by a Vendor Entity arising out of, relating to, or resulting from:

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(i)	any breach of any of the Purchaser’s representations or warranties made in this Agreement or in any certificate, instrument or other document delivered by the Purchaser pursuant to this Agreement;

(ii)	any breach of any covenant or agreement made in this Agreement or in any certificate, instrument or other document delivered by the Purchaser pursuant to this Agreement;

(iii)	the operation, ownership, use, construction or maintenance of the WCBU Assets and the FCCL Partnership Assets arising or accruing on or after the Effective Time; and

(iv)	the Purchaser’s use, distribution or disclosure of the WCBU Operating Statements, Asset Reserves Report, WCBU Assets Description or Interim Period WCBU Operating Statements, if applicable, that are required under Applicable Canadian Securities Laws or Applicable US Securities Laws, or otherwise by the Purchaser to be included or incorporated by reference, in any Offering Document in connection with any Financing or Follow-on Financing.

even if in each such case such Losses and Liabilities are caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of COPCO or any Vendor Entity, except to the extent caused by or attributable to the fraud or Gross Negligence of COPCO or any Vendor Entity. The Purchaser’s indemnity obligations set forth in Clause 12.2(a)(i) and (ii) above shall survive the Closing Date, as applicable, in accordance with the provisions of Clause 10.6(a). The Purchaser’s indemnity obligation set forth in Clause 12.2(a)(iii) above shall survive the Closing Date indefinitely.

(b)	The Purchaser hereby forever releases and discharges each Vendor and Vendor Entity from any Claims and all liability to the Purchaser or the Purchaser’s successors and permitted assigns as a result of:

(i)	the use or reliance upon information and materials pertaining to the WCBU Assets delivered or made available by the Vendors or their respective Representatives to the Purchaser pursuant to this Agreement including any evaluations, projections, reports and interpretive or non-factual materials prepared by or for or received by the Vendors except to the extent expressly represented under Clauses 10.1(ff)(i) and 10.1(ll); and

(ii)	breach of any representation, warranty, covenant or agreement by a Vendor that the Purchaser had actual knowledge of as at the Closing Date and failed to give notice thereof in accordance with Clause 6.11.

12.3	Environmental Indemnity

The Purchaser acknowledges that it:

(a)	is familiar with the condition of the WCBU Assets, and the FCCL Partnership Assets, including the past and present use of the WCBU Assets, and the FCCL Partnership Assets;

(b)	has been provided with the right and the opportunity to conduct due diligence investigations with respect to existing or potential WCBU Environmental Liabilities insofar as such WCBU Lands were included in the WCBU Land Schedule, and as operator of the FCCL Partnership Assets, has knowledge regarding potential FCCL Partnership Environmental Liabilities;

(c)	is not relying upon any representation or warranty of the Vendors as to the condition, environmental or otherwise, of the FCCL Partnership Assets or FCCL Partnership Liabilities;

(d)	is not relying upon any representation or warranty of the Vendors as to the condition of the WCBU Tangibles, except for the representation and warranty expressly made by the Vendors pursuant to

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Clause 10.1(t), and notwithstanding the provisions of Clause 12.1(a)(i), the Purchaser agrees that once Closing has occurred, no Vendor shall have any liability whatsoever for the condition of the WCBU Tangibles except, subject to the limitations set out in Clause 12.5, to the extent related to a breach of the representation and warranty specifically made by the Vendors in Clause 10.1(t);

(e)	is not relying upon any representation or warranty of the Vendors as to existing or potential WCBU Environmental Liabilities, except for the representation and warranty expressly made by the Vendors pursuant to Clause 10.1(x);

(f)	is not relying upon any representation or warranty of the Vendors as to the environmental condition of the WCBU Assets except for the representations and warranty expressly made by the Vendors in to Clause 10.1(x); and notwithstanding the provisions of Clause 12.1(a)(i), the Purchaser agrees that once Closing has occurred, no Vendor shall have any liability whatsoever for any WCBU Environmental Liabilities or FCCL Partnership Environmental Liabilities except, subject to the limitations set out in Clause 12.5 and only in respect of WCBU Environmental Liabilities, to the extent related to a breach of the environmental representation and warranty specifically made by the Vendors in respect of the WCBU Assets in Clause 10.1(x). In this regard, once Closing has occurred, the Purchaser:

(i)	shall be solely liable and responsible for all of the Vendors’ Losses and Liabilities; and

(ii)	as a separate covenant shall indemnify and save each Vendor and Vendor Entity harmless from and against all Losses and Liabilities that may be brought against or which they or any one of them may suffer, sustain, pay or incur;

as a direct result of any act, omission, matter or thing related to any WCBU Environmental Liabilities and FCCL Partnership Environmental Liabilities, however and whenever arising or accruing, and the Purchaser shall assume, perform, pay and discharge all such WCBU Environmental Liabilities and the FCCL Partnership Environmental Liabilities. This liability and indemnity shall apply without limit and without regard to cause or causes, including the negligence, whether sole, concurrent, gross, active, passive, primary or secondary, or the wilful or wanton misconduct of either the Vendors or the Purchaser or any other Person or otherwise. The Purchaser acknowledges and agrees that it shall not be entitled to any rights or remedies as against any Vendor or Vendor Entity under the common law or statute pertaining to any WCBU Environmental Liabilities or the FCCL Partnership Environmental Liabilities, including the right to name any Vendor or Vendor Entity as a ‘third party’ to any action commenced by any Person against the Purchaser. The Purchaser’s indemnity obligation set forth in this Clause 12.3 shall survive the Closing Date indefinitely.

12.4	Indemnification Procedure – Third Party Claims

The following procedures shall be applicable to any Claim (a “Third Party Claim”) made against a Party (the “Indemnified Party”) by a Person other than such Indemnified Party or any of its Representatives for which it is entitled to indemnification pursuant to this Agreement from the other Party (the “Indemnifying Party”):

(a)	upon the Third Party Claim being made or commenced against the Indemnified Party, the Indemnified Party shall promptly provide written notice thereof to the Indemnifying Party. The notice shall describe the Third Party Claim in reasonable detail and indicate the estimated amount, if practicable, of the indemnified Losses and Liabilities that have been or may be sustained by the Indemnified Party in respect thereof. If the Indemnified Party does not give prompt notice to the Indemnifying Party as aforesaid, then such failure shall only lessen or limit the Indemnified Party’s rights to indemnity hereunder to the extent that the defence of the Third Party Claim was prejudiced by such lack of prompt notice;

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(b)	if the Indemnifying Party acknowledges to the Indemnified Party in writing that the Indemnifying Party is responsible to indemnify the Indemnified Party in respect of the Third Party Claim pursuant hereto, the Indemnifying Party shall have the right to do either or both of the following:

(i)	assume carriage of the defence of the Third Party Claim using legal counsel of its choice and at its sole cost; and

(ii)	settle the Third Party Claim provided the Indemnifying Party pays the full monetary amount of the settlement and the settlement does not impose any unreasonable restrictions or obligations on the Indemnified Party;

(c)	notwithstanding the assumption by the Indemnifying Party of the defence of the Claim, if the defendants in any such Claim shall include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of, or decision by either the Indemnifying Party or the Indemnified Party to put forward, different or additional defences to the Indemnifying Party and the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defence of the Claim on its behalf, at the expense of the Indemnifying Party;

(d)	each Party shall cooperate with the other Party in the defence of the Third Party Claim, including making available to the other Party or its directors, officers, employees and consultants whose assistance, testimony or presence is of material assistance in evaluating and defending the Third Party Claim;

(e)	the Indemnified Party shall not enter into any settlement, consent order or other compromise with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned) unless the Indemnified Party waives its rights to indemnification in respect of the Third Party Claim;

(f)	if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is responsible to indemnify the Indemnified Party for a Third Party Claim pursuant hereto and pays the Third Party Claim, the Indemnifying Party shall be subrogated to all Claims the Indemnified Party may have relating thereto. The Indemnified Party shall give such further assurances and cooperate with the Indemnifying Party to permit the Indemnifying Party to pursue such subrogated Claims as reasonably requested by it; and

(g)	if the Indemnifying Party has paid an amount pursuant to the indemnification obligations herein and the Indemnified Party shall subsequently be reimbursed from any other source in respect of the Third Party Claim, the Indemnified Party shall promptly pay the amount of the reimbursement (including interest actually received) to the Indemnifying Party, net of taxes required to be paid by the Indemnified Party as a result of such payment and plus any taxes saved or recovered by the Indemnified Party as a result of such payment.

(h)	The Parties acknowledge and agree that the WCBU Assets include whatever rights of indemnity, set-off, counterclaim and other legal and equitable rights as against Third Parties as may exist in the WCBU Title and Operating Documents in respect of any Claims for which the Purchaser is the Indemnifying Party and the Vendors shall cooperate as is reasonably necessary for the Purchaser to exercise such rights as against such Third Parties.

12.5	Limitations on Liability

(a)

No Purchaser Entity, COPCO or Vendor Entity shall be entitled to seek indemnification from a Party hereunder with respect to any Claim or Losses and Liabilities under Clause 12.1(a)(i) or 12.2(a)(i), as

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applicable, unless such indemnified Person notifies such Party of such Claim or Losses and Liabilities within the period specified in Clause 10.6(a).

(b)	The Parties acknowledge and agree that an obligation under this Agreement to provide written notice of a Claim within the relevant period specified in Clauses 6.11 and 10.6(a) and in a manner provided under this Agreement is intended by the Parties as a limitation of liability that represents a fair and equitable allocation of the risks and liabilities that each Party has agreed to assume in connection with the subject matter hereof and is not an agreement within the provision of subsection 7(2) of the Limitations Act (Alberta).

(c)	No Party shall make an indemnification claim or be entitled to recover hereunder with respect to a breach of any warranty, covenant or agreement set forth in this Agreement if and to the extent that: (i) the liability underlying the claim is accounted for in any of the adjustments provided for in Clauses 4.1, 4.2 8.4(b)(ii)(B)(2), 8.5(b)(ii)(B)(2), 8.6(e)(ii)(B) or 15.2(b); or (ii) the Party making an indemnification claim had knowledge of the breach giving rise to such Claim but did not comply with Clause 6.11.

(d)	Except to the extent provided in Clause 12.5(f), the indemnification obligations of the Parties under Clauses 12.1(a)(i), 12.1(a)(ii), 12.1(a)(ii)12.2(a)(i) and 12.2(a)(ii) are subject to the following restrictions:

(i)	no individual Claim of an indemnified Person may be made against a Party for any Claim or Losses and Liabilities hereunder unless such Claim or Losses and Liabilities suffered by such indemnified Person exceed an amount equal to [***] US Dollars (USD $[***]) (converted into Canadian Dollars in accordance with Clause 1.2(m)).

(ii)	subject to Clause 12.5(d)(iii) in respect of a Claim in respect of a breach of the representations and warranties in Clauses 10.1(x) or 10.1(i) or in respect of a Material Undisclosed Claim, neither COPCO nor the Vendors in the aggregate, nor the Purchaser (except as provided in Clause 12.5(d)(iv)) shall have any liability for any indemnification pursuant to this Agreement unless and until the aggregate amount of the liability for all Claims or Losses and Liabilities to indemnified Persons hereunder exceeds [***] US Dollars (USD $[***]) (converted into Canadian Dollars in accordance with Clause 1.2(m)), at which point all Losses and Liabilities of the Purchaser shall be recoverable from COPCO and the Vendors and all Losses and Liabilities of COPCO and Vendors shall be recoverable from the Purchaser, as applicable. For the avoidance of doubt, the Vendors shall be treated as one Party for the purpose of applying the monetary limits or thresholds in this Clause 12.5 and the adjustments to the Purchase Price pursuant to Clause 4.1 and any payments in respect thereof shall not be limited by this Clause 12.5;

(iii)	neither COPCO nor the Vendors in the aggregate shall have any liability for any indemnification pursuant to this Agreement in respect of a Claim in respect of a breach of the representations and warranties in Clauses 10.1(i) or 10.1(x), or in respect of a Material Undisclosed Claim, unless and until the aggregate amount of the liability for all Claims or Losses and Liabilities to indemnified Persons in respect of such matter exceeds an amount equal to:

(A)	the Threshold Amount; minus

(B)	if notice of Uncured Title Defects, Uncured Environmental Defects or Uncured Defects and Claims is served by Purchaser against Vendors pursuant to Clauses 8.4(b)(i), 8.4(b)(ii)(B)(1), 8.5(b)(i), 8.5(b)(ii)(B)(1), or 8.6(d), the aggregate amount of the Uncured Defects and Claims for which notice was served after taking into account any efforts by Vendors to cure same;

provided that such amount shall in no event be less than zero; and

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(iv)	the limitations provided in Clause 12.5(d)(i) and 12.5(d)(ii) shall not apply to any Claim by COPCO or Vendors for indemnification in respect of a breach of Purchaser’s representations and warranties in Clauses 10.4(p), 10.4(t), 10.4(u), 10.4(v), or 10.4(w);

(v)	the Vendors’ indemnification obligations under this Agreement shall be limited to an aggregate maximum amount (treating the Vendors and COPCO as one Party for such purpose) equal to [***] percent ([***]%) of the Base Purchase Price other than for breaches of:

(A)	Clauses 10.1(a) to (c) for which Vendors’ and COPCO’s indemnity obligation shall be limited to a maximum of [***] percent ([***]%) of the Base Purchase Price;

(B)	Clause 10.2(a), for which Vendors’ and COPCO’s indemnity obligation shall be limited to a maximum of [***] percent ([***]%) of the Base Purchase Price;

provided that in no event or combination of events shall Vendors and COPCO’s indemnity obligations hereunder ever exceed [***] percent ([***]%) of the Base Purchase Price, it being acknowledged and agreed that the value of the Share Consideration for determining the Base Purchase Price in such event or combination of events, shall be the value of that Share Consideration as at the date hereof.

(e)	Nothing in this Agreement shall be construed so as to require a Party to be liable for or to indemnify the other Party or any of the other Party’s Affiliates or Representatives in connection with any Consequential Losses suffered, sustained, paid or incurred by such Party other than any such indirect, incidental, consequential, exemplary, special and punitive losses or damages and loss of profits suffered, sustained, paid or incurred by a Third Party entitled to indemnification from a Party.

(f)	Subject to Clause 12.5(e) nothing in this Clause 12.5 shall limit or otherwise apply to any Claims by either Party, or any Losses or Liabilities suffered, sustained, paid or incurred by either Party, in connection with Clause 3.4, Article 4, a breach of Clause 6.2, 6.4, 6.5, 8.7, or pursuant to Clauses 12.1(a)(iii), 12.1(a)(iv), 12.2(a)(iii), 12.2(a)(iv), 12.3, 12.9, 14.3, 15.2 or 16.3.

(g)	Except to the extent expressly provided in Clauses 6.11,8.4(b)(ii)(B)(2), 8.5(b)(ii)(B)(2), 8.6(e)(ii)(B), this Clause 12.5 or Clause 15.2(b), neither Party shall be liable under this Agreement for any Claims or Losses and Liabilities suffered, sustained, paid or incurred by the other Party after Closing that result from any inaccuracy in or breach of any representation or warranty in this Agreement if the Party seeking indemnification for such Claims or Losses and Liabilities had actual knowledge of such inaccuracy or breach at the time of Closing.

12.6	Sole Remedy

Clauses 3.2(c), 6.11, 12.1, 12.2, 12.3, 12.9 and 13.2 contains the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Clauses 5.2(c) and 5.3(c), as applicable. Except for the remedies contained in Clauses 3.2(c) prior to Closing, and in Clauses 6.11, 12.1, 12.2, 12.3 and 12.9 from and after the Closing, and in Clause 13.2 to the extent Closing does not occur, each Party releases, remises and forever discharges the other and its Representatives from any and all Claims, Losses and Liabilities, at law or in equity, known or unknown, which such Party might now or subsequently may have, based on, relating to or arising out of this Agreement, the ownership of the WCBU Assets or Partnership Interest, the activities or operations of the WCBU Assets or the FCCL Partnership (including for the avoidance of doubt its agents, advisors and representatives), or the FCCL Partnership’s ownership, use or operation of the FCCL Partnership Assets, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any released Person, excluding the Gross Negligence of any released Person, provided that nothing in this Clause

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12.6 shall be construed to eliminate or reduce the Purchaser’s indemnity obligations in Clauses 12.2, 12.3 and 12.9, or the Vendors’ indemnity obligations in Clause 12.1.

12.7	Vendor Liabilities

Subject to Clause 2.3, as between the Vendors, to the extent that any liability or obligation of one of the Vendors to the Purchaser under this Agreement is attributable to the act, failure to act or breach of a representation or warranty of a particular Vendor, the liability or obligation shall be allocated to such Vendor. In all other cases, as between the Vendors, any right, obligation or liability under this Agreement which pertains to particular assets that form part of the WCBU Assets or Partnership Interest shall be allocated between the Vendors based on each Vendor’s interest in the particular WCBU Assets or Partnership Interest.

12.8	No Merger

There shall not be any merger of any liability or indemnity hereunder in any assignment, conveyance, transfer or document delivered pursuant hereto notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

12.9	Assumed Claims

(a)	At Closing, the Purchaser shall assume carriage of the arbitration or litigation of the Assumed Claims using legal counsel of its choice and at its sole cost, but shall keep the Vendors informed on material developments related to the Assumed Claims, including any settlement of or material filings related to the Assumed Claims.

(b)	Subject to the terms and conditions of this Agreement, if Closing occurs, the Purchaser shall be liable for and as a separate covenant, indemnify, defend, save and hold each Vendor harmless from and against:

(i)	all Losses and Liabilities incurred or suffered by the Vendors arising out of, relating to, or resulting from the Assumed Claims;

(ii)	all of costs reasonably incurred to satisfy any requirements imposed in the decision of the arbitrator or any reasonable settlement of the Assumed Claims; and

(iii)	all costs of legal counsel, other than Vendors’ own counsel, and the arbitrator appointed for the arbitration proceeding and reasonable costs of investigating and defending the Assumed Claims.

(c)	The Parties agree that the Purchaser shall carry out any settlement discussions and negotiations of the Assumed Claims at its sole risk and expense.

12.10	No Third Party Rights

Notwithstanding anything to the contrary herein, no Indemnified Person other than the Vendors, any Affiliate of the Vendors that is not a natural Person and the Purchaser shall have any rights against either the Vendors or the Purchaser under the terms of this Agreement, except as such may be exercised on its behalf by the Vendors or the Purchaser, as applicable, pursuant to this Clause 12.10 and Clause 14.5. Each Party may elect to exercise or not exercise indemnification rights under this Clause on behalf of the other Indemnified Persons Affiliated with it that are not permitted to directly seek indemnity hereunder in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Clause. The Parties do not intend that any term of this Agreement shall be enforceable by any Person other than the Vendors, any Affiliate of the Vendors, or the Purchaser, except to the extent provided in Clause 14.5 and except to the extent provided in Clause 19.10 in respect of Clause 6.10(e).

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ARTICLE 13

TERMINATION

13.1	Grounds for Termination

This Agreement may be terminated at any time prior to the Closing Date:

(a)	by mutual written agreement of the Vendors and the Purchaser; or

(b)	by either the Vendors or the Purchaser if the Closing has not occurred within five (5) months after the date of this Agreement (or such other date, if any, as the Vendors and the Purchaser shall have subsequently agreed in writing) provided the failure of the Closing to occur on or before such date is not caused by the negligent or willful failure by the Party electing to terminate hereunder to perform or observe in any material respect its covenants and agreements hereunder; or

(c)	by the Purchaser: (i) if any of the conditions set forth in Clause 5.3 shall not be complied with, or waived by the Purchaser, at or before the Closing Date; or (ii) if a Vendor shall have filed for bankruptcy, voluntary or otherwise, entered reorganization proceedings, become unable to pay its respective debts as they come due or otherwise become insolvent; or

(d)	by the Vendors: (i) if any of the conditions set forth in Clause 5.2 shall not be complied with, or waived by the Vendors, at or before the Closing Date; or (ii) if the Purchaser shall have filed for bankruptcy, voluntary or otherwise, entered reorganization proceedings, become unable to pay its respective debts as they come due or otherwise become insolvent; or

(e)	by either Party pursuant to Clauses 8.4(b)(iii), 8.5(b)(iii) or 8.6(f).

13.2	Effect of Termination

(a)	If this Agreement is terminated by the Vendors or the Purchaser as permitted under Clause 13.1:

(i)	the Vendors’ right to keep the Deposit and any interest actually earned thereon and the Purchaser’s right to the return of the Deposit and any interest actually earned thereon shall be governed by Clause 3.2, and

(ii)	subject to Clause 12.5(e), Purchaser shall be entitled to such rights and remedies as it may have at law or equity:

(A)	if Closing does not occur as a result of a breach by Vendor of its covenants hereunder, or a breach of its representations and warranties; or

(B)	for any breach of those provisions of Clause 6.12(b) that are to remain operative for a period of one hundred and eighty (180) days following any such termination of this Agreement;

but otherwise, such termination shall be without liability of either Party to the other Party to this Agreement, or to any of their shareholders or Representatives.

(b)	Article 12, and Clause 19.3 and the provisions of the Confidentiality Agreement shall remain in full force and effect following any such permitted termination.

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ARTICLE 14

POST-CLOSING MATTERS

14.1	Post-Closing Access and Delivery of Records

(a)	Following Closing, the Vendors and the Purchaser shall cooperate with each other and, upon the request of either the Vendors or the Purchaser (the “Requesting Party”), and subject to the terms and conditions agreed to by the Parties in writing, provide reasonable access to the Requesting Party and the Requesting Party’s designee for the development and operations of the WCBU Assets or the Excluded Assets, as applicable, or other rights and assets of the Requesting Party or its Affiliates in the vicinity of the WCBU Assets or the Excluded Assets, as applicable, to the extent that such development and operations do not unreasonably interfere with the other Party’s development and operations, including the prompt execution, as requested by the Requesting Party from time to time, of all road use agreements, surface licence agreements and right-of-way access agreements incorporating standard industry terms and conditions granting the Requesting Party with such surface access rights. This Clause 14.1 shall survive Closing indefinitely.

(b)	The Vendors shall use commercially reasonable efforts to provide Purchaser with the WCBU Title and Operating Documents not delivered at Closing as soon as reasonably practicable following Closing and in any event, within one (1) year from the Closing Date.

14.2	Post-Closing Transition

The Parties shall use commercially reasonable efforts to agree to the form of the Transition Services Agreement incorporating the principles specified in Schedule 1.1(vvvvvvvv) and to the form of the Technical Services Agreement incorporating the principles specified in Schedule 1.1(llllllll) prior to the Closing Date, in accordance with Clause 6.7(a)(ii). Such transition services and Vendors’ covenants to perform any obligation hereunder after Closing shall have regard to the number and qualifications of Transferring Employees and Transferring Contractors, and the terms of the Transition Services Agreement regarding responsibility for instructing such Transferring Employees. Transition services are intended to be undertaken on a function by function basis and to be terminated on the earlier of: (i) written notice from Purchaser; or (ii) the date that is the later of: (A) the last date of the fourth (4th) month following the Closing Date; and (B) such later date as provided in the Transition Services Agreement. The provisions of Clause 6.7(b) shall survive Closing for the benefit of the Purchaser and the Vendors, respectively.

14.3	No Further Amendment to FCCL Partnership Agreement and Prior Tax Returns

(a)	The Purchaser agrees to allocate income, loss or other allocable amount of the FCCL Partnership for income tax purposes to CPCRC for all fiscal periods of the FCCL Partnership ending on or before December 31, 2017 in accordance with this Agreement and the FCCL Partnership Agreement as amended pursuant to Clauses 5.4(p) and 5.5(s). Except to the extent provided in such amendment, the Purchaser shall not amend the allocation provisions of the FCCL Partnership Agreement in a manner that would cause any allocable items of the FCCL Partnership to be allocated to CPCRC after the Effective Date. For any fiscal period of the FCCL Partnership ending on or before December 31, 2017, the Purchaser shall not agree after Closing to: (i) allocate any allocable items of the FCCL Partnership to CPCRC for income tax purposes; or (ii) change any partnership Tax Returns, reporting or accounting practices if such allocation or change would result in an amount being allocated to CPCRC for any fiscal period of the FCCL Partnership after the Effective Time.

(b)

The Purchaser shall not and shall cause the Partnership to not agree to any compromise or settlement of any Claim for Taxes for any taxation period ending on or before January 1, 2017 without the prior written consent of CPCRC, not to be unreasonably withheld. The Purchaser agrees that after Closing, neither Purchaser nor the FCCL Partnership shall request an audit by any Taxation Authority that may result in an assessment for any FCCL Partnership fiscal period ending on or before January 1, 2017, without the prior

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written consent of CPCRC, not to be unreasonably withheld. Purchaser shall not and shall cause the FCCL Partnership not to re-file any FCCL Partnership Tax Return or information respecting any FCCL Partnership fiscal period ending on or before January 1, 2017 without the prior consent of CPCRC, not to be unreasonably withheld, and if the Purchaser modifies the FCCL Partnership in any way after Closing which results in an increase in Tax liability by CPCRC for any FCCL Partnership fiscal period ending on or before December 31, 2017, the Purchaser shall be liable for, and as a separate and independent covenant, indemnify CPCRC from and against all Losses and Liabilities arising out of or relating to such increased liability for Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Purchaser’s covenants in this Clause 14.3 shall survive the Closing Date until the date that is [***].

14.4	Signs and Emergency Response Plans

(a)	Within six (6) months following the Closing Date, the Purchaser shall remove the names of the Vendors and their Affiliates and predecessors from all signs located at or near the WCBU Wells and WCBU Tangibles. If the Purchaser fails to comply with the foregoing, the Vendors shall have the right, at their discretion, to remove their and their Affiliates’ and predecessors’ names as aforesaid and the Purchaser shall be responsible for and shall reimburse the Vendors for all reasonable costs incurred by the Vendors in so doing.

(b)	As soon as reasonably practicable and, in any event, prior to submitting licence transfers to a Governmental Authority in accordance with Clauses 11.3 and 11.4, Purchaser shall ensure that it has complied with all Applicable Laws and directives of any and all Governmental Authorities having jurisdiction over the WCBU Assets regarding Purchaser’s emergency response plan(s) for the WCBU Assets.

14.5	Access to Information

From and after the date of this Agreement, the Purchaser shall:

(a)	provide COP as parent of the Vendors, and its designated accounting firm, on reasonable prior notice, access to such of the Purchaser’s files and records, and shall make available such of the Purchaser’s personnel, as are reasonably required by COP and such accounting firm, to enable COP to prepare and make any filings required by Applicable US Securities Laws in connection with the sale of the Partnership Interest and WCBU Assets pursuant to this Agreement, including, the production and disclosure of pro forma financial statements of COP reflecting such sale. The Purchaser consents to the use of any information provided by it to COP pursuant to this Clause 14.5 solely for the purpose contemplated herein, provided that the Purchaser hereby disclaims (and Vendors agree that the Purchaser shall not have) any liability to the Vendors or any other Third Party for the accuracy and completeness of any information provided pursuant hereto; and

(b)	provide the Vendors, their Affiliates or their respective Representatives, on reasonable prior notice, access to such of the Purchaser’s files and records, and shall make available such of the Purchaser’s personnel, as are reasonably required by the Vendors or their Affiliates to enable the Vendors or their Affiliates to respond to any regulatory matters, audit queries or Claims initiated against any of them in connection with the Partnership Interest or WCBU Assets, provided that the Purchaser hereby disclaims (and the Vendors agree that the Purchaser shall not have) any liability to the Vendors or any other Third Party for the accuracy and completeness of any information provided pursuant hereto.

14.6	Cooperation and Records Retention

(a)

The Vendors and their Affiliates shall, no later than March 31 in a particular calendar year, deliver a written notice (an “Information Request”) to the Purchaser requesting such records and information as may reasonably be required in connection with the preparation of any return or filing relating to liability for U.S. income Taxes in relation to the Share Consideration; including information related to the Purchaser

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and its Affiliates in which the Vendors and their Affiliates own at least ten percent (10%) through the Share Consideration.

(b)	If any records or information requested by the Vendors’ or their Affiliates’ in their Information Request is not publicly available and the Purchaser is subject to Third Party restrictions on the use and disclosure of such records and information, the Purchaser shall use its commercially reasonable efforts to promptly obtain the consent of such Third Party for the disclosure and use of such records and information by the Vendors and their Affiliates as contemplated in Clause 14.6(d). In respect of any records and information where the Purchaser has obtained consent, or where consent is not required, for the use and disclosure of such records and information, the Purchaser and its Affiliates shall:

(i)	provide to the Vendors and their Affiliates, no later than July 31 of the particular calendar year in which a particular Information Request is delivered, all such records and information requested in such Information Request pertaining to any of the Purchaser and its Affiliates that is not required to file a return or make a filing relating to Canadian Income Taxes;

(ii)	provide to the Vendors and their Affiliates, no later than June 30 of the particular calendar year in which a particular Information Request is delivered, all such records and information requested in such Information Request that pertains to any of the Purchaser and its Affiliates that is required to file a return or make a filing relating to Canadian Income Taxes;

(iii)	within thirty (30) days following a request from the Vendors and their Affiliates, provided such request is made within 10 years of the end of the calendar year to which such records and information relates, provide the Vendors and their Affiliates with any such records or other information which may be relevant to any audit or examination, proceeding or determination by any Taxation Authority or judicial or administrative proceedings relating to liability for U.S. income Taxes in relation to the Share Consideration; including information related to the Purchaser and its Affiliates in which the Vendors and their Affiliates own at least ten percent (10%) through the Share Consideration;

(iv)	promptly (and, in any event, within thirty (30) days) provide the Vendors and their Affiliates with any final determination of any audit or examination, proceeding or determination that changes any such records or information previously provided in response to an Information Request; and

(v)	retain, for at least ten (10) years following the close of each tax period or portions thereof, copies of all returns, supporting work schedules and such other records or information which was provided in response to an Information Request or used to prepare such records or information provided in a response to an Information Request and shall not destroy or otherwise dispose of any such records without first providing the Vendors with a reasonable opportunity to review and copy the same.

(c)	Except for records and information the Purchaser and its Affiliates otherwise have available that has been prepared in accordance with U.S. GAAP, all records and information provided pursuant to this Clause 14.6 shall be prepared in accordance with International Financial Reporting Standards developed by the International Accounting Standards Board and consistently applied.

(d)	Any records or information provided to the Vendors and their Affiliates pursuant to this Clause 14.6 shall be used by the Vendors and their Affiliates solely and exclusively for meeting their legal obligations under Applicable Laws related to U.S. income Tax and for no other purpose and shall be kept and maintained as strictly confidential and shall not be disclosed to any Person other than a U.S. Taxation Authority without the Purchaser’s prior written approval; provided that nothing contained herein shall prevent, at any time, any of the Vendors or their respective Affiliates from disclosing any information provided to it pursuant hereto:

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(i)	if and as required pursuant to Applicable Laws, including by order of a Governmental Authority having jurisdiction; or

(ii)	to:

(A)	those Representatives of the Vendors and their Affiliates who have a need to know such records or information solely and exclusively for the purposes of preparing any return for filing relating to liability for U.S. income Taxes;

(B)	its auditors solely and exclusively for the purposes of facilitating a review by such auditors of financial statements or Tax filings of the particular Vendor or Affiliate; or

(C)	Third Party service providers of the Vendors or their Affiliates solely and exclusively for assistance with the preparation, tax analysis, or tax audit or examination of U.S. income Tax filings of the particular Vendor or Affiliate required under Applicable Laws related to U.S. income Tax, provided, however, the particular Vendor or Affiliate shall inform each such Representative, auditor and Third Party service provider of the terms and conditions of this Clause 14.6 and shall direct each such Representative, auditor and Third Party service provider to treat all records and information disclosed to it by the particular Vendor or Affiliate in accordance with the terms and conditions hereof, and that all such records and information shall be kept and maintained as strictly confidential and shall not be disclosed to any Person other than as permitted by this Clause 14.6(d) or used for any purpose other than as expressly permitted herein.

ARTICLE 15

GOVERNING LAW AND DISPUTE RESOLUTION

15.1	Governing Law

(a)	This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta and the laws of Canada applicable therein.

(b)	Subject to Clause 15.2(a), and only to the extent a matter may be brought before a court of law as expressly provided for herein, each Party hereby irrevocably and unconditionally:

(i)	submits, for itself and its property, to the exclusive jurisdiction of the court of competent jurisdiction in the Province of Alberta, Canada and any appellate court thereof; and

(ii)	waives any defences it might have regarding jurisdiction in any action or proceeding arising out of or relating to this Agreement or any ancillary agreement to which it is a Party, or for recognition or enforcement of any judgment in respect thereof, and each Party hereto hereby irrevocably and unconditionally agrees that all Claims in respect of any such action or proceeding may be heard and determined in any courts in the Province of Alberta, Canada; and

(iii)	waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any ancillary agreement to which it is a party in any court of competent jurisdiction in the Province of Alberta, Canada. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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15.2	Resolution of Disputes

(a)	Subject to Clause 15.2(b), all Claims and disputes among the Parties arising in relation to this Agreement (including disputes over the interpretation or enforceability of any provision of this Agreement) shall be resolved through negotiation of the Parties, in good faith. If after thirty (30) days of attempting to resolve the dispute through negotiation the Parties are unable to resolve the dispute, either Party may refer the matter to arbitration pursuant to the Arbitration Procedure.

(b)	If a Party elects to resolve an amount in dispute described in Article 4 pursuant to the dispute resolution procedures set forth in this Clause 15.2(b), the Vendors and the Purchaser shall as soon as possible after such disagreement is identified, submit the matter to an accounting firm acceptable to both Parties, for review and resolution as an expert and not as an arbitrator (the “Accounting Referee”). If no Accounting Referee is acceptable to both Parties, the selection of the Accounting Referee shall be referred to the Court of Queen’s Bench of Alberta for resolution.. The Accounting Referee shall restrict its review and determination to the amount in dispute and shall not conduct nor be authorized to conduct, any legal interpretation of any provision of this Agreement. In determining the proper amount of any adjustment to the Purchase Price under Article 4, the Accounting Referee shall not increase the Purchase Price more than the increase proposed by the Vendors, nor decrease the Purchase Price more than the decrease proposed by the Purchaser. Any legal interpretation of any provision of this Agreement shall be resolved in accordance with Clause 15.2(a). In addition:

(i)	if a Party elects to resolve a dispute described in Clauses 8.4(d) or 9.1(c)(iv) pursuant to the dispute resolution procedures set forth in this Clause 15.2(b)(i) the Vendors and the Purchaser shall submit the dispute to a recognized evaluation firm acceptable to both Parties, for review and resolution of the valuation of the Title Defect Value, and to a recognized independent oil and gas lawyer acceptable to both Parties, for review and resolution of the legal aspects of the existence and potential manifestation of such Title Defect. If no recognized evaluation firm and no recognized independent oil and gas lawyer is acceptable to both Parties, the selection of the evaluation firm or independent oil and gas lawyer shall be referred to the Court of Queen’s Bench of Alberta for resolution pursuant to the provisions of Clause 15.2(a). The evaluation firm selected pursuant to this Clause 15.2(b)(i) shall restrict its review and determination to the Title Defect Value of an Uncured Title Defect in Clause 8.4(d), or the allocation in dispute under Clause 9.1(c)(iv) and to the extent necessary, may consult with the independent oil and gas lawyer retained to review and resolve the legal aspects of the Uncured Title Defect in dispute, but shall not otherwise conduct nor be authorized to conduct, any legal interpretation of any provision of this Agreement.

(ii)	if a Party elects to resolve a dispute described in Clause 8.5(d) pursuant to the dispute resolution procedures set forth in this Clause 15.2(b)(ii), the Vendors and the Purchaser shall submit the dispute to a recognized environmental consulting firm acceptable to both Parties, for review and resolution. If no recognized environmental consulting firm is acceptable to both Parties, the selection of the environmental consulting firm shall be referred to the Court of Queen’s Bench of Alberta for resolution pursuant to the provisions of Clause 15.2(a). The engineering consulting firm selected pursuant to this Clause 15.2(b)(ii) shall restrict its review and determination to the Environmental Defect Value of an Uncured Environmental Defect in Clause 8.5(d), and to the extent necessary, may engage legal counsel to advise it as to the legal aspects of the amounts or allocations in dispute, but shall not otherwise conduct nor be authorized to conduct, any legal interpretation of any provision of this Agreement.

(c)

The Accounting Referee, evaluation firm, environmental consulting firm or oil and gas lawyer, as applicable, shall act as an expert for the limited purpose of determining the dispute submitted by the Parties, as the context requires (and not as an arbitrator) and may not award damages or penalties to any Party with respect to any matter. The Accounting Referee, evaluation firm, environmental consulting firm

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or oil and gas lawyer, as applicable, shall be required to render a decision resolving the matters submitted to it within thirty (30) days following submission thereto. Closing shall not be delayed in respect of disputes under Article 4, but in all other cases the Closing Date shall be extended automatically to the date that is two (2) Business Days after the determination of the evaluation firm, environmental consulting firm, or oil and gas lawyer. The cost of any such determination (including the fees of the Accounting Referee or evaluation firm or environmental consulting firm or oil and gas lawyer, as applicable) pursuant to Clause 15.2(b) shall be borne as to fifty percent (50%) by the Purchaser and fifty percent (50%) by the Vendors, provided that each Party shall bear its own legal fees and other costs of presenting its case. The finding of such Accounting Referee or evaluation firm or environmental consulting firm or oil and gas lawyer, as applicable, shall be final and binding on the Parties.

ARTICLE 16

EMPLOYMENT MATTERS

16.1	Employees and Contractors

(a)	The Vendors shall use commercially reasonable efforts to provide all information agreed to by the Parties, acting reasonably, required by this Agreement for the Employee Information Letter and Contractor Information Letter upon execution of this Agreement, however the Parties acknowledge that the Employee Information Letter and Contractor Information Letter shall be revised up to and including Closing to correct any information as required, provided that in either case the Vendor shall promptly advise the Purchaser in writing of any such revisions and shall record any changes as a new version of the Employee Information Letter and/or the Contractor Information Letter, as applicable. The Parties also agree that, absent consent of the Purchaser in writing, neither the Employee Information Letter nor the Contractor Information Letter shall be revised to (i) adjust the Severance Costs identified by Vendors in the Employee Information Letter, or (ii) include additional Employees or Contractors not included in the Employee Information Letter or the Contractor Information Letter as at the date of execution of this Agreement, or (iii) remove or replace Employees or Contractors included in the Employee Information Letter or the Contractor Information Letter from those listed in the Employee Information Letter or the Contractor Information Letter as at the date of this Agreement. A final Employee Information Letter and Contractor Information Letter, updated in accordance with this Clause 16.3(a) shall be provided by Vendors to Purchaser upon Closing.

(b)	Promptly following execution of this Agreement:

(i)	the Vendors shall provide the Purchaser with reasonable access to interview the Employees and the Contractors at the Vendors’ offices or such other locations as may be agreed to by the Parties during normal business hours; and

(ii)	the Purchaser agrees to work collaboratively with the Vendors in providing comparative summaries of proposed employment terms to the Vendors for the purposes of confirming that such offers comply with Clause 16.1(c) for those Employees who are to receive such offers pursuant to Clause 16.1(c) below.

(c)	No later than fifteen (15) Business Days after the execution of this Agreement, the Purchaser shall make written offers of employment to those Employees (“Employee Offers”) the Purchaser decides, in its sole and absolute discretion, it wishes to employ. All Employee Offers shall be made in accordance with the following:

(i)	each offer shall be conditional on Closing occurring and shall be effective on the Closing Date;

(ii)	each offer shall be open for acceptance for at least five (5) Business Days but not longer than seven (7) Business Days from the date of receipt of the applicable offer;

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(iii)	each Employee Offer shall:

(A)	provide for compensation and benefits which, with respect to each such Employee, are in the aggregate substantially similar to the compensation and benefits in effect for such Employee immediately prior to the Closing Time;

(B)	provide that, for purpose of severance, common law notice, or pay in lieu of notice on termination of employment with the Purchaser, the period of employment of an Employee who accepts an offer from the Purchaser shall include applicable service credit with Vendor as set out in the Employee Information Letter; and

(C)	without limiting (iii) (A) above provide that, for purposes of eligibility for and entitlement to all employee benefits, but not for purposes of benefit accrual, the period of employment of an Employee who accepts an offer from the Purchaser shall include applicable service credit with Vendor as set out in the Employee Information Letter, to the extent the plans provide for or allow such service to be recognized.

(d)	The Vendors agree to use commercially reasonable efforts to cooperate and assist the Purchaser to make written contract offers to those Contractors identified in the Contractor Information Letter (“Contract Offers”) which the Purchaser determines in its sole and absolute discretion, it wishes to retain in accordance with the Contractor Services Principles.

(e)	The Vendors shall not attempt in any way to discourage Employees or Contractors from accepting any offer made by the Purchaser and in particular shall not represent to any Employee or Contractor that should the Employee or Contractor, as applicable, not accept the Purchaser’s offer that the Employee or Contractor, as applicable, would be retained or rehired by the Vendors.

(f)	The Purchaser shall advise the Vendors within five (5) Business Days of the day required for acceptance of the offers of each Employee who accepts an Employee Offer from the Purchaser (the “Transferring Employees”) and each Contractor who accepts a Contract Offer (the “Transferring Contractors”).

(g)	The Vendors shall, on Closing, provide the Purchaser with the details of remittances made by the Vendors in respect of the Transferring Employees in 2017 up to the Closing Time pursuant to the Employment Insurance Act (Canada) and the Canada Pension Plan.

16.2	Pension Plans

(a)	Purchaser shall enroll all Transferring Employees in the defined contribution portion of the pension plan sponsored by the Purchaser, Alberta Registration number [***] (the “Purchaser’s DC Plan”) effective as of the Closing Date.

(b)

Promptly upon execution of this Agreement, but effective as of the Closing Date, Purchaser and CPCRC shall initiate, and shall thereafter cooperate with each other to complete, the transfer of the employee accounts of all Transferring Employees in the defined contribution portion of the Retirement Income Plan for Employees of ConocoPhillips Canada Resources Corp., Alberta Registration number [***] (the “Vendor’s DC Plan”) as of the Closing Date (each a “Member DC Account Balance” and together, the “Aggregate DC Account Balance”) from the funding agent for such plan, to Sun Life Assurance Company of Canada, the funding agent for the Purchaser’s DC Plan, subject to all required regulatory approvals for such transfer. Such actions will include an application by CPCRC, at the Vendors’ own expense, to the Alberta Superintendent of Pensions (“Superintendent”), together with all required supporting documentation, for the Superintendent’s consent to the transfer of assets from the Vendor’s DC Plan to the Purchaser’s DC Plan equal to the value of the Aggregate DC Account Balance, adjusted to the actual date of transfer in accordance with this Clause 16.2(b), and the completion of all plan amendments required to

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give effect to this Clause 16.2. From the Closing Date to the actual date of transfer of pension assets, Transferring Employees shall have the same rights as active members of the Vendor’s DC Plan in relation to the investment of their Member DC Account Balance and each Member DC Account Balance shall be credited with all investment earnings and losses and related expenses allocable to such account under the terms of the Vendor’s DC Plan to the date of actual transfer of assets to the Purchaser’s DC Plan. If any Transferring Employee ceases employment with the Purchaser during the period between the Closing Date and the date of actual transfer of pension assets, such Transferring Employee’s Member DC Account Balance shall be paid to or for the benefit of such Transferring Employee from the Vendor’s DC Plan on the Purchaser’s written direction and shall be deducted from the Aggregate DC Account Balance to be transferred. As soon as practicable following the receipt of the consent of the Superintendent to the transfer of assets, Vendors shall cause the funding agent of the Vendor’s DC Plan to transfer to the funding agent of the Purchaser’s DC Plan an amount equal to the Aggregate DC Account Balance, adjusted in accordance with this Clause 16.2(b) to the actual date of transfer, in cash or, to the extent the Parties agree, assets in kind. If the Superintendent does not consent to the transfer of assets from the Vendor’s DC Plan to the Purchaser’s DC Plan contemplated by this Clause, then no transfer of pension assets shall take place and Vendors shall retain all responsibility and liability for the benefits of Transferring Employees under the Vendor’s DC Plan and shall fully indemnify the Purchaser in relation to any and all Claims, Losses and Liabilities relating thereto.

(c)	The Purchaser and CPCRC shall use commercially reasonable efforts to have the funding agent(s) execute, prior to the Closing Date, all documents necessary to effect the transfer of defined contribution employee accounts of Transferring Employees effective as of the Closing Date described in this Clause 16.2. Where a consent is required from a Person other than CPCRC or the Purchaser, the Purchaser and CPCRC shall make commercially reasonable efforts to obtain such consent.

(d)	The Party who receives any consent or approval required to be obtained from a Governmental Authority in order to effect this Clause 16.2 shall immediately notify the other Party when such consent or approval is received.

(e)	The Vendors shall retain all of the rights, assets, funds, duties, obligations and liabilities under and in relation to any Defined Benefit Plan sponsored by any of the Vendors, including for greater certainty, all liability and responsibility for or relating to the accrued benefits of Transferring Employees thereunder, and as a separate and independent covenant, the Vendors shall fully indemnify and hold harmless the Purchaser from and against all Claims, Losses and Liabilities under or relating to any Defined Benefit Plan of the Vendors.

16.3	Severance and Post-Closing Obligations

(a)	Subject to those matters for which the Vendors are liable under Clause 16.3(b) and (c), the Purchaser shall, in respect of all of the Transferring Employees and Transferring Contractors, as applicable:

(i)	pay all wages, compensation, vacation or vacation pay, bonuses and amounts or consideration owing and due to Transferring Employees in accordance with their Employee Offers and that are owing and due to Transferring Contractors in accordance with their Contract Offers, in each case, that are due and payable after Closing;

(ii)	be liable to the Vendors for Claims, Losses and Liabilities by Transferring Employees or Transferring Contractors arising from or related to the employment or engagement of the Transferring Employees or Transferring Contractors by the Purchaser after Closing; and

(iii)	indemnify and save the Vendors harmless with respect to those matters for which the Purchaser is liable as described in Clause 16.3(a)(i) and (ii) above.

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(b)	The Purchaser shall not be liable for:

(i)	any Claims, Losses and Liabilities in respect of Transferring Employees or Transferring Contractors under or relating to employment or service with the Vendor and/or arising out of matters that occurred on or prior to Closing or, in the case of Transferring Contractors, prior to the date they commence service with Purchaser pursuant to a Contract Offer unless otherwise provided in the Transition Services Agreement or the principles provided in Schedule 1.1(vvvvvvvv), including, all Claims, Losses and Liabilities under or relating to the Employee Plans and all Claims, Losses and Liabilities for injury, disability, death, occupational health and safety or workers’ compensation arising from or related to employment with the Vendor; and

(ii)	any Claims, Losses and Liabilities that relate to the administration or investment of the employee accounts that are to be transferred to the Purchaser’s DC Plan in accordance with Clause 16.2 in respect of the period prior to the Closing Time and in respect of any interim period between the Closing Time and the actual transfer of such accounts to the Purchaser’s DC Plan.

(c)	Without limiting Vendors’ obligations in respect of the Employees and Contractors, including the Transferring Employees and the Transferring Contractors, the Vendors shall, in respect of the Employees and the Contractors:

(i)	pay all wages, compensation, overtime pay, accrued vacation or vacation pay, bonuses, contributions, benefits and any other amounts or consideration to Employees and Contractors, that are accrued or due and payable up to and including Closing or, in the case of Transferring Contractors, up to and including the date they commence service with Purchaser pursuant to a Contract Offer unless otherwise provided in the Transition Services Agreement or the principles provided in Schedule 1.1(vvvvvvvv), (including all costs, payments and liabilities under the Employee Plans, including any long-term incentive plan of the Vendors);

(ii)	subject to Clause 16.3(d) of this Agreement with respect to Severance Costs paid to Non-Transferring Employees, be liable for all notice of termination, severance payments, payment in lieu of notice of termination of an Employee or Contractor, damages for wrongful or constructive dismissal and all related costs in respect of the termination by the Vendors of any Employee or Contractor, including any Employee or Contractor who does not accept the Purchaser’s offer of employment;

(iii)	be liable for all Claims incurred, arising or accruing under the Employee Plans (regardless of when a Claim is made or filed), and all Losses and Liabilities in connection therewith;

(iv)	be liable to the Purchaser for all Losses and Liabilities and Claims by any of the Employees or Contractors relating to employment or service with the Vendor, the termination of employment or service with the Vendor, and/or arising out of matters that occur or arise out of or in the course of employment or service with the Vendor, whether known or unknown as of the Closing Date, regardless of when a Claim is made or filed or whether such Claims are reported before or after Closing (including for greater certainty, all Losses and Liabilities and Claims by the Transferring Employees that relate to the administration or investment of the defined contribution employee accounts of Transferring Employees, contemplated to be transferred under Clause 16.2 of this Agreement, prior to Closing or prior to the actual transfer of such accounts to the Purchaser’s DC Plan); and

(v)	as a separate and independent covenant, indemnify and save the Purchaser harmless with respect to all matters described in Clause 16.3(b), and, subject to Clause (d), all matters in this Clause 16.3(c).

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(d)	[***] shall, in respect of any Employee that does not receive an Employee Offer (the “Non-Transferring Employees”) and whose employment is either terminated by Vendors effective at Closing or, where applicable, not later than five (5) Business Days after conclusion of any required services pursuant to the Transition Services Agreement, or the principles set forth in Schedule 1.1(vvvvvvvv), as applicable:

(i)	[***] the Severance Costs through the application of the process set out at Clause 3.4(g)-(i) of this Agreement; and

(ii)	as a separate and independent covenant, indemnify and save [***] harmless from [***] percent ([***]%) of such Severance Costs.

(e)	Notwithstanding Clause 16.3(d), the Purchaser shall not be liable for Severance Costs for [***].

(f)	The Purchaser and the Vendors agree that the Severance Costs shall not include, and the Purchaser shall not be liable for, any other compensation or benefits provided by Vendor to such Non-Transferring Employees including, without limitation, legal costs incurred with respect to Claims, post-termination outplacement, post-termination counselling, bonus over any applicable notice period, or payments related to long-term incentives, which amounts are to be at the cost of Vendor other than as may be agreed to by the Purchaser in writing.

(g)	Payment in accordance with Clause 16.3(d) is conditional upon:

(i)	the Vendor providing the Purchaser with a Severance Calculation Worksheet for each Non-Transferring Employee in accordance with Clause 3.4, prior to payment by Vendor to any Non-Transferring Employee;

(ii)	the Vendor providing the Purchaser with a statement of adjustments in accordance with Clause 4.2 for the total severance costs to be paid by the Purchaser to Non-Transferring Employees in accordance with Clause 16.3(d); and

(iii)	receipt from each such Non-Transferring Employee of a full and final release of all claims as against Vendors and Purchaser in the form agreed to by the Parties, acting reasonably;

prior to payment by Vendor to any Non-Transferring Employee.

(h)	The Purchaser and the Vendors agree that any amount paid to any Non-Transferring Employee as a result of termination of employment (via settlement of a Claim or otherwise) that deviates from the Severance Costs is at the sole cost of the Vendor, unless otherwise agreed to in advance in writing by the Purchaser.

(i)	Without limiting Vendors’ obligations in respect of the Employees and Contractors in Clause 16.3(c), Vendors agree that, except for Severance Costs payable to Non-Transferring Employees in accordance with Clause 16.3(d), the Purchaser shall not be liable for damages for wrongful or constructive dismissal, termination pay, severance, notice, payment in lieu of notice, or any portion thereof, or at all, with respect to any Employee or Contractor, including any Employee that receives an Employee Offer but does not accept an Employee Offer (the “Non-Accepting Employees”).

(j)	Notwithstanding anything to the contrary in this Agreement, the Vendors agree that the Purchaser shall not be liable for Severance Costs in accordance with Clause 16.3(d), damages for wrongful or constructive dismissal, termination pay, severance, notice, payment in lieu of notice, or any portion thereof, in respect of [***].

(k)

The Vendors shall not, without the prior written consent of Purchaser, hire, offer employment to or contract with, or continue to employ or contract with, as applicable, any of the Transferring Employees, Transferring Contractors, Non-Accepting Employees or Contractors prior to [***]. This prohibition shall

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not however extend to any general solicitation published in any media or any hiring arising from such solicitation.

(l)	The Purchaser shall not, without the prior written consent of Vendor, hire, offer employment to or contract with, as applicable, any of the Non-Transferring Employees, Non-Accepting Employees or Contractors that do not either receive or accept a Contract Offer, respectively, prior to [***]. This prohibition shall not however extend to any general solicitation published in any media or any hiring arising from such solicitation.

16.4	Communication With Transferring Employees

(a)	Except with the prior written consent of the Vendors, or as required pursuant to Clause 16.1(b), the Purchaser shall not interview, contact, communicate with or discuss this Agreement with any of the Transferring Employees or Transferring Contractors.

(b)	All communications by Vendor to the Transferring Employees or Transferring Contractors which is relevant to their proposed employment or engagement with the Purchaser must be reviewed and approved by the Purchaser.

16.5	Privacy

(a)	Each Party acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the Parties shall proceed with the Transaction, and that the disclosure of Personal Information relates solely to the carrying on of the business and the Transaction contemplated in this Agreement.

(b)	Prior to Closing, the Purchaser shall collect, use and disclose the Personal Information solely for the purposes of reviewing, determining to proceed with and completing the transactions contemplated herein.

(c)	After Closing, the Purchaser shall:

(i)	not use or disclose Personal Information for any purpose other than the purpose for which the Personal Information was initially collected from or in respect of the individual to which the Personal Information relates, unless:

(A)	the Vendors or the Purchaser have first notified the individual of the additional purpose, and where required by the Applicable Law, obtained the consent of the individual to the additional purpose; or

(B)	such use or disclosure is permitted or authorized by the Applicable Law, without notice to, or consent from, the individual;

(ii)	where required by Applicable Law, promptly notify the individuals to whom the Personal Information relates that the transactions contemplated herein have taken place and that the Personal Information has been disclosed to the Purchaser; and

(iii)	promptly give effect to any withdrawal of consent by the individual to which such Personal Information relates, in accordance with Applicable Law.

(d)	The Purchaser shall return or destroy the Personal Information, at the option of the Vendors, should the Transaction not be completed.

(e)

The Purchaser shall use all reasonable efforts to protect and safeguard the Personal Information including, without limitation, to protect the Personal Information from loss or theft, or unauthorized access disclosure,

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copying, use, modification, disposal or destruction and promptly advise the Vendors should any such loss, theft or unauthorized activity occur prior to the completion of the transactions contemplated herein.

(f)	The obligations set forth in this Clause 16.5 shall survive the Closing Date indefinitely.

ARTICLE 17

NOTICES

17.1	Service of Notices

The address for written notices of the Parties (“Address for Notice”) shall be as follows:

CPCRC and Vendors:	c/o ConocoPhillips Canada Resources Corp.
401-9th Avenue S.W.
Calgary, Alberta T2P 3C5
	Attention:	Vice President, Land

With a copy to:	ConocoPhillips Canada Resources Corp.
401-9th Avenue S.W.
Calgary, Alberta T2P 3C5
	Attention:	General Counsel & VP Legal

Purchaser:	Cenovus Energy Inc.
500 Centre Street S.E.
P.O. Box 766
Calgary, Alberta T2P 0M5
	Attention:	Director, New Resource Plays

With a copy to:	Cenovus Energy Inc.
500 Centre Street S.E.
P.O. Box 766
Calgary, Alberta T2P 0M5
	Attention:	Principal, Reserves & Resources Governance

With a copy to:	Cenovus Energy Inc.
500 Centre Street S.E.
P.O. Box 766
Calgary, Alberta T2P 0M5
	Attention:	Assistant Corporate Secretary

17.2	Change of Address for Service

Either of the Parties may from time to time change its Address for Notice herein by giving written notice to the other Party. For the purposes of this Clause 17.1, “normal business hours” shall mean 8:00 a.m. to 4:00 p.m. on a Business Day.

17.3	Deemed Receipt of Notices

Notices shall be deemed to have been received:

(a)	if delivered by personal service to the receiving Party’s Address for Notice, at the time of actual receipt; or

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(b)	if sent by regular or registered mail to the receiving Party’s Address for Notice, the earlier of: (A) the date of actual receipt, or (B), on the fourth (4th) Business Day after the mailing thereof.

ARTICLE 18

CONFIDENTIALITY, DISCLOSURE AND PERSONAL INFORMATION

18.1	Confidentiality and Disclosure

(a)	The Parties agree that: (i) the process of negotiation of the terms of this Agreement; (ii) information in respect of the WCBU Assets and the Partnership Interest other than information contained in the WCBU Operating Statements, the Asset Reserves Report, the WCBU Assets Description, the Interim Period WCBU Operating Statements (if applicable) and any information provided to the Purchaser or any of its Affiliates pursuant to Clause 6.10; information in anticipation of, or in connection with, the Transaction; (iv) any terms or provisions of this Agreement that are redacted from the form of this Agreement that is publicly filed by the Purchaser as contemplated by Clause 18.1(c), and (v) any derivative information prepared by or for the Party or the Party’s Representatives based on any of such information (collectively, the “Confidential Information”) shall be kept and maintained as strictly confidential, shall not be disclosed in any way by any Party to a Third Party without the other Parties’ prior written approval and such Confidential Information constitutes “Confidential Information” as such term is defined in the Confidentiality Agreement and a Party’s obligations in respect thereof shall be determined by the terms of the Confidentiality Agreement.

(b)	No public announcement, press release, any other public filing or disclosure to a Third Party, in any manner, which references or concerns the Transaction shall be made by a Party or its Affiliates without the prior written consent and joint approval of the other Parties, which consent and approval shall not be unreasonably withheld or delayed; provided that nothing contained herein shall, subject to Clauses 18.1(c) and 18.1(d), prevent, at any time, any of the Parties or any of their respective Affiliates from disclosing any information, including Confidential Information, in respect of the Transaction: (i) if required, on the advice of its legal counsel, to be disclosed pursuant to Applicable Laws, including by order of a Governmental Authority having jurisdiction, or by any recognised stock exchange in compliance with its rules and regulation; (ii) to a bank or other financial institution in order to obtain financing or any required consent of its bank or other financial lender (which shall include disclosure of information by the Purchaser that is reasonably required to be made by the Purchaser in connection with any Financing or Follow-on Financing); or (iii) if, in respect of Confidential Information, the Party making the disclosure complies with the terms of the Confidentiality Agreement, as applicable, in respect of such disclosure.

(c)	Notwithstanding the foregoing, the Parties acknowledge that they may be required by Applicable Laws and/or by a recognised stock exchange in compliance with its rules and regulations: (i) to issue a news release and file a material change report with the applicable securities regulatory authorities providing the disclosure required by Applicable Laws with respect to this Agreement, the Partnership Interest, the WCBU Assets and the Transaction; and (ii) file a copy of this Agreement with the applicable securities regulatory authorities redacted to exclude any sensitive business or personal information, which news release and redacted copy shall be provided to the other Party for their review and comment not later than forty-eight (48) hours prior to the intended public filing thereof and the Parties shall, subject to ensuring that they will meet their respective disclosure obligations under Applicable Laws, as determined in their sole discretion, accept any reasonable comments received thereon from the other Party and the other Party hereby provides its respective consent and approval to such disclosure as required under Clause 18.1(b).

(d)	The Parties acknowledge that they may disclose information pertaining to this Agreement and the identity of each Party, insofar as is required to enable them to fulfill their obligations to obtain the Required Approval, resolve disputes pursuant to Clauses 8.4, 8.5, 8.6, 15.1 and 15.2 the Vendors to fulfill their obligations pertaining to ROFRs and other Third Party rights under Article 9 and each Party hereby provides its consent and approval to such disclosure as required under Clause 18.1(b).

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(e)	The term “Confidential Information” does not include information that is excluded by the terms of the Confidentiality Agreement.

(f)	The requirements of this Clause 18.1 shall survive Closing for a period of [***] from the Closing Date.

(g)	If this Agreement is terminated in accordance with Clause 13.1 then the requirements of Clause 18.1 shall survive for a period of [***] from the date of termination.

(h)	If Closing does not occur, Confidential Information exchanged by the Parties or their Representatives prior to the date hereof shall continue to be governed by the terms and conditions of the Confidentiality Agreement and each Party’s confidentiality obligations pursuant to the terms of the Confidentiality Agreement shall survive notwithstanding the termination of this Agreement in accordance with Clause 13.1

(i)	Notwithstanding Clause 18.1(a) or the Confidentiality Agreement, upon Closing, the Purchaser shall be entitled to use or disclose information respecting the WCBU Assets, Operations or Partnership Interest without obligation to Vendors or COPCO, provided that any information respecting the Vendors, or their respective Representatives or additional information obtained as a result of access pursuant to the Confidentiality Agreement which does not relate to the WCBU Assets, Operations or the Partnership Interest, shall continue to be governed by the Confidentiality Agreement, which shall not merge with the terms hereof. Notwithstanding any provision herein or any Applicable Law to the contrary, the Confidentiality Agreement shall survive the execution of this Agreement and Closing of the Transaction in respect of the Confidential Information disclosed thereunder that does not pertain to the WCBU Assets, Operations or Partnership Interest.

ARTICLE 19

GENERAL

19.1	Assignment

(a)	Prior to the Closing, neither Party may assign its interest in or under this Agreement or to the WCBU Assets or the Partnership Interest without the prior written consent of the other Party, except as may be required by the Vendors to comply with any ROFR as provided in Article 9 and except as permitted under Clause 6.1.

(b)	No assignment, transfer, or other disposition of this Agreement or the WCBU Assets or Partnership Interest or any portion thereof shall relieve the Purchaser from its obligations to the Vendors herein. The Vendors shall have the option to claim performance or payment of the obligations from the Purchaser or the assignee or transferee, and to bring proceedings in the event of default against either or all of them, provided that nothing herein shall entitle the Vendors to receive duplicate performance or payment of the same obligation.

19.2	Remedies Cumulative

No failure on the part of any Party to exercise any right or remedy will operate as a waiver thereof. A Party will not be precluded from exercising any right available to it at law, equity or by statute because of its exercise of any single or partial right, and a Party may exercise any such remedies independently or in combination.

19.3	Costs

Except as otherwise specified in this Agreement, each of the Parties shall pay its respective costs incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transaction. The Vendors shall be responsible for the identification and preparation of all files, records, data,

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samples and other items comprising WCBU Miscellaneous Interests for pick up by the Purchaser at the Vendors’ Calgary storage locations.

19.4	Limitations Extension

Subject to any specific provisions or releases contained herein, the period for seeking a remedial order under subsection 3(1)(a) of the Limitations Act (Alberta) is extended from two (2) years to [***] for all Claims that may arise under this Agreement.

19.5	Amendment

This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise, other than by an instrument in writing dated subsequent to the date of this Agreement, executed by a duly authorized representative of each Party.

19.6	No Waiver

No waiver by any Party of any breach of any of the terms, conditions, representations or warranties in this Agreement shall take effect or be binding upon that Party unless the waiver is expressed in writing under the authority of that Party and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

19.7	Entire Agreement

Subject to Clause 18.1, this Agreement and the agreements to be executed and delivered by the Parties at Closing constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the Parties hereto with respect to the subject matter hereof, including any letter agreements between the Purchaser and the Vendors. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all Parties.

19.8	Further Assurances

From time to time, as and when reasonably requested by the other Party, a Party shall execute and deliver or cause to be executed and delivered all such documents and instruments and shall take or cause to be taken all such further or other actions to implement or give effect to the sale of the WCBU Assets and Partnership Interest, provided such documents, instruments or actions are consistent with the provisions of this Agreement. All such further documents, instruments or actions shall be delivered or taken at no additional consideration other than reimbursement of any expenses reasonably incurred by the Party providing such further documents or instruments or performing such further acts, by the Party at whose request such documents or instruments were delivered or acts performed other than overhead and general administrative costs.

19.9	Time of the Essence

Time shall be of the essence in this Agreement.

19.10 Enurement

This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective heirs, executors, successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than solely with respect to Clause 6.10(e) which the Financing Sources Related Parties shall be express third- party beneficiaries entitled to expressly rely on and enforce the provisions of such clause.

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19.11 Severability

In the case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19.12 Counterpart	Execution

This Agreement may be executed in counterpart and all executed counterparts together shall constitute one agreement. This Agreement shall not be binding upon any Party unless and until executed by all Parties.

[Signature Page Follows]

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

CONOCOPHILLIPS CANADA RESOURCES CORP.			CONOCOPHILLIPS CANADA ENERGY PARTNERSHIP, by its managing partner, CONOCOPHILLIPS CANADA RESOURCES CORP.

By:	/s/ Michael D. Hatfield		By:	/s/ Michael D. Hatfield
	Name:	Michael D. Hatfield		Name:	Michael D. Hatfield
	Title:	President		Title:	President
	Date:	March 29, 2017		Date:	March 29, 2017

By:	/s/ Lori M. Woodward		By:	/s/ Lori M. Woodward
	Name:	Lori M. Woodward		Name:	Lori M. Woodward
	Title:	VP Finance		Title:	VP Finance
	Date:	March 29, 2017		Date:	March 29, 2017

CONOCOPHILLIPS WESTERN CANADA PARTNERSHIP, by its managing partner, CONOCOPHILLIPS CANADA RESOURCES CORP.			CONOCOPHILLIPS CANADA (BRC) PARTNERSHIP, by its managing partner, CONOCOPHILLIPS CANADA OPERATIONS ULC

By:	/s/ Michael D. Hatfield		By:	/s/ Michael D. Hatfield
	Name:	Michael D. Hatfield		Name:	Michael D. Hatfield
	Title:	President		Title:	President
	Date:	March 29, 2017		Date:	March 29, 2017

By:	/s/ Lori M. Woodward		By:	/s/ Lori M. Woodward
	Name:	Lori M. Woodward		Name:	Lori M. Woodward
	Title:	VP Finance		Title:	VP Finance
	Date:	March 29, 2017		Date:	March 29, 2017

CONOCOPHILLIPS CANADA E&P ULC			CONOCOPHILLIPS COMPANY

By:	/s/ Michael D. Hatfield		By:	/s/ Ryan M. Lance
	Name:	Michael D. Hatfield		Name:	Ryan M. Lance
	Title:	President		Title:	Chairman & CEO
	Date:	March 29, 2017		Date:	March 29, 2017

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By:	/s/ Lori M. Woodward		By:	/s/ Michael D. Hatfield
	Name:	Lori M. Woodward		Name:	Michael D. Hatfield
	Title:	VP Finance		Title:	President
	Date:	March 29, 2017		Date:	March 29, 2017

CENOVUS ENERGY INC.

By:	/s/ Brian C. Ferguson
	Name:	Brian C. Ferguson
	Title:	President & Chief Executive Officer
	Date:	March 29, 2017

By:	/s/ Ivor M. Ruste
	Name:	Ivor M. Ruste
	Title:	Executive Vice-President & Chief Financial Officer
	Date:	March 29, 2017

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